As filed with the U.S. Securities and Exchange Commission on December 9, 2024.

Registration No. 333-279569

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

AMENDMENT NO. 5
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________

INLIF LIMITED

(Exact name of registrant as specified in its charter)

__________________________

Cayman Islands	3569	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 88, Hongsi Road
Yangxi New Area, Honglai Town
Nan’an City, Quanzhou
The People’s Republic of China
+86 15375760760
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Laura Hemmann, Esq. iTKG Law LLC 103 Carnegie Center, Suite 300 Princeton, NJ 08540-6235 835-222-4854

__________________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 9, 2024

2,000,000 Ordinary Shares

INLIF LIMITED

This is an initial public offering of our ordinary shares, par value $0.0001 per share (“Ordinary Shares”). Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price to be in the range of $4 to $6 per Ordinary Share. The offering is being made on a “firm commitment” basis by the underwriters. See “Underwriting.” We have applied to list our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) and have reserved the symbol “INLF” for purposes of listing our Ordinary Shares on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 18 to read about factors you should consider before buying our Ordinary Shares.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “INLIF Cayman,” “our Company,” and the “Company” refer to INLIF LIMITED, a Cayman Islands exempted company; “Yunfei BVI” refers to Yunfei Enterprise Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by INLIF Cayman; “Juli HK” refers to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI; “Fujian INLIF” refers to Fujian INLIF Technology CO., LTD a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK; the “Operating Entity” or “Ewatt” refers to Ewatt Robot Equipment Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 94% owned by Fujian INLIF; and “Fanqi HK” refers to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt and is 100% owned by Yunfei BVI.

We are a holding company incorporated in the Cayman Islands with no material operations of our own and not a Chinese operating company. As a result, a substantial majority of our operations are conducted through the Operating Entity established in the PRC. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our Ordinary Shares do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that it could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

Following the completion of this offering, our officers, directors and other holders of 5% or more of our Ordinary Shares will collectively control approximately 86.2% of our Ordinary Shares (assuming no exercise of underwriters’ over-allotment option) and as a result will be able to exert significant influence over the management and affairs of the company and most matters requiring shareholder approval following the offering. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Although we will not be deemed to be a “controlled company” within the meaning of the Nasdaq listing rules, following the completion of this offering, the public shareholders will nevertheless hold a minority interest in our Company and our directors, officers and other holders of 5% or more of our Ordinary Shares will continue to have significant influence over us.”

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou) (“Dacheng”), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, or if the draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, since neither Fujian INLIF nor the Operating Entity is a critical information infrastructure operator (“CIIO”) or online platform operator with personal information of more than one million users. See “Risk Factors — Risks Relating to Doing Business in the PRC — The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.”

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023 (Beijing Time). We have submitted the filing application with the CSRC for this offering, as required by the Trial Measures. On January 2, 2024, we were advised by the CSRC that the Company has fulfilled the filing procedures required pursuant to the Trial Measures. See “Risk Factors — Risks Relating to Doing Business in the PRC — In addition to the required filing procedures of the CSRC pursuant to the Trial Measures, approvals, filings, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC laws, regulations, and rules.” Other than the foregoing, as of the date of this prospectus, according to Dacheng, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and neither we nor our subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since the foregoing statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act,” as amended as described hereinbelow), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis, with the last inspection on July 13, 2023. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, as was formerly required under the HFCA Act before such amendment. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Onestop Assurance PAC, at such future time, Nasdaq may determine to delist our Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) with the CSRC and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Risk Factors — Risks Relating to Doing Business in China — The Ordinary Shares may be delisted under the HFCA Act. The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors of the benefits of such inspections.”

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. Juli HK will rely on payments made from Fujian INLIF, which will in turn rely on payments made from Ewatt as dividends. Fanqi HK will rely on payments made from Ewatt. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividend distributions, if any, to our investors. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Risk Factors — Risks Relating to Doing Business in the PRC — Conversion of RMB to and from other currency may be subject to governmental control in China.” Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries. See “Prospectus Summary — Asset Transfers Between Our Company and Our Subsidiaries,” “Prospectus Summary — Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” our audited consolidated financial statements for the fiscal years ended December 31, 2023 and 2022.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 14 of this prospectus for more information.

	Per Share	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Initial public offering price	$5.00	$10,000,000	$11,500,000
Underwriters’ discounts(1)	$0.350	$700,000	$805,000
Proceeds to our company before expenses	$4.650	$9,300,000	$10,695,000

____________

(1)      We have agreed to provide AC Sunshine Securities, LLC (the “Representative”), the representative on behalf of the underwriters, a gross discount equal to 7% of the public offering price on each Ordinary Share sold in this offering. We have also agreed to grant to the underwriters a 45-day option to purchase up to 15% of the aggregate number of Ordinary Shares sold in the offering. See “Underwriting” starting on page 142 of this prospectus for more information regarding our arrangements with the underwriters.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars in New York, New York on or about [•], 2024.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

AC Sunshine Securities, LLC

Prospectus dated [•], 2024

i

ABOUT THIS PROSPECTUS

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriters have taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “China” or the “PRC” are to the People’s Republic of China;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Renminbi” or “RMB” are to the legal currency of China;

•        “shares,” “Shares,” or “Ordinary Shares” are to the ordinary shares of INLIF Cayman, par value $0.0001 per share; and

•        “U.S. dollars,” “$,” “USD,” or “dollars” are to the legal currency of the United States.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our business is conducted by the Operating Entity using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to subdivision and surrender of our Ordinary Shares approved by our shareholder resolutions and board of directors resolutions adopted on April 10, 2024.

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a result, a substantial majority of our operations are conducted by the Operating Entity established in the PRC. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our Ordinary Shares do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that it could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of this offering, assuming the sales of all of the Ordinary Shares we are offering at an assumed public offering price of $5 per share. For more details on our corporate history, please refer to “Corporate History and Structure.”

____________

(1)      Represents 4,376,625 Ordinary Shares indirectly held by Wenzao Huang, our chairman of the board of directors, the 100% beneficial owner of LIANKEN ENTERPRISE LIMITED, as of the date of this prospectus.

(2)      Represents 3,723,750 Ordinary Shares indirectly held by Xiaolong Chen, the 100% beneficial owner of TIANHUA ENTERPRISE LIMITED, as of the date of this prospectus.

(3)      Represents 2,255,000 Ordinary Shares indirectly held by Yunjun Huang, our director, the 100% beneficial owner of XINGCAN ENTERPRISE LIMITED, as of the date of this prospectus.

(4)      Represents 1,394,625 Ordinary Shares indirectly held by Jinliang Xu, the 100% beneficial owner of WEIBO ENTERPRISE LIMITED, as of the date of this prospectus.

(5)      Represents an aggregate of 750,000 Ordinary Shares held by Lihui Xu, the 100% beneficial owner of Kerui Enterprise Limited, as of the date of this prospectus.

*        We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. Investors are purchasing shares from us that are issued by INLIF Cayman instead of the PRC Operating Entity.

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, enhancing supervision over China-based companies listed overseas using variable interest entity structures, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or if the Regulations for the Security Administration of Network Data Security Draft (the “Security Administration Draft”) is enacted as proposed, because neither Fujian INLIF nor the Operating Entity is a CIIO or online platform operator with personal information of more than one million users. See “Risk Factors — Risks Relating to Doing Business in the PRC — The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.” On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023 (Beijing Time). Pursuant to the Trial Measures, we are required to file with the CSRC within three working days following the submission of an initial public offering or listing application. We have submitted the filing application with the CSRC for this offering, as required by the Trial Measures. On January 2, 2024, we were advised by the CSRC that the Company has fulfilled the filing procedures required pursuant to the Trial Measures. See “Risk Factors — Risks Relating to Doing Business in the PRC — In addition to the required filing procedures of the CSRC pursuant to the Trial Measures, approvals, filings, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC laws, regulations, and rules.”

As of the date of this prospectus, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, other than the required filing procedures of the CSRC pursuant to the Trial Measures. However, if the Company or any of the PRC subsidiaries were to be required to obtain additional approvals in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant depreciation of the price of our Ordinary Shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our and the PRC subsidiaries’ part to ensure compliance with such regulations or interpretations. As such, our Operating Entity in the PRC may be subject to governmental and regulatory interference in the provinces in which it operates. See “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless.”

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act,” as amended as described hereinbelow), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis, with the last inspection on July 13, 2023. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, as was formerly required under the HFCA Act before such amendment. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Onestop Assurance PAC, at such future time, Nasdaq may determine to delist our Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) with the CSRC and the MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated

Appropriations Act. See “Risk Factors — Risks Relating to Doing Business in China — The Ordinary Shares may be delisted under the HFCA Act. The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors of the benefits of such inspections.”

Business Overview

Overview

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operation of our own, a substantial majority of our operations are conducted by the Operating Entity in China.

The Operating Entity, established in September 2016, is engaged in the research, development, manufacturing, and sales of injection molding machine-dedicated manipulator arms. It is also a provider of installation services and warranty services for manipulator arms, and accessories and raw materials for manipulator arms. The Operating Entity produces an extensive portfolio of injection molding machine-dedicated manipulator arms, including transverse single and double-axis manipulator arms, transverse and longitudinal multi-axis manipulator arms, and large bullhead multi-axis manipulator arms, which are developed by the Operating Entity.

The Operating Entity generates its revenue from the following sources: (i) sales of injection molding machine-dedicated manipulator arms under its own brand iNLIF (因立夫), and the provision of installation and warranty services for the manipulator arms sold; (ii) sales of injection molding machine-dedicated manipulator arms accessories, including conveyor belts, welded bases, and reducer mounting plates; (iii) sales of raw materials and scraps of injection molding machine-dedicated manipulator arms; and (iv) the provision of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors.

The Operating Entity sells its products directly to its customers, who are mainly machine manufacturers and industrial automation companies. The Operating Entity sources its customers through multiple channels, including (i) industry exhibitions/expos, (ii) media advertising, and (iii) referrals from existing and former customers. For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the Operating Entity had a total of 96, 117, and 101 customers, respectively.

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, we had total revenue of $6,735,689, $12,610,873, and $6,652,308, and net income of $390,081, $1,352,511, and $537,555, respectively.

Subdivision of Shares and Surrender of Shares

On April 10, 2024, INLIF Cayman passed shareholder resolutions and board resolutions to change its share capital from USD50,000 divided into 5,000,000 Ordinary Shares of par value USD0.01 each, among which 300,000 Ordinary Shares of par value USD0.01 each are issued, to USD50,000 divided into 500,000,000 Ordinary Shares of par value USD0.0001 each, among which 12,500,000 Ordinary Shares of par value USD0.0001 each are issued.

To change the Company’s share capital, each shareholder surrendered, and the Company accepted the surrender of such number of Ordinary Shares as set forth next to the name of each shareholder in the table below:

Name of Surrendering Shareholder	No. of Shares immediately before Shares Sub-division	No. of Shares immediately after Shares Sub-division	No. of Surrendered Share	No. of Shares after Share Sub-division and Surrender
LIANKEN ENTERPRISE LIMITED	105,039	10,503,900	6,127,275	4,376,625
TIANHUA ENTERPRISE LIMITED	89,370	8,937,000	5,213,250	3,723,750
XINGCAN ENTERPRISE LIMITED	54,120	5,412,000	3,157,000	2,255,000
WEIBO ENTERPRISE LIMITED	33,471	3,347,100	1,952,475	1,394,625
Kerui Enterprise Limited	18,000	1,800,000	1,050,000	750,000
Total:	300,000	30,000,000	17,500,000	12,500,000

Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the subdivision as if it had occurred at the beginning of the earlier period presented.

Competitive Strengths

We believe that the following strengths contribute to the Operating Entity’s success and differentiate it from its competitors:

•        strong research and development (“R&D”) capability;

•        comprehensive quality control system;

•        experienced management team; and

•        a broad range of customer base.

Growth Strategies

We intend to grow the Operating Entity’s business using the following key strategies:

•        enhance production capacity;

•        increase R&D investment; and

•        expand sales network.

Corporate Information

Our principal executive offices are located at No. 88, Hongsi Road, Yangxi New Area, Honglai Town, Nan’an City, Quanzhou, the People’s Republic of China and our phone number is +86 15375760760. Our registered office in the Cayman Islands is located at the Office of Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +852 252 9333. We maintain a corporate website at www.yiwate88.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the PRC” beginning on page 18 of this prospectus)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

•        In addition to the required filing procedures of the CSRC pursuant to the Trial Measures, approvals, filings, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC laws, regulations, and rules. See “Risk Factors — In addition to the required filing procedures of the CSRC pursuant to the Trial Measures, approvals, filings, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC laws, regulations, and rules” on page 18 of this prospectus;

•        The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange. See “Risk Factors — The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” on page 19 of this prospectus;

•        We may be influenced by changes in the political and economic policies of the PRC government. See “Risk Factors — We may be influenced by changes in the political and economic policies of the PRC government” on page 19 of this prospectus;

•        Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us. See “Risk Factors — Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us” on page 20 of this prospectus;

•        The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless. See “Risk Factors — The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless” on page 20 of this prospectus;

•        The PRC government has significant authority to exert influence on our operations in mainland China. See “Risk Factors — The PRC government has significant authority to exert influence on our operations in mainland China” on page 21 of this prospectus;

•        Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 22 of this prospectus;

•        Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of the Ordinary Shares. See “Risk Factors — Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of the Ordinary Shares” on page 23 of this prospectus;

•        The Ordinary Shares may be delisted under the HFCA Act. The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors of the benefits of such inspections. See “Risk Factors — The Ordinary Shares may be delisted under the HFCA Act. The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors of the benefits of such inspections” on page 23 of this prospectus;

•        PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business. See “Risk Factors — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business” on page 25 of this prospectus;

•        It may be difficult for overseas regulators to conduct investigations or collect evidence within the PRC. See “Risk Factors — It may be difficult for overseas regulators to conduct investigations or collect evidence within the PRC” on page 25 of this prospectus;

•        We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. See “Risk Factors — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 26 of this prospectus;

•        We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability. See “Risk Factors — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability” on page 26 of this prospectus;

•        We face uncertainties in the PRC with respect to indirect transfer of equity interests in our PRC subsidiaries. See “Risk Factors — We face uncertainties in the PRC with respect to indirect transfer of equity interests in our PRC subsidiaries” on page 26 of this prospectus; and

•        Conversion of RMB to and from other currency may be subject to governmental control in China. See “Risk Factors — Conversion of RMB to and from other currency may be subject to governmental control in China” on page 27 of this prospectus.

•        You may experience hardships in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this prospectus based on foreign laws. It may also be burdensome for you or overseas regulators to conduct investigations or collect evidence within China. See “Risk Factors — You may experience hardships in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this prospectus based on foreign laws. It may also be burdensome for you or overseas regulators to conduct investigations or collect evidence within China” on page 27 of this prospectus.

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business” beginning on page 28 of this prospectus)

Risks and uncertainties related to our business include, but are not limited to, the following:

•        The Operating Entity operates in a highly-competitive market and its failure to compete effectively could adversely affect both its and our business, financial condition, and results of operations. See “Risk Factors — The Operating Entity operates in a highly-competitive market and its failure to compete effectively could adversely affect both its and our business, financial condition, and results of operations” on page 28 of this prospectus;

•        The Operating Entity’s research and development, acquisition and licensing efforts may fail to generate new products. See “Risk Factors — The Operating Entity’s research and development, acquisition and licensing efforts may fail to generate new products” on page 28 of this prospectus;

•        Manufacturing problems may cause product launch delays, inventory shortages, recalls or unanticipated costs. See “Risk Factors — Manufacturing problems may cause product launch delays, inventory shortages, recalls or unanticipated costs” on page 28 of this prospectus;

•        The Operating Entity may fail to detect or cure defects of its products. See “Risk Factors — The Operating Entity may fail to detect or cure defects of its products” on page 29 of this prospectus;

•        If the Operating Entity fails to successfully develop and commercialize new industrial manipulator arms in a timely manner, the operating results may be materially adversely affected. See “Risk Factors — If the Operating Entity fails to successfully develop and commercialize new industrial manipulator arms in a timely manner, the operating results may be materially adversely affected” on page 29 of this prospectus;

•        Our historical growth rates and performance may not be sustainable or indicative of our future growth and financial results. We cannot guarantee that we will be able to maintain the growth rate we have experienced to date. See “Risk Factors — Our historical growth rates and performance may not be sustainable or indicative of our future growth and financial results. We cannot guarantee that we will be able to maintain the growth rate we have experienced to date” on page 30 of this prospectus;

•        The Operating Entity’s business requires a number of permits and licenses. We cannot assure you that the Operating Entity can maintain all required licenses, permits and certifications to carry on its business at all times. See “Risk Factors — The Operating Entity’s business requires a number of permits and licenses. We cannot assure you that the Operating Entity can maintain all required licenses, permits and certifications to carry on its business at all times” on page 31 of this prospectus;

•        If we cannot retain, attract, and motivate key personnel, we may be unable to effectively implement our business plan. See “Risk Factors — If we cannot retain, attract, and motivate key personnel, we may be unable to effectively implement our business plan” on page 31 of this prospectus;

•        The Operating Entity may be accused of infringing, misappropriating or otherwise violating the intellectual property rights of third parties. See “Risk Factors — The Operating Entity may be accused of infringing, misappropriating or otherwise violating the intellectual property rights of third parties” on page 33 of this prospectus;

•        Damage to our brand image could have a material adverse effect on our growth strategy and our business, financial condition, results of operations and prospects. See “Risk Factors — Damage to our brand image could have a material adverse effect on our growth strategy and our business, financial condition, results of operations and prospects” on page 32 of this prospectus; and

•        The Operating Entity may not successfully acquire and integrate other businesses, license rights to technologies or products, form and manage alliances or divest businesses. See “Risk Factors — The Operating Entity may not successfully acquire and integrate other businesses, license rights to technologies or products, form and manage alliances or divest businesses” on page 34 of this prospectus.

Risks Relating to this Offering and the Trading Market (for a more detailed discussion, see “Risk Factors — Risks Relating to this Offering and the Trading Market” beginning on page 37 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•        There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all. See “Risk Factors — There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all” on page 37 of this prospectus;

•        The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile. See “Risk Factors — The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile” on page 37 of this prospectus;

•        You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased. See “Risk Factors — You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased” on page 37 of this prospectus;

•        If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected. See “Risk Factors — If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected” on page 37 of this prospectus;

•        We will incur substantial increased costs as a result of being a public company. See “Risk Factors — We will incur substantial increased costs as a result of being a public company” on page 38 of this prospectus;

•        Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline. See “Risk Factors — Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline” on page 39 of this prospectus;

•        We do not intend to pay dividends in the foreseeable future. See “Risk Factors — We do not intend to pay dividends in the foreseeable future” on page 39 of this prospectus;

•        The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price. See “Risk Factors — The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price” on page 39 of this prospectus;

•        The price of our Ordinary Shares could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See “Risk Factors — The price of our Ordinary Shares could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares” on page 40 of this prospectus;

•        Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares. See “Risk Factors — Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares” on page 40 of this prospectus;

•        If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer. See “Risk Factors — If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer” on page 40 of this prospectus;

•        Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer. See “Risk Factors — Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer” on page 40 of this prospectus; and

•        If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them. See “Risk Factors — If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them” on page 41 of this prospectus.

COVID-19 Impact

The COVID-19 pandemic has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2022, COVID-19 vaccination programs were greatly promoted around the globe, but several types of COVID-19 variants emerged in different parts of the world and caused temporary lockdowns. Restrictions have been re-imposed from time to time in certain cities to combat sporadic outbreaks of COVID-19 in the PRC. For example, in early 2022, the Omicron variant of COVID-19 was identified in China, especially in Shenzhen, Shanghai, Jilin Province, and Beijing, where strict lockdowns were imposed.

Due to the rapidly expanding nature of COVID-19 pandemic, and because substantially all of the Operating Entity’s business operations and workforce are concentrated in the PRC, the COVID-19 pandemic adversely affected the Operating Entity’s business, results of operations, and financial condition in 2022. Our customers are concentrated in the southeastern region of China, such as Fujian province, Guangdong Province, Zhejiang Province, and Jiangsu Province, which areas had shorter periods of lockdown and were less affected by the pandemic. As a result, although we were unable to expand our business to other regions due to the outbreaks of the virus nationwide, our revenue still increased slightly during fiscal year 2022.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — COVID-19 Impact.”

In early December 2022, the Chinese government announced a nationwide relaxation of its zero-COVID policy, leading to a surge in infections following the easing of restrictions. As restrictions eased, the economy began to recover, contributing to growth in our revenue. For the fiscal year ended December 31, 2023, our revenue increased by $5,958,565, or 89.57%, compared to the fiscal year ended December 31, 2022. Additionally, for the six months ended June 30, 2024, our revenue increased by $1,913,062, or 39.67%, compared to the six months ended June 30, 2023.

Although the spread of the COVID-19 appears to be under control as of the date of this prospectus, the future ramifications remain highly uncertain and unpredictable, and the Company’s operations may have to scale back again in the future. If this pandemic persists, global commercial activities may face additional constraints, including reduced consumer spending, disruptions in business operation, interruption of supply chains, travel complexities, and workforce reduction. As such, the potential influence of the COVID-19 pandemic on the Company’s operations and financial outcomes over the long term will be contingent upon its ongoing evolution in China and worldwide, which the Company cannot predict with a reasonable degree of certainty.

Permissions or Approval Required from the PRC Authorities for Our Operating and Offering

Our PRC legal counsel, Dacheng, has advised us that, in order to operate our business activities as currently conducted in China, the PRC subsidiaries are required to obtain a business license from the State Administration for Market Regulation (“SAMR”). As of the date of this prospectus, as confirmed by Dacheng, our PRC legal counsel, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Ordinary Shares could depreciate significantly or become worthless. As of the date of this prospectus, our PRC counsel, Dacheng, has advised us that neither we nor any of the PRC subsidiaries (1) is subject to approval requirements from the CSRC, the CAC, or any other entity to approve our operations, and (2) has been denied such permissions by any PRC authorities.

However, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effective on March 31, 2023 (Beijing Time). Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. Based on the foregoing, we are required to file with the CSRC for this offering pursuant to the Trial Measures within three working days following our submission of an initial public offering or listing application. We have submitted the filing application with the CSRC for this offering, as required by the Trial Measures. On January 2, 2024, we were advised by the CSRC that the Company has fulfilled the filing procedures required pursuant to the Trial Measures. See “Regulations — Regulations Relating to Overseas Listing” and “Risk Factors — Risks Relating to Doing Business in the PRC — In addition to the required filing procedures of the CSRC pursuant to the Trial Measures, approvals, filings, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC laws, regulations, and rules.”

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulations, we cannot assure you that we will be able to comply with new regulatory requirements relating to our listing on Nasdaq and our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Risk Factors — Risks Relating to Doing Business in the PRC — In addition to the required filing procedures of the CSRC pursuant to the Trial Measures, approvals, filings, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC laws, regulations, and rules.”

Notwithstanding the foregoing, as of the date of this prospectus, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our PRC subsidiaries’ operations.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because our PRC subsidiaries are not CIIOs or online platform operators with personal information of more than one million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offering.

To operate business activities in Hong Kong, every company must register its business with the Business Registration Office of the Inland Revenue Department in Hong Kong and make an application for business registration within one month of commencement of business. Any person who fails to comply is subject to a maximum fine of HK$5,000 and one year of imprisonment. As of the date of this prospectus, our Hong Kong subsidiaries have obtained valid business registration certificates. There is no statutory or mandatory permission or regulatory approval required for the provision of customized servers and ancillary software and services in Hong Kong. As of the date of this prospectus, neither we nor our Hong Kong subsidiaries are required to obtain (i) any permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors outside Hong Kong, or (ii) any permission or approval from Hong Kong authorities to operate their business except for the aforementioned business registration certificates. However, it is uncertain whether we or our Hong Kong subsidiaries will be required to obtain additional permissions or approval from Hong Kong authorities to operate business or offer securities to foreign investors in the future, and whether we would be able to obtain such permissions or approvals. If we are unable to obtain such permissions or approvals if required in the future because applicable laws, regulations, or interpretations change, or inadvertently conclude that such permissions or approvals are not required, then the value of our Ordinary Shares may depreciate significantly or become worthless.

Asset Transfers Between Our Company and Our Subsidiaries

As of the date of this prospectus, other than the administrative fee and share transfer and cash payment in connection with the First and Second Reorganization (see “Corporate History and Structure”), no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. However, as the PRC government imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China, it has the authority to conduct reviews on cross-border transfer in and out of mainland China, which may impose certain limitations on our ability to transfer funds among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact dividend distributions, if any, to our investors. See “Summary of Risk Factors,” “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Risk Factors — Risks Relating to Doing Business in the PRC — Conversion of RMB to and from other currency may be subject to governmental control in China.” Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

Current PRC regulations permit Fujian INLIF to pay dividends to Juli HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if Fujian INLIF and its subsidiary, Ewatt, incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive revenue from the PRC subsidiaries operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Juli HK may be considered a non-resident enterprise for tax purposes, so that any dividends Fujian INLIF pays to Juli HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — People’s Republic of China Enterprise Taxation in Mainland China.”

In order for us to pay dividends to our shareholders, we will rely on payments receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK, as dividends from our Hong Kong subsidiaries. Juli HK will rely on payments made from Fujian INLIF, which will in turn rely on payments made from Ewatt. Fanqi HK will rely on payments made from Ewatt. If Fujian INLIF and its subsidiary, Ewatt, incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by Fujian INLIF to their immediate holding company, Juli HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Juli HK intends to apply for the tax resident certificate if and when Fujian INLIF plans to declare and pay dividends to Juli HK. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.”

Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of the above-described reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act until we no longer meet the definition of an emerging growth company. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Ordinary Shares offered by us	2,000,000 Ordinary Shares
Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4 to $6 per Ordinary Share.
Ordinary Shares outstanding prior to completion of this offering	12,500,000 Ordinary Shares
Ordinary Shares outstanding immediately after this offering	14,500,000 Ordinary Shares assuming no exercise of the underwriters’ over-allotment option 14,800,000 Ordinary Shares assuming full exercise of the underwriters’ over-allotment option
Listing

We have applied to have our Ordinary Shares listed on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Ticker symbol	“INLF”
Transfer Agent	Transhare Corporation
Over-allotment Option

We have granted to the underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase up to an aggregate of 15% additional Ordinary Shares sold in this offering, solely to cover over- allotments, if any, at the initial public offering price less the underwriting discounts.

Use of proceeds

We intend to use approximately 33% of the proceeds from this offering for the construction of our 5G digital intelligent equipment production base, approximately 25% of the proceeds from this offering for establishing 24 local marketing and service offices within the PRC, approximately 17% of the proceeds from this offering for the construction of an industrial robot and automation application technology research and development center, and approximately 25% of the proceeds as working capital. See “Use of Proceeds” on page 47 for more information.

Lock-up

We have agreed that, without the prior written consent of the Representative, we will not, during the engagement period of the Representative and additionally for a period of six months after the date of the prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital shares, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of our Company or such other securities, in cash or otherwise. Furthermore, all of our directors and officers and our principal shareholders (5% or more shareholders) as of the date of the prospectus have agreed with the underwriters, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six months after the date of this prospectus. See “Underwriting — Lock-up Agreements” for more information.

Risk factors

The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 18 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Doing Business in the PRC

In addition to the required filing procedures of the CSRC pursuant to the Trial Measures, approvals, filings, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC laws, regulations, and rules.

On July 6, 2021, the General Office of the State Council, together with another regulatory authority, jointly promulgated the Opinions on Strictly Combating Illegal Securities Activities in Accordance with the Law, which call for, among others, enhanced administration and supervision of overseas-listed China-based companies, proposes to revise the relevant regulation governing the overseas issuance and listing of shares by such companies, and clarifies the responsibilities of competent domestic industry regulators and government authorities.

On February 17, 2023, the CSRC released the Trial Measures, and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to list overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. Where a domestic company seeks to conduct indirect overseas offerings and listings, the issuer shall designate a major domestic operating entity. This entity shall act as the domestic responsible entity and be responsible for filing with the CSRC. If a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge, and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Regulations — PRC Laws and Regulations Relating to Oversea Listing.”

As advised by our PRC legal counsel, according to the relevant PRC laws and regulations as of the date of this prospectus, our offering will be deemed to be an indirect overseas listing by a domestic company by the CSRC. We have submitted the filing application with the CSRC for this offering, as required by the Trial Measures. On January 2, 2024, we were advised by the CSRC that the Company has fulfilled the filing procedures required pursuant to the Trial Measures.

If the filing procedure with the CSRC under the Trial Measures is required for any future offerings or any other capital raising activities, it is uncertain whether it would be possible for us to complete the filing, or how long it will take us to do so. Failure to complete the required filing may result in an investigation by the relevant authorities, as well as fines or penalties, and could lead to an order prohibiting us from conducting an offering. These risks have the potential to cause a material adverse change in the Operating Entity’s operations and the value of our Ordinary Shares. Moreover, they could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC jointly with other relevant governmental authorities, promulgated the revised Provisions, which took effect on March 31, 2023. According to the revised Provisions, domestic companies, whether offering and listing securities overseas directly or indirectly, must strictly abide the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the revised Provisions provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest. Since the revised Provisions were promulgated recently, substantial uncertainties still exist with respect to the interpretation and implementation of such provisions and how they will affect us.

Any failure to obtain or, any delay in obtaining, the approval of the CSRC with respect to the filing or completing of the filing procedures for this offering, or a rescission of any such approval or filing obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on the Operating Entity’s operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the offering or future capital raising activities into China, or take other actions that could materially and adversely affect our business, financial condition, results of operations and prospects, as well as this offering and the listing of the Ordinary Shares.

The CSRC or other PRC regulatory authorities may also take actions requiring us, or making it advisable for us, to halt this offering or future capital raising activities before settlement and delivery of the Ordinary Shares we are offering hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this offering or future capital raising activities, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Such procedures for obtaining the waiver remain unclear. Any uncertainties or negative publicity regarding such approval, filing, or other requirements could materially and adversely affect our business, prospects, financial condition, reputation, and this offering and the listing of the Ordinary Shares.

The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.

In January 2022, the CAC amended Cybersecurity Review Measures, which came into effect on February 15, 2022. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators procuring network products and services, and online platform operators carrying out data processing activities which affect or may affect national security, shall conduct a cybersecurity review pursuant to the provisions therein. In addition, online platform operators possessing personal information of more than one million users seeking to be listed in foreign country must apply for a cybersecurity review.

As of the date of this prospectus, we have not received any notice from any PRC regulatory authority identifying us as a “critical information infrastructure operator,” “online platform operator,” or “data processor,” or requiring us to go through the cybersecurity review procedures pursuant to the Cybersecurity Review Measures and the Draft Management Regulations. According to the Cybersecurity Review Measures and the Security Administration Draft, we do not expect to become subject to cybersecurity review by the CAC for this offering, given that: neither Fujian INLIF nor the Operating Entity is a CIIO or online platform operator with personal information of more than one million users.

However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretations in relation, or in addition to the Cybersecurity Review Measures. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that our business and operations will not be adversely affected by the potential impact of the Cybersecurity Review Measures or other laws and regulations related to privacy, data protection and information security.

We may be influenced by changes in the political and economic policies of the PRC government.

A very substantial portion of our assets and operations are currently located in mainland China. Accordingly, we may be influenced to a significant degree by political and social conditions in China generally. The Chinese economy differs from the economies of some developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to companies in particular industries or regions. While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and results of operations, lead to a reduction in demand for our future products and adversely affect our competitive position.

Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.

The Operating Entity’s operations in mainland China are governed by PRC laws and regulations. The Operating Entity in the PRC, Ewatt Robot Equipment Co., Ltd., is a foreign-invested enterprise, and is subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but do not have binding authority. There are uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our business arrangements in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes with little advance notice, and their official interpretation and enforcement could be unpredictable. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Since late 1970s, the PRC government has been developing a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these recently enacted laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules, some of which may not be published on a timely basis or at all, and some of which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts we have entered into. As a result, these uncertainties could materially and adversely affect our business and results of operations.

The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless.

Because our operations are conducted in China through our Operating Entity, the Chinese government may exercise significant oversight and discretion over the conduct of our business, may intervene in or influence our operations at any time, and may, in general, exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our Ordinary Shares. The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The central government or local governments may impose new, stricter regulations, or interpretations of existing regulations, that could require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. As such, our Operating Entity in the PRC may be subject to governmental and regulatory interference in the provinces in which it operates. We could also be subject to regulation by various political and regulatory entities, including local and municipal agencies and other governmental subdivisions. Our ability to operate in China may be impaired by any such laws or regulations, or any changes in laws and regulations in the PRC. We may incur increased costs necessary to comply with existing and future laws and regulations or penalties for any failure to comply.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions.” The Opinion requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 17, 2023, the CSRC announced the Trial Measures, and five supporting guidelines which came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Pursuant to the Trial Measures, we are required to file with the CSRC within three working days following the submission of an initial public offering or listing application.

Furthermore, the Cybersecurity Review Measures were released on December 28, 2021, and became effective on February 15, 2022, and provide that critical information infrastructure operators, or CIIOs, that intend to purchase Internet products and online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may arise in connection with any procurement of data processing. The Cybersecurity Review Measures further requires that an online platform operator that possesses the personal data of more than one million users shall declare to the Office of Cybersecurity Review for cybersecurity review before listing in a foreign country. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or if the Regulations for the Security Administration of Network Data Security Draft (the “Security Administration Draft”) is enacted as proposed, because neither Fujian INLIF nor the Operating Entity is a CIIO or online platform operator with personal information of more than one million users.

Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. Such modified or new laws and regulations may have a potential impact on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. We have submitted the filing application with the CSRC for this offering, as required by the Trial Measures. On January 2, 2024, we were advised by the CSRC that the Company has fulfilled the filing procedures required pursuant to the Trial Measures. However, if the Company or any of the PRC subsidiaries are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, continue to offer securities to investors, which would materially affect the interests of the investors and cause significant depreciation of the price of our Ordinary Shares. We also cannot guarantee that we will not be subject to cybersecurity review in the future. If such review is or becomes necessary, we may be required to suspend our operations or experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our Company and the diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

If the filing procedure with the CSRC under the Trial Measures is required for any future offerings or any other capital raising activities, it is uncertain whether it would be possible for us to complete the filing, or how long it will take us to do so. Failure to complete the required filing may result in an investigation by the relevant authorities, as well as fines or penalties, and could lead to an order prohibiting us from conducting an offering. These risks have the potential to cause a material adverse change in the Operating Entity’s operations and the value of our Ordinary Shares. Moreover, they could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The PRC government has significant authority to exert influence on our operations in mainland China.

The PRC government has significant authority to exert influence on our operations in mainland China. Therefore, uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer the Ordinary Shares, result in a material adverse effect on the Operating Entity’s business operations, and damage our reputation, which might further cause the Ordinary Shares to significantly decline in value or become worthless. Changes in China’s economic, political or social conditions, or government policies could materially and adversely affect our business, financial condition, and results of operations.

The economic, political and social conditions in the PRC differ from those in more developed countries in many respects, including structure, government involvement, level of development, growth rate, control of foreign exchange, capital reinvestment, allocation of resources, rate of inflation and trade balance position. Before the adoption of its reform and opening up policies in 1978, the PRC was primarily a planned economy. In recent years, the PRC government has been reforming the PRC economic system and government structure. For example, the PRC government has implemented economic reforms and measures emphasizing the utilization of market forces in the development of the PRC economy in the past three decades. These reforms have resulted in significant economic growth and social prospects. Economic reform measures, however, may be adjusted, modified or applied inconsistently from industry to industry or across different regions of the country.

We cannot predict whether the resulting changes will have any adverse effect on our current or future business, financial condition, or results of operations. Despite these economic reforms and measures, the PRC government continues to play a significant role in regulating industrial development, allocation of natural and other resources, production, pricing and management of currency, and there can be no assurance that the PRC government will continue to pursue a policy of economic reform or that the direction of reform will continue to be market friendly. The Operating Entity’s ability to successfully expand business operations in the PRC depends on a number of factors, including macro-economic and other market conditions. Demand for the Operating Entity’s future products in the Chinese market and our business, financial condition and results of operations may be materially and adversely affected by the following factors:

•        changes in political or social conditions of the PRC;

•        changes in laws, regulations, and administrative directives or the interpretation thereof;

•        measures which may be introduced to control inflation or deflation; and

•        changes in the rate or method of taxation.

These factors are affected by a number of variables which are beyond our control.

Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We indirectly hold the equity of the Operating Entity, and thus the Operating Entity is an indirectly foreign-invested enterprise. Although the PRC government has an increasingly open attitude towards absorbing foreign investment in general, it still implements the Negative List, which restricts or prohibits overseas enterprises from holding the equity of Chinese companies whose operations are included in the Negative List. As the boundaries stipulated in the Negative List are relatively vague, they are subject to further determination and clarification by the Chinese government. As of the date of this prospectus, the business operated by the Operating Entity has not been included in the Negative List, but we cannot fully guarantee that the Chinese government will not make a different interpretation, so as to disallow our holding corporate structure. Moreover, the Chinese government revises the Negative List from time to time; although the scope of the Negative List is narrowing as a whole, it remains uncertain whether the Operating Entity’s existing business or future business will be included in future revisions. If the business of the Operating Entity is deemed to be a restricted or prohibited business based on the Negative List, our existing corporate structure may be considered illegal and required to be restructured by the Chinese government, which may adversely affect the Operating Entity’s operations and the value of the securities we are registering for sale.

On July 4, 2014, SAFE issued the SAFE Circular 37, which requires PRC residents, including PRC individuals and institutions, to register with SAFE or its local branches in connection with their direct establishment or indirect control of an offshore special purpose vehicle, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. In addition, such PRC residents must update their foreign exchange registrations with SAFE or its local branches when the offshore special purpose vehicles in which such residents directly hold equity interests undergo material events relating to any changes of basic information (including changes of such PRC individual shareholders, names, and operation terms), increases or decreases in investment amount, share transfers or exchanges, or mergers or divisions. As of the date of this prospectus, our current shareholders who are subject to the SAFE Circular 37 have completed the initial registrations with the qualified banks as required by the regulations. However, we may not be fully informed of the identities of all our shareholders or beneficial owners who are PRC residents, and therefore, we may not be able to identify all our shareholders or beneficial owners who are PRC residents to ensure their compliance with the SAFE Circular 37 or other related rules. In addition, we cannot provide any assurance that all of our shareholders and beneficial owners who are PRC residents will comply with our request to make, obtain, or update any applicable registrations or comply with other requirements required by the SAFE Circular 37 or other related rules in a timely manner. Even if our shareholders and beneficial owners who are PRC residents comply with such request, we cannot provide any assurance that they will successfully obtain or update any registration required by the SAFE Circular 37 or other related rules in a timely manner. If any of our shareholders who is a PRC resident as determined by SAFE Circular 37 fails to fulfill the required foreign exchange registration, it will be deemed to be illegal for such shareholder to directly or indirectly hold our equity under the PRC laws. Furthermore, if PRC authorities disallow such shareholders to own our equity, the Operating Entity may be prohibited from distributing dividends to us or from carrying out other subsequent cross-border foreign exchange activities, and we may be restricted in our ability to contribute additional capital to the Operating Entity, which may adversely affect the Operating Entity’s operations and our values of the securities we are registering for sale.

Furthermore, if the Chinese government exerts more oversight and control by publishing future laws, administrative regulations, or provisions mandate further actions to be taken by us or the Operating Entity with respect to our existing corporate structure, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of the Ordinary Shares.

We believe that recent negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted the stock prices of these companies. Certain politicians in the United States have publicly warned investors to shun China-based companies listed in the United States. The SEC and the PCAOB, also issued a joint statement on April 21, 2020, reiterating the disclosure, financial reporting, and other risks involved in the investments in companies that are based in emerging markets, as well as the limited remedies available to investors who might take legal action against such companies.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices, and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of the lack of merit, could cause the market price of the Ordinary Shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

The Ordinary Shares may be delisted under the HFCA Act. The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors of the benefits of such inspections.

The HFCA Act was enacted on December 18, 2020. Pursuant to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit our shares or Ordinary Shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

Our auditor, the independent registered public accounting firm that issued the audit report in the prospectus, as auditor of companies that are traded publicly in the United States and as a firm registered with the PCAOB is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, which is based in Singapore, and has been inspected by the PCAOB on a regular basis, with the last inspection on July 13, 2023.

On March 18, 2021, the SEC adopted on an interim basis rules disclosure requirements for companies with PCAOB member auditors whom the PCAOB has determined that it cannot inspect their operations within a foreign jurisdiction (“Covered Issuers”). Covered Issuers are required to disclose in their annual reports on Form 20-F: (i) that, during the period covered by the form, the registered public accounting firm has prepared an audit report for the Covered Issuer; (ii) the percentage of the shares of the Covered Issuer owned by governmental entities in the foreign jurisdiction in which the Covered Issuer is incorporated or otherwise organized; (iii) whether governmental entities in the applicable foreign jurisdiction with respect to that registered public accounting firm have a controlling financial interest with respect to the Covered Issuer; (iv) the name of each official of the Chinese Communist Party who is a member of the board of directors of the Covered Issuer or the operating entity with respect to the Covered Issuer; and (v) whether the articles of incorporation of the Covered Issuer (or equivalent organizing document) contains any charter of the Chinese Communist Party, including the text of any such charter.

On June 22, 2021, the U.S. Senate passed the Accelerating HFCA Act, which prohibits an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, as was formerly required under the HFCA Act before such amendment.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which became effective on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB entered into a SOP with the CSRC and the MOF of the PRC and, as summarized in the “Statement on Agreement Governing Inspections and Investigations of Audit Firms Based in China and Hong Kong” published on the SEC’s official website, the parties agreed to the following: (i) in accordance with the Sarbanes-Oxley Act of 2002, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB shall have direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB shall have the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act of 2002; and (iv) the PCAOB inspectors shall have access to complete audit work papers without any redactions, with view-only procedures for certain targeted pieces of information such as personally identifiable information. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. On December 29, 2022, legislation entitled Consolidated Appropriations Act, was signed into law by President Joseph Biden of the United Sates. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, as was formerly required under the HFCA Act before such amendment.

There can be no assurance that, if we have a “non-inspection” year, we will be able to take remedial measures in response thereto. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act, so we cannot assure you that we will be able to maintain the listing of the Ordinary Shares on the Nasdaq or that you will be allowed to trade the Ordinary Shares in the United States on the “over-the-counter” markets or otherwise. Should the Ordinary Shares not be listed or tradeable in the United States, the value of the Ordinary Shares could be materially affected.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, Onestop Assurance PAC, is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection on July 13, 2023. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. Furthermore, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries by means of loans or capital contributions. Any loans to our Operating Entity in the PRC cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiary, and shall be registered with SAFE, or its local counterparts. Furthermore, at this stage, any capital increase contributions we make to the Operating Entity, which is a foreign-invested enterprise, shall be registered with the SAMR or its local counterparts, and reported to the Ministry of Commerce or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into RMB and use of the proceeds. Furthermore, SAFE promulgated a series of rules and regulations, including Notice on Reforming the Management Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, the Circular on Reforming and Regulating Policies on the Management of Foreign Exchange Settlement of Capital Accounts, and the Circular to Further Facilitating Cross-border Trade and Investment, to further regulate the all foreign-invested companies to use RMB converted from foreign currency-denominated capital for equity investments in China.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we may not be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect their liquidity and our ability to fund and expand their business.

It may be difficult for overseas regulators to conduct investigations or collect evidence within the PRC.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside of China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. No organization or individual is allowed to provide documents and information related to securities business activities to overseas securities regulators without the consent of the securities regulatory authority under the State Council and the relevant competent department under the State Council. According to the Data Security Law of the PRC, no organization or individual within the territory of the PRC may provide foreign judicial or law enforcement authorities with data stored within the territory of the PRC without the approval of the competent authorities of the PRC. While a detailed interpretation of, or implementation rules under, these regulations have yet to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our Operating Entity in the PRC, as a wholly foreign-owned enterprise in the PRC, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise, such as the Operating Entity, is required to set aside at least 10% of its accumulated after-tax profits after making up the previous year’s accumulated losses each year, if any, to fund statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. It may allocate a portion of its after-tax profits based on PRC accounting standards to discretionary reserve funds according to its shareholder’s decision. These statutory reserve funds and discretionary reserve funds are not distributable as cash dividends.

In addition, the PRC Enterprise Income Tax Law, and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.

Under the PRC Enterprise Income Tax Law, enterprises established outside of China whose “de facto management bodies” are located in China are considered to be “resident enterprises” and will generally be subject to a uniform 25% corporate income tax on their global income (excluding dividends received from “resident enterprises”). In addition, a circular issued by State Administration of Taxation, or the SAT, on April 22, 2009 and amended on January 29, 2014 sets out certain standards for determining whether the “de facto management body” of an offshore enterprise funded by Chinese enterprises as controlling shareholders is located in China. Although this circular applies only to offshore enterprises funded by Chinese enterprises as controlling shareholders, rather than those funded by Chinese or foreign individuals or foreign enterprises as controlling shareholders, the determining criteria set forth in the circular may reflect SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of how they are funded. Although our Company is not funded by Chinese enterprises as controlling shareholders, substantial uncertainties remain as to whether our Company or any of our other non-PRC entities will be deemed to be a PRC resident enterprise for the Enterprise Income Tax purposes. If we or any of our subsidiaries registered outside of the PRC are to be deemed a “resident enterprise” under the PRC Enterprise Income Tax Law, our income tax expenses may increase significantly, and our profitability could decrease materially.

We face uncertainties in the PRC with respect to indirect transfer of equity interests in our PRC subsidiaries.

The indirect transfer of equity interests in PRC enterprises by a non-resident enterprise, is potentially subject to income tax in China at a rate of 10% on the gain if such transfer is considered not to have a commercial purpose and is carried out for tax avoidance. We also face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring and sale of the shares in our offshore subsidiaries or investments. Our Company may be subject to filing obligations or taxed if our Company is the transferor in such transactions, and may be subject to withholding obligations if our Company is the transferee in such transactions. For transfer of shares in our Company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in investors’ tax filing in China. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37, or to request the relevant transferors from whom we purchase taxable assets to comply with these publications, or to establish that our Company should not be taxed under these publications, which may have a material adverse effect on our financial condition and results of operations.

Conversion of RMB to and from other currency may be subject to governmental control in China.

Currently, the RMB cannot be freely converted into any foreign currency. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, for most capital account items, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Ordinary Shares.

You may experience hardships in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this prospectus based on foreign laws. It may also be burdensome for you or overseas regulators to conduct investigations or collect evidence within China.

As a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all of our senior executive officers reside within China for a significant portion of the time and are PRC nationals. As a result, it may be difficult for you to effect service of process upon those persons inside mainland China. It may be difficult for you to enforce judgments obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors who do not currently reside in the U.S. or have substantial assets in the U.S. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangements with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with counterparts of another country or region to monitor and oversee cross border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Risks Relating to Our Business and Industry

The Operating Entity operates in a highly-competitive market and its failure to compete effectively could adversely affect both its and our business, financial condition, and results of operations.

The industrial manipulator arms industry in China is highly-competitive and rapidly evolving, with many new companies joining the competition in recent years and few leading companies. The Operating Entity competes with manufacturers of industrial manipulator arms. See “Business — Competition.” Some of its competitors and potential competitors have greater product development capabilities and financial, scientific, marketing, and human resources than we do. Other companies have developed technologies that could be the basis for competitive products. Some of these products have an entirely different approach or means of accomplishing the desired effect than products we are developing. Alternative products may be developed that are more effective, more efficient, and are less costly than our products. Competitors may succeed in developing products earlier than the Operating Entity, or developing products that are more effective than the Operating Entity’s products. Over time, the Operating Entity’s technology or products may become obsolete or uncompetitive, which may adversely impact both our Operating Entity and our business, financial condition, and results of operations.

The Operating Entity’s research and development, acquisitions, and licensing efforts may fail to generate new products.

Our future success depends on both the existing product portfolio and the pipeline of new products, including new products that the Operating Entity may develop and products that it is able to obtain through licenses or acquisitions. The Operating Entity commits substantial effort, funds, and other resources to research and development, both through its own dedicated resources and through collaborations with third parties.

The Operating Entity may be unable to determine with accuracy when or whether any of its products now under development will be launched, or it may be unable to develop, license, or otherwise acquire product candidates or products. In addition, it cannot predict whether any products, once launched, will be commercially successful or will achieve sales and revenue that are consistent with its expectations. Furthermore, the timing and cost of its research and development may increase, making the research and development less predictable.

If the Operating Entity’s research and development, acquisition, and licensing efforts fail to generate new products, both the Operating Entity’s and our business, results of operations, and financial condition will be materially adversely affected.

Manufacturing problems may cause product launch delays, inventory shortages, recalls or unanticipated costs.

Minor deviations in the manufacturing processes could result in delays, inventory shortages, unanticipated costs, product recalls, product liability and/or regulatory action. In addition, a number of factors could cause production interruptions, including:

•        the failure of the Operating Entity or any of its vendors or suppliers to comply with applicable regulations and quality assurance guidelines;

•        construction delays;

•        equipment malfunctions;

•        shortages of materials;

•        labor problems;

•        natural disasters;

•        power outages;

•        terrorist activities;

•        changes in production sites and limits to manufacturing capacity due to regulatory requirements, changes in types of products produced, shipping distributions or physical limitations; and

•        the outbreak of any highly contagious diseases near the production sites.

These interruptions could result in launch delays, inventory shortages, recalls, unanticipated costs or issues with the Operating Entity’s agreements under which it supplies third parties, which may adversely affect both the Operating Entity’s and our operating results and financial condition.

The Operating Entity may fail to detect or cure defects of its products.

Despite the quality control management system, the Operating Entity cannot eliminate the risks of errors, defects, or failures. The Operating Entity may fail to detect or cure defects as a result of a number of factors, many of which are outside of its control, including:

•        technical or mechanical malfunctions in the production process;

•        human error or malfeasance by quality control personnel;

•        tampering by third parties; and

•        defective raw materials or equipment.

Failure to detect quality defects in the products could result in customer dissatisfaction, or other problems that could harm the Operating Entity’s reputation and business, expose it to liability, and adversely affect its revenue and profitability. Relevant PRC laws and regulations were formulated to strengthen the administration of rules pertaining to product quality, as well as to clarify the rules on product liability, protect consumers and maintain social and economic order. Products offered for sale in China must meet the relevant quality and safety standards. Violations of state or industrial standards for health, safety and any other related violations may result in civil liabilities and penalties, such as compensation for damages, fines, suspension, or shutdown of business, as well as confiscation of products illegally produced for sale and the sales proceeds of such products. As a result, it could materially adversely affect both the Operating Entity’s and our operating results and financial condition.

If the Operating Entity fails to successfully develop and commercialize new industrial manipulator arms in a timely manner, the operating results may be materially adversely affected.

Industrial manipulator arm is a new and emerging market with rapid technological advances and evolving standards. Our future growth depends on whether the Operating Entity can continue to develop and introduce industrial manipulator arms in a timely manner. The Operating Entity’s capability to introduce new or enhanced products is in turn affected by a number of factors, including efficient product manufacturing logistics, reliable distribution channels and, more importantly, research and development capabilities that bring cutting-edge technologies to the market.

If the Operating Entity is unable to commercialize new products, its competitors may increase their market share, which could adversely impact our operating results. In addition, the research and development of new products can be complex and costly. The complexity could create delays or materially impact the benefits we expect to achieve at all. In addition, our business may be adversely affected if there is a delay in market acceptance of new products and or the Operating Entity does not timely optimize complementary product lines.

The Operating Entity has a limited operating history, which makes it difficult to evaluate our future prospects.

The Operating Entity was established in 2016. As the Operating Entity only has a limited history of operating its business at its current scale, it is difficult to evaluate the future prospects, including our ability to plan for our future growth. The Operating Entity’s limited operating experience, uncertainty concerning how the industrial manipulator arms industry may develop, and other economic factors beyond our control, may reduce our ability to accurately forecast demand for the Operating Entity’s products and accordingly, our quarterly or annual revenues. As such, any predictions about our future revenues and expenses may not be as accurate as they would be if the Operating Entity had a longer operating history or operated in a more developed and predictable market.

If the Operating Entity is unable to retain existing customers or attract new ones, or to attract sufficient spending from its customers, our business, results of operations and financial condition could be materially and adversely affected.

In order to increase our revenue and maintain our growth, the Operating Entity must retain existing customers and attract new ones, and encourage their usage of the Operating Entity’s products. As is common in the industry, the Operating Entity does not have long-term agreements with its customers. A substantial portion of our revenue comes from agreements that are on a project-by-project basis. Revenue from these agreements is not recurrent in nature, which exposes us to the risks of uncertainty and potential volatility with respect to our revenue. Our success depends in large part on the Operating Entity’s ability to continue to offer high-quality products in a cost-effective manner. To this end, the Operating Entity must continue to expand its product offerings and keep abreast of user preferences and market trends. Customers may cease their usage of the Operating Entity’s products or may only be willing to purchase its products at reduced prices if the Operating Entity does not deliver products in an effective manner, or if they do not believe that their spending will generate a competitive return or effect as compared to alternative suppliers, which will adversely affect our business. The Operating Entity’s ability to retain existing customers and attract new ones also depends on the following factors, some of which are out of the Operating Entity’s or our control:

•        our brand recognition and market presence;

•        the competitiveness of the Operating Entity’s pricing and payment terms for its customers, which may, in turn, be constrained by our capital and financial resources;

•        the market acceptance of new products and functionalities the Operating Entity may introduce;

•        mergers, acquisitions or other consolidation among market players; and

•        the effects of domestic and global economic conditions.

If the Operating Entity is unable to retain its existing customers and attracting new customers due to any of the foregoing factors, our business will be adversely affected. Further, if the Operating Entity’s existing customers decrease or cease their usage of the Operating Entity’s products, the Operating Entity may be unable to acquire new customers that spend similarly or even more for its products, and our ability to maintain and/or grow our revenue may be materially and adversely affected.

Our historical growth rates and performance may not be sustainable or indicative of our future growth and financial results. We cannot guarantee that we will be able to maintain the growth rate we have experienced to date.

We have grown rapidly over the last few years. Our revenue increased from $4,822,627 in the six months ended June 30, 2023 to $6,735,689 in six months ended June 30, 2024, with a growth rate of 39.67%, and our revenue increased from $6,652,308 in the fiscal year ended December 31, 2022 to $12,610,873 in the fiscal year ended December 31, 2023, with a growth rate of 89.57%. However, our historical performance may not be indicative of our future growth or financial results. We cannot assure you that we will be able to grow at the same rate as we did in the past, or avoid any decline in the future. Our growth may slow or become negative, and revenue may decline for a number of possible reasons, some of which are beyond our control, including decreasing consumer spending, increasing competition, declining growth of our overall market or industry, the emergence of alternative business models and changes in rules, regulations, government policies, or general economic conditions. It is difficult to evaluate our prospects, as we may not have sufficient experience in addressing the risks to which companies operating in rapidly evolving markets may be exposed. If our growth rate declines, our business, financial condition and results of operations may be materially and adversely affected.

The expected impact of COVID-19 on our future results of operations and financial results remains uncertain.

The World Health Organization declared the COVID-19 a pandemic on March 11, 2020. Given the high public health risks associated with the disease, governments around the world have imposed various degrees of restrictions and other quarantine measures to try to contain the spread of COVID-19. Businesses in China, including us, had to scale back or suspended operations in late 2019 to early 2020, when the pandemic was at its peak.

Our customers are concentrated in the southeastern region of China, such as Fujian province, Guangdong Province, Zhejiang Province, and Jiangsu Province, which areas had shorter periods of lockdown and were less affected by the pandemic. As a result, although we were unable to expand our business to other regions due to the outbreaks of the virus nationwide, our revenue still increased slightly during fiscal year 2022. In addition, our revenue increased by $1,913,062, or 39.67%, for the six months ended June 30, 2024, and $5,958,565, or 89.57%, for the fiscal year ended December 31, 2023.

In early December 2022, the Chinese government announced a nationwide relaxation of its zero-COVID policy, leading to a surge in infections following the easing of restrictions. Although the spread of the COVID-19 appears to be under control as of the date of this prospectus, the future ramifications remain highly uncertain and unpredictable, and the Company’s operations may have to scale back again in the future. If this pandemic persists, global commercial activities may face additional constraints, including reduced consumer spending, disruptions in business operation, interruption of supply chains, travel complexities, and workforce reduction. As such, the potential influence of the COVID-19 pandemic on the Company’s operations and financial outcomes over the long term will be contingent upon its ongoing evolution in China and worldwide, which the Company cannot predict with a reasonable degree of certainty.

The Operating Entity’s business requires a number of permits and licenses. We cannot assure you that the Operating Entity can maintain all required licenses, permits and certifications to carry on its business at all times.

Before the Operating Entity’s products can be profitable, they must be produced in commercial quantities in a cost-effective manufacturing process that complies with regulatory requirements, such as production and quality control regulations. If the Operating Entity cannot arrange for or maintain commercial-scale manufacturing on acceptable terms, or if there are delays or difficulties in the manufacturing process, the Operating Entity may not be able to obtain regulatory approval or meet demand for its products.

The Operating Entity has obtained the requisite business license for the operation of an industrial robotics enterprise and the manufacturing of industrial manipulator arms in the PRC. However, we cannot assure you that the Operating Entity can maintain all the other required licenses, permits and certifications to carry on its business at all times. Moreover, these licenses, permits and certifications are subject to periodic renewal and/or reassessment by the relevant PRC governmental authorities and the standards of such renewal or reassessment may change from time to time. The Operating Entity intends to apply for the renewal of these licenses, permits and certifications when required by then applicable laws and regulations. Any failure by the Operating Entity to obtain and maintain all licenses, permits and certifications necessary to carry on its business at any time could have a material adverse effect on its business, financial condition, and results of operations. In addition, any inability to renew these licenses, permits and certifications could severely disrupt the Operating Entity’s business and prevent it from continuing to carry on its business. Any changes in the standards used by governmental authorities in considering whether to renew or reassess the Operating Entity’s business licenses, permits and certifications, as well as any enactment of new regulations that may restrict the conduct of its business, may also decrease its revenue and/or increase its costs and materially reduce its profitability and prospects. Furthermore, if the interpretation or implementation of existing laws and regulations changes or if new regulations come into effect requiring the Operating Entity to obtain any additional licenses, permits or certifications that were previously not required to operate its existing businesses, we cannot assure you that the Operating Entity will successfully obtain such licenses, permits or certifications.

If we cannot retain, attract, and motivate key personnel, we may be unable to effectively implement our business plan.

Our success depends in large part upon our ability to retain, attract, and motivate highly skilled management, research and development, marketing, and sales personnel. The loss of and failure to replace key technical management and personnel could adversely affect multiple development efforts. Recruitment and retention of senior management and skilled technical, sales and other personnel is very competitive, and we may not be successful in either attracting or retaining such personnel. We may lose key personnel to other high technology companies, and many larger companies with significantly greater resources than us may aggressively recruit key personnel. As part of our strategy to attract and retain key personnel, we may offer equity compensation through grants of share options, restricted share awards or restricted share units. Potential employees, however, may not perceive our equity incentives as attractive enough. In addition, due to the intense competition for qualified employees, we may be required to, and have had to, increase the level of compensation paid to existing and new employees, which could materially increase our operating expenses.

The Operating Entity sources its raw materials used for manufacturing from a limited number of suppliers. If the Operating Entity loses one or more of the suppliers, its operation may be disrupted, and both the Operating Entity’s and our results of operations may be adversely and materially impacted.

For the six months ended June 30, 2024, two of the Operating Entity’s suppliers accounted for 18.13% and 17.80% of the total purchases, respectively. For the fiscal year ended December 31, 2023, three of the Operating Entity’s suppliers accounted for 16.46%, 12.63%, and 10.25% of the total purchases, respectively. For the fiscal year ended December 31, 2022, three of the Operating Entity’s suppliers accounted for 20.35%, 19.71% and 14.25% of the total purchases, respectively. If we lose suppliers and is unable to swiftly engage new suppliers, the Operating Entity’s operations may be disrupted or suspended, and it may not be able to deliver products to its customers on time. The Operating Entity may also have to pay a higher price to source from a different supplier on short notice. While the Operating Entity is actively searching for and negotiating with new suppliers, there is no guarantee that it will be able to locate appropriate new suppliers or supplier merger targets in its desired timeline. As such, the Operating Entity’s and our results of operations may be adversely and materially impacted.

Damage to our brand image could have a material adverse effect on our growth strategy and our business, financial condition, results of operations and prospects.

Maintaining and enhancing our brand is critical to expanding our base of customers. Our ability to maintain and enhance our brand depends largely on our ability to maintain customer confidence in the Operating Entity’s product quality and service offerings, including by providing after-sales services and technical guidance to customers. If customers do not have a satisfactory experience with the products or services, our customers may seek out alternatives from our competitors and may not return to us in the future, or at all.

In addition, unfavorable publicity regarding, for example, our practices relating to product quality, delivery problems, competitive pressures, litigation or regulatory activity, could seriously harm our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our customer base and result in decreased total revenue which could adversely affect our business, financial condition and results of operations. Customer complaints or negative publicity about the Operating Entity’s marketplace, products, delivery times, company practices, employees, customer data handling and security practices or customer support, especially on social media websites, could rapidly and severely diminish our customers’ confidence in us and result in harm to our brands.

If the Operating Entity cannot successfully protect its intellectual property and exclusive rights, our brand and business would suffer.

The Operating Entity relies on a combination of trademark, copyright, domain name and trade secret protection laws in China, as well as confidentiality procedures and contractual provisions, to protect its intellectual property rights and other exclusive rights. The Operating Entity also enters into agreements containing confidentiality obligations with its employees who may access its proprietary technology and information, and the Operating Entity rigorously controls access to its proprietary technology and information.

Nevertheless, we cannot guarantee that the Operating Entity can successfully protect its intellectual property and exclusive rights from unauthorized usage by third parties or breach of confidentiality obligations by its counterparties. For example, there could be other competitors imitating or copying the Operating Entity’s self-developed products without the Operating Entity’s prior consent, which may harm its reputation and operations. Furthermore, a third-party may take advantage of the “first-to-file” trademark registration system in China to register the Operating Entity’s brands in bad faith, which will cause the Operating Entity to incur additional costs for legal actions. Moreover, confidentiality obligations may be breached by counterparties, and there may not be adequate remedies available to the Operating Entity for any such breach. Accordingly, the Operating Entity may not be able to effectively protect its intellectual property rights and exclusive rights or to enforce its contractual rights in China or elsewhere. Moreover, although the Operating Entity sells its products outside of the PRC, it does not have any intellectual property protection in those foreign countries. Failure to protect its intellectual properties in these countries could have a material adverse effect on both our and the Operating Entity’s business, financial condition and results of operations.

In addition, policing any unauthorized use of the Operating Entity’s intellectual property and exclusive rights is difficult, time-consuming and costly. The precautionary steps the Operating Entity has taken for protecting our rights may be inadequate. In the event that the Operating Entity resorts to litigation to enforce its intellectual property rights and exclusive rights, such litigation could result in substantial costs and a diversion of the Operating Entity’s managerial and financial resources. We can provide no assurance that the Operating Entity will prevail in such litigation or that the Operating Entity would be able to halt any unauthorized use of its intellectual property and exclusive rights. In addition, the Operating Entity’s trade secrets may be leaked to, or be independently discovered by, its competitors. Any failure in protecting or enforcing the Operating Entity’s intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

The Operating Entity may not be able to adequately protect and maintain its intellectual property.

Our success will depend on the Operating Entity’s ability to continue to develop and market its products. The Operating Entity has been granted 64 patents in mainland China relating to its products. No assurance can be given that such patents will not be challenged, invalidated, infringed or circumvented, or that such intellectual property rights will provide a competitive advantage to the PRC subsidiaries. On December 30, 2022, the chairman of the board of directors of the Operating Entity, Wenzao Huang, insured 28 patents for the Operating Entity, through People’s Insurance Company of China, with a premium payment of RMB1,900. The insurance period spans from December 31, 2022 to December 30, 2023. On May 11, 2024, Wenzao Huang renewed the insurance with an additional premium payment of RMB1,900, extending the coverage period from May 12, 2024, to May 11, 2025. Should any patent experience infringement within this period, a 5% deductible applies to each patent. Additionally, for any legal actions taken by the Operating Entity due to such infringements, People’s Insurance Company of China will indemnify at a rate of RMB5,700 per infringed patent. Please see “Business — Intellectual Property.” There is no assurance that this insurance may be sufficient to cover all damages, legal fees, and other costs associated with an infringement claim. If the costs related to an infringement exceed the policy limits, the Operating Entity would be responsible for the additional amounts, which could have a significant adverse impact on both its and our financial condition. Moreover, even if the Operating Entity makes a successful claim under the insurance, the premiums may increase upon renewal, or the coverage might be reduced or become unavailable. Such changes could leave the Operating Entity more exposed to future risks or increase its operating costs, which may have a material adverse effect on the Operating Entity’s and our business, financial condition and results of operations.

Also, litigation may be necessary to enforce its intellectual property rights or determine the validity and scope of the proprietary rights of others. The outcome of such potential litigation may not be favorable and any success in litigation may not be able to adequately protect its rights. Such litigation may be costly and divert management attention away from the Operating Entity’s business. An adverse determination in any such litigation would impair its intellectual property rights and may harm its business, prospects and reputation, as well as the business and prospects of the Company. Enforcement of judgments in China is uncertain and even if the Operating Entity is successful in such litigation, it may not provide the Operating Entity with an effective remedy.

The Operating Entity may be accused of infringing, misappropriating or otherwise violating the intellectual property rights of third parties.

We cannot assure you that the Operating Entity’s product design, offerings, or technologies do not or will not infringe upon copyrights or other intellectual property rights (including, but not limited to, trademarks, patents and know-how) held by third parties. For example, the design of third-party products and the Operating Entity’s products may be similar and result in intellectual property disputes. Nor can we assure you that the Operating Entity’s use of software or any other intellectual properties in business and operation will not be alleged by any third party as infringement resulting from lack of licenses. If any third-party infringement claims are brought against the Operating Entity, the Operating Entity may be forced to divert management’s time and other resources from its business and operations to defend against these claims. The Operating Entity may also be prohibited from using such intellectual property or relevant content. As a result, the Operating Entity may incur licensing or usage fees, develop alternatives of its own, or even need to pay damages, legal fees and other costs. Even if such assertions against the Operating Entity are unsuccessful, they may cause the Operating Entity to lose existing and future business and incur reputational harm and substantial legal fees. As a result, our reputation may be harmed, and our business and financial performance may be materially and adversely affected.

We are subject to legal and regulatory proceedings from time to time in the ordinary course of our business.

We have not been subject to any material allegations or complaints in the past, but we may be involved in legal and other disputes in the ordinary courses of our business, including allegations against us for potential infringement of third-party copyrights or other intellectual property rights, as well as customer complaints in relation to our refund policy, the quality of our services, and other dissatisfaction. We might also be involved in governmental investigations for content posted on our websites or other aspects of the Operating Entity’s business operations in the future. Any claims against us, with or without merit, could be time-consuming and costly to defend or litigate, divert our management’s attention and resources or harm our brand equity. If a lawsuit or governmental proceeding against us is successful, we may be required to pay substantial damages or fines. We may also lose, or be limited in, the right to offer some of the Operating Entity’s products and services or be required to make changes to the content offerings or business model.

As a result, the scope of the content, product and service offerings could be reduced, which could adversely affect the Operating Entity’s ability to attract new customers, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

Moreover, becoming a public company will raise our public profile, which may result in increased litigation as well as increased public awareness of any such litigation. There are substantial uncertainties regarding the scope and application of many of the laws and regulations to which we are subject, which increases the risk that we will be subject to claims alleging violations of those laws and regulations. In the future, we may also be accused of having, or be found to have, infringed, misappropriated or otherwise violated third-party intellectual property rights.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.

We intend to facilitate overseas business development. The U.S. Foreign Corrupt Practices Act and similar anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. Practices in the local business communities of many countries outside of the United States have a level of government corruption that is greater than that found in the developed world. Our policies mandate compliance with these anti-bribery laws and we have established policies and procedures designed to monitor compliance with these anti-bribery law requirements; however, we cannot assure you that our policies and procedures will protect us from all potential reckless or criminal acts committed by individual employees or agents. If we are found to be liable for anti-bribery law violations, we could suffer from criminal or civil penalties or other sanctions that could have a material adverse effect on our business.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We believe that our current cash and cash equivalents, anticipated cash raised prior to this offering, and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this prospectus. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to obtain a credit facility or sell additional equity or debt securities. The sale of additional equity securities could result in dilution of our existing shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict the Operating Entity’s operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

The Operating Entity has no business liability or disruption insurance, which could expose it to significant costs and business disruption, and it may incur liabilities that are not covered by insurance.

While the Operating Entity seeks to maintain appropriate levels of insurance, not all claims are insurable, and it may experience major incidents of a nature that are not covered by insurance. The Operating Entity provides social security insurance, including pension, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance and housing fund plans through a PRC government-mandated benefit contribution plan for its employees. The insurance industry in China is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. The Operating Entity does not carry any key-man life insurance, product liability, professional liability or business liability insurance. Even if it purchases these kinds of insurance, the insurance may not fully protect it from the financial impact of defending against professional liability claims. The Operating Entity has not purchased any property insurance or business interruption insurance. It has determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical. The Operating Entity considers its insurance coverage to be sufficient for its business operations in China. If it were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, the Operating Entity’s results of operations could be materially and adversely affected. The Operating Entity could, for example, be subject to substantial claims for damages upon the occurrence of several events within one calendar year. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect both our and the Operating Entity’s results of operations and financial condition. In addition, the Operating Entity’s insurance costs may increase over time in response to any negative development in its claims history or due to material price increases in the insurance market in general.

The Operating Entity may not successfully acquire and integrate other businesses, license rights to technologies or products, form and manage alliances, or divest businesses.

The Operating Entity may pursue acquisitions, technology licensing arrangements, strategic alliances, or divestitures of some of its businesses as part of the business strategy. The Operating Entity may not complete these transactions in a timely manner, on a cost-effective basis or at all. In addition, it may be subject to regulatory constraints or limitations or other unforeseen factors that prevent it from realizing the expected benefits. Even if it is successful in making an acquisition, the products and technologies that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. It may be unable to integrate acquisitions successfully into its existing business, and it may be unable to achieve expected gross margin improvements or efficiencies. It also could incur or assume significant debt and unknown or contingent liabilities. Its reported results of operations could be negatively affected by acquisition or disposition-related charges, amortization of expenses related to intangibles and charges for impairment of long-term assets. It may be subject to litigation in connection with, or as a result of, acquisitions, dispositions, licenses or other alliances, including claims from terminated employees, customers or third parties, and it may be liable for future or existing litigation and claims related to the acquired business, disposition, license or other alliance because either it is not indemnified for such claims or the indemnification is insufficient. These effects could cause it to incur significant expenses and could materially adversely affect both its and our operating results and financial condition.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject the Operating Entity to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of the PRC subsidiaries’ employees up to a maximum amount specified by the local government from time to time at locations where the PRC subsidiaries operate their businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in China, given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. The Operating Entity may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, which may adversely affect the Operating Entity’s and our financial condition and results of operations.

As of the date of this prospectus, (i) the Operating Entity has completed the social insurance registration and the housing fund registration; (ii) the Operating Entity did not make contributions in the full amount for the social insurance fund and the housing provident fund for their employees, as required under the relevant PRC laws and regulations; and (iii) the Operating Entity did not make contributions in the housing fund for some employees. According to the Provisional Regulations on the Collection and Payment of Social Insurance Premiums, because we did not pay the social insurance premiums in full for all employees, premium collection agencies may order us to pay or make up the arrears and may impose an overdue fine. We may be further fined if we fail to pay such overdue fines. According to the Regulations on the Administration of Housing Provident Fund, due to the failure to pay the housing provident fund for all employees, we may be ordered to do so with a deadline for payment from the Housing Provident Fund Management Center. In addition, if we do not make the housing accumulation fund deposit registration or do not establish the housing provident fund account for the employees, the housing provident fund management center will order a deadline for payment, and if we fail to pay the housing provident fund within the deadline, we will be imposed a fine of not less than RMB10,000 (approximately $1,300) and not more than RMB50,000 (approximately $6,800). We cannot assure you that our employees will not complain to the relevant authorities regarding the basis of how we had made the contribution for them, which may in turn result in the relevant authorities ordering us to make supplemental contributions and/or imposing late fees or fines on us, among other things. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Although the Operating Entity has not received any order or notice from the local authorities, nor has it received any claims or complaints from its current and former employees regarding such non-compliance, we cannot assure you that the Operating Entity will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there will not be any employee complaints regarding social insurance payments or housing provident fund contributions against the Operating Entity, or that the Operating Entity will not receive any claims in respect of social insurance payments or housing provident fund contributions under the PRC laws and regulations. In addition, the Operating Entity may incur additional costs to comply with such laws and regulations by the PRC government or relevant local authorities. Any such development could materially and adversely affect the Operating Entity’s and our business, financial condition and results of operations.

A significant portion of the total revenue of the Operating Entity is derived from a few major customers. A loss of business from any of these major customers may have a significant negative impact on the Operating Entity’s business and financial performance.

We derive a significant portion of our revenues from a few major customers. For the six months ended June 30, 2024, two customers accounted for 34.83% and 12.05% of the Operating Entity’s total revenue, respectively. For the fiscal year ended December 31, 2023, one customer accounted for 22.68% of the Operating Entity’s total revenue. For the fiscal year ended December 31, 2022, no customer accounted for more than 10% of the Operating Entity’s total revenue. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our products that will be generated by these customers. If any of these customers experience declining or delayed sales due to market, economic, or competitive conditions, their demand for the Operating Entity’s products may be reduced. Therefore, the Operating Entity could be pressured to reduce its prices or such customers could decrease the quantity of products they purchase, which could have an adverse effect on our margins and financial position, and could negatively affect our revenues and results of operations. If any one of the largest customers terminates the purchase of our products, such termination would materially negatively affect our revenues, results of operations, and financial condition.

We may be required to raise additional capital to fund the projects to be funded with the net proceeds of this offering. Any failure of such additional fundraising may adversely affect the Operating Entity’s daily operations and may cause us to delay, curtail or abandon such projects.

We may be required to raise additional funding for the anticipated projects proposed to be funded with the net proceeds of this offering, namely, the 5G digital intelligent equipment production base, the local marketing and service offices, and investment in the advancement of industrial robot and automation application technology research and development. We currently intend to finance the balance of the foregoing project costs from the Operating Entity’s working capital, bank loans, or some combination thereof. Our ability to fully fund such projects will depend upon the ability of the Operating Entity to generate sufficient cash flow from operations and raise capital from third parties. There is no assurance that cash flow from operations will be generated in sufficient amounts, or that we will be able to obtain sufficient financing on adequate terms, or at all, which could cause us to delay, curtail or abandon certain projects. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect the Operating Entity’s daily operations.

Furthermore, our ability to raise sufficient additional capital could be affected by various factors, including prevailing market and economic conditions. The terms of any financing may adversely affect the holdings or the rights of holders of our securities and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the Ordinary Shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell, or license intellectual property rights, and other operating restrictions that could adversely impact our ability to conduct our business. Notwithstanding the foregoing, our management, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may determine to use the proceeds of this offering differently than as described in this prospectus.

Risks Relating to this Offering and the Trading Market

Although we will not be deemed to be a “controlled company” within the meaning of the Nasdaq listing rules, following the completion of this offering, the public shareholders will nevertheless hold a minority interest in our Company and our directors, officers and other holders of 5% or more of our Ordinary Shares will continue to have significant influence over us.

Upon completion of this offering, our directors, officers and holders of 5% or more of our Ordinary Shares will collectively hold approximately 86.2% of our issued and outstanding Ordinary Shares (assuming no exercise of underwriters’ over-allotment option) and as a result will be able to exert significant influence over the management and affairs of the Company and most matters requiring shareholder approval following the offering. Our public shareholders will collectively hold 13.8% of our issued and outstanding Ordinary Shares following the completion of this offering and will not be able to control matters that require shareholder approval.

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We have applied for the listing of our Ordinary Shares on the Nasdaq Capital Market, and Nasdaq has not yet approved our application to list our Ordinary Shares as of the date of this prospectus. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriters and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $3.98 per share, assuming an initial public offering price of $5. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management identified certain material weaknesses and control deficiencies in its assessment of our internal control over financial reporting. The material weaknesses identified relate to (i) the lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework over financing reporting; and (ii) the lack of accounting staff and resources with appropriate knowledge of generally accepted U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex U.S. GAAP technical accounting issue in accordance with U.S. GAAP and the SEC requirements.

To address the material weaknesses and control deficiencies identified, we plan to take the following remedial measures: (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting; and (ii) organizing regular training for our accounting staffs, especially training related to U.S. GAAP and SEC reporting requirements. We also plan to adopt additional measures to improve our internal control over financial reporting, including, among others, creating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed, and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and establishing an audit committee and strengthening corporate governance.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report after becoming a public company. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified, if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 12,500,000 Ordinary Shares are outstanding before the consummation of this offering. An aggregate of 14,500,000 Ordinary Shares will be outstanding immediately after the consummation of this offering, assuming no exercise of the underwriter’s over-allotment option, or 14,800,000 Ordinary Shares, assuming full exercise of the underwriter’s over-allotment option. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends in the foreseeable future.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        absence of research or reports about the Operating Entity’s business published by securities or industry analysts, or negative report regarding our Ordinary Shares published by them;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

The price of our Ordinary Shares could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence the price of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use approximately 33% of the funds raised from this offering for the construction of our 5G digital intelligent equipment production base, approximately 25% of the funds raised from this offering for the establishment of 24 local marketing and service offices within the PRC, approximately 17% of the funds raised from this offering for the construction of an industrial robot and automation application technology research and development center project, and approximately 25% of the funds raised from this offering for working capital. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing.

The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of our Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market upon consummation of this offering. It is a condition to the closing of this offering that our Ordinary Shares qualify for listing on a national securities exchange. As of the date of this prospectus, Nasdaq has not yet approved our application to list our Ordinary Shares. Following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Being an “Emerging Growth Company.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British Overseas Territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally persuasive but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Subject to the foregoing, our directors have discretion under our post-offering memorandum and articles of association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the company law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law does not provide shareholders with any right to requisition a general meeting or put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our post-offering articles of association allow our shareholders to requisite a general meeting of our shareholders, the requisition must be in writing and given by one or more shareholders who together hold at least 10% of the rights to vote at such general meeting, in which case our directors are obliged to call such meeting. Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of (i) if the Company has only one member, that member; or (ii) if the Company has more than one member, one or more members holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

If we are classified as a PFIC, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as us will be classified as a PFIC for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2022 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Tax Consequences — PFIC Consequences.”

Our pre-IPO shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

There are 12,500,000 of our Ordinary Shares issued and outstanding as of the date of this prospectus. All of our directors and officers and our principal shareholders (5% or more shareholders) as of the date of the prospectus have agreed with the underwriters, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six months after the date of this prospectus. See “Underwriting — Lock-up Agreements.” Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering and following the expiration of that lock-up period, if applicable. See “Shares Eligible for Future Sale.” Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•        our ability to execute our growth, and expansion, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to attract clients and further enhance our brand recognition;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        the COVID-19 pandemic;

•        trends and competition in the industrial manipulator arms industry; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the manipulator arm industry in China. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The manipulator arm industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the manipulator arm industry subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (i) the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors than the United States; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

All of our assets are located in the PRC. In addition, all of our directors and officers are PRC nationals and residents of mainland China or Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for shareholders to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholders to enforce judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our legal counsel with respect to the laws of the Cayman Islands, and Dacheng, our counsel with respect to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts based on certain civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Dacheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Dacheng has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

Patrick Mak & Tse Solicitors, our legal counsel with respect to the laws of Hong Kong, has advised us, our investors may incur additional costs and face procedural obstacles in effecting service of legal process, enforcing foreign judgments, or bringing actions in Hong Kong against us or our management, as judgments entered in the United States can be enforced in Hong Kong only at common law. To enforce a judgment of the United States in Hong Kong, it must be a final judgment rendered conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court, as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law of Hong Kong permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action, since the judgment may be regarded as creating a debt between the parties to such action. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. A foreign judgment of the United States predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States could be enforceable in Hong Kong, but will be subject to the conditions with regard to enforcement of such judgments being met, including but not limited to the foregoing requirements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 2,000,000 Ordinary Shares (assuming no exercise of the underwriters’ over-allotment option) in this offering will be approximately $7.70 million, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, based on the assumed initial public offering price of $5 per Ordinary Share, the midpoint of the estimated price range set forth on the cover page of this prospectus. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds to us from this offering will be approximately $9.10 million, after deducting the underwriting discounts and estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering for the following purposes:

•        Approximately 31.25% of the funds, or approximately $2.41 million, raised from this offering are earmarked for the construction project of the 5G digital intelligent equipment production base. The construction is expected to commence in January 2025 and finish within 24 months, with a total estimated investment of $5.52 million. The Company intends to finance the balance of the foregoing project costs with $2.41 million raised from this offering and $3.11 million from Ewatt’s working capital, bank loans, or some combination thereof.

•        Approximately 25% of the funds, or approximately $1.93 million, raised from this offering are earmarked for establishing 24 local marketing and service offices within the PRC. The establishment of these local offices is expected to commence in January 2025 and finish within 12 months, with a total estimated investment of $3.45 million. The Company intends to finance the balance of the foregoing project costs with $1.93 million raised from this offering and $1.52 million from Ewatt’s working capital, bank loans, or some combination thereof.

•        Approximately 18.75% of the funds, or approximately $1.44 million, raised from this offering are earmarked for the construction of an industrial robot and automation application technology research and development center. The construction of the center is expected to commence in April 2025 and finish within 18 months, with a total estimated investment of $4.83 million. The Company intends to finance the balance of the foregoing project costs with $1.44 million raised from this offering and $3.39 million from Ewatt’s working capital, bank loans or some combination thereof.

•        Approximately 25% of the funds, or approximately $1.93 million, raised from this offering are earmarked for working capital.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. See “Risk Factors — Risks Relating to Our Business and Industry — We may be required to raise additional capital to fund the projects to be funded with the net proceeds of this offering. Any failure of such additional fundraising may adversely affect the Operating Entity’s daily operations and may cause us to delay, curtail or abandon such projects.” Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

In using the proceeds of this offering, we are permitted under PRC laws and regulations to utilize the proceeds from this offering to fund the PRC subsidiaries by making loans or additional capital contributions, subject to applicable government registration and approval requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business.”

DIVIDEND POLICY

As of the date of this prospectus, neither of our PRC subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profit or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare final dividend, but no dividend shall exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Please see the section entitled “Material Income Tax Consideration” of this prospectus for information on the potential tax consequences of any cash dividends declared.

Current PRC regulations permit Fujian INLIF to pay dividends to Juli HK and Ewatt to pay dividends to Fanqi HK, only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. Juli HK will rely on payments made from Fujian INLIF, which will in turn rely on payments made from Ewatt. Fanqi HK will rely on payments made from Ewatt. In addition, Fujian INLIF is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, SAFE Circular 3 issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or the PRC subsidiaries are unable to receive all of the revenue from the PRC subsidiaries’ operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Juli HK may be considered a non-resident enterprise for tax purposes, so that any dividends Fujian INLIF pays to Juli HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — Enterprise Taxation in Mainland China.”

In order for us to pay dividends to our shareholders, we will rely on payments from our Hong Kong subsidiaries, Juli HK and Fanqi HK, as dividends. Juli HK will rely on payments made from Fujian INLIF, which will in turn rely on payments made from Ewatt. Fanqi HK will rely on payments made from Ewatt. If the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the

Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by Fujian INLIF to its immediate holding company, Juli HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Juli HK intends to apply for the tax resident certificate if and when Fujian INLIF plans to declare and pay dividends to Juli HK. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

•        on an actual basis; and

•        on an as-adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated discounts to the underwriters and the estimated offering expenses payable by us and assuming no exercise of the underwriters exercise their over-allotment option.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	As- adjusted(1)
	$	$
Shareholders’ Equity:
Ordinary shares, $0.0001 par value, 500,000,000 Ordinary Shares authorized, 12,500,000 Ordinary Shares issued and outstanding as of June 30, 2024*	$1,250	$1,450
Additional paid-in capital(2)	$7,037,503	$15,150,483
Statutory reserve	$239,296	$239,296
Retained earnings	$2,107,197	$2,107,197
Accumulated other comprehensive income (expenses)	$(250,997)	$(250,997)
Total Capitalization	$9,134,249	$17,247,429

____________

*        Retrospectively restated for the effect of subdivision of shares and surrender of shares on April 10, 2024.

(1)      The as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing.

(2)      Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The as-adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $7.70 million.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share would increase (decrease) total capitalization by approximately $1.86 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

DILUTION

If you invest in our Ordinary Shares, your ownership interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2024, was $9.09 million, or $0.73 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to our sale of 2,000,000 Ordinary Shares (assuming no exercise of the underwriters’ over-allotment option) offered in this offering based on the initial public offering price of $5 per Ordinary Share after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2024, would have been $15.04 million, or $1.04 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.58 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $3.96 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as-adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

Post-Offering
Assumed Initial public offering price per Ordinary Share	$5.00
Net tangible book value per Ordinary Share as of June 30, 2024	$0.46
As-adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$0.58
As-adjusted net tangible book value per Ordinary Share immediately after this offering	$1.04
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$3.96

The following tables summarize, on an as-adjusted basis as of June 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
	($ in thousands)
Existing shareholders	12,500,000	86.21%	$7,038,753	41.31%		$0.56
New investors	2,000,000	13.79%	$10,000,000	58.69%		$5.00
Total	14,500,000	100%	$17,038,753	100%	$

The as-adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

INLIF Cayman was incorporated on January 4, 2023, as an exempted company with limited liability in the Cayman Islands. On January 30, 2023, Yunfei BVI was incorporated in the British Virgin Islands as a business company with limited liability and a wholly owned subsidiary of INLIF Cayman. On March 8, 2023, Juli HK was incorporated in Hong Kong as a limited company and a wholly-owned subsidiary of Yunfei BVI. On April 21, 2023, Fujian INLIF was incorporated in the PRC as a PRC limited liability company and a wholly-owned subsidiary of Juli HK. Ewatt is a PRC limited liability company established on September 28, 2016, 94% of the equity interests of which is owned by Fujian INLIF after the First Reorganization and the Second Reorganization (each as defined below). Fanqi HK, a Hong Kong limited company incorporated on December 30, 2022 owns 6% of the equity interests in Ewatt and became a wholly-owned subsidiary of Yunfei BVI after the First Reorganization and the Second Reorganization.

On September 28, 2016, Mr. Wenzao Huang and Mr. Yunjun Huang jointly established our PRC Operating Entity, Ewatt, with Mr. Wenzao Huang holding 60% and Mr. Yunjun Huang holding 40% of the equity interests in Ewatt. respectively.

On April 28, 2018, Ewatt adopted a shareholder resolution to increase its authorized share capital from $296,881 (RMB1.88 million) to $7,895,776 (RMB50 million), as a result of which Mr. Wenzao Huang owns 70% of the equity interests in Ewatt and Mr. Yunjun Huang owns 30% of the equity interests in Ewatt.

On November 4, 2019, Ewatt adopted a shareholder resolution to include a new shareholder, Mr. Xiaolong Chen. Mr. Wenzao Huang transferred 30% of his equity interests in Ewatt to Mr. Xiaolong Chen, pursuant to a share transfer agreement between Mr. Wenzao Huang and Mr. Xiaolong Chen dated November 4, 2019, for the consideration of $2,133,713 (RMB15 million). Mr. Yunjun Huang transferred 10% of his equity interests in Ewatt to Mr. Xiaolong Chen, pursuant to a share transfer agreement between Mr. Yunjun Huang and Mr. Xiaolong Chen dated November 4, 2019, for the consideration of $711,238 (RMB5 million). As a result, Mr. Wenzao Huang, Mr. Xiaolong Chen and Mr. Yunjun Huang each held 40%, 40% and 20% of the equity interests in Ewatt, respectively.

On January 4, 2023, INLIF Cayman was incorporated and on the same day we issued one ordinary share of par value HKD0.01 each (“HKD-Denominated Ordinary Share”) to Mapcal Limited.

On January 31, 2023, Mr. Wenzao Huang and Mr. Xiaolong Chen, respectively, transferred 3.125% and 8.625% of their equity interests in Ewatt to Mr. Jinliang Xu for the consideration of $232,519 (RMB1,570,433) and $641,752 (RMB4,334,395), respectively. Mr. Jinliang Xu has paid the aforementioned consideration as of the date of this prospectus. On January 31, 2023, Mr. Yunjun Huang transferred 1% of his equity interest in Ewatt to Fanqi HK for the consideration of $74,406 (RMB502,539). Fanqi HK has paid the aforementioned consideration as of the date of this prospectus.

Therefore, prior to the First Reorganization (as defined below), 36.875% of the equity interests in Ewatt was owned by Mr. Wenzao Huang; 31.375% of the equity interests in Ewatt was owned by Mr. Xiaolong Chen; 19% of the equity interests in Ewatt was owned by Mr. Yunjun Huang; and 11.75% of the equity interests in Ewatt was owned by Mr. Jinliang Xu (Wenzao Huang, Xiaolong Chen, Yunjun Huang, and Jinliang Xu (collectively, the “Former Shareholders”). The remaining 1% of the equity interest in Ewatt was owned by Fanqi HK.

On February 14, 2023 the Company issued (i) 36,874 HKD-Denominated Ordinary Shares to LIANKEN ENTERPRISE LIMITED (100% beneficial owned by Wenzao Huang) (“LIANKEN”); (ii) 31,375 HKD-Denominated Ordinary Shares to TIANHUA ENTERPRISE LIMITED (100% beneficial owned by Xiaolong Chen) (“TIANHUA”); (iii) 19,000 HKD-Denominated Ordinary Shares to XINGCAN ENTERPRISE LIMITED, (100% beneficial owned by Yunjun Huang) (“XINGCAN”); and (iv) 11,750 HKD-Denominated Ordinary Shares to WEIBO ENTERPRISE LIMITED (100% beneficial owned by Jinliang Xu) (“WEIBO”).

On February 14, 2023, Mapcal Limited transferred the one HKD-Denominated Ordinary Share held by it to LIANKEN.

On May 25, 2023, Fujian INLIF acquired 99% of the equity interests in Ewatt from the Former Shareholders pursuant to several share transfer agreements dated the same date, between Fujian INLIF and each of the Former Shareholders. Fanqi HK continued to own the 1% of the equity interest in Ewatt (the “First Reorganization”).

On June 16, 2023, Fanqi HK further acquired 5% of the equity interests in Ewatt from Fujian INLIF pursuant to that certain share transfer agreement between Fujian INLIF and Fanqi HK, with a consideration of $352,659. The consideration was fully paid by Fanqi HK to Fujian INLIF on July 26, 2023. Fanqi HK’s acquisition on June 16, 2023 increased its total equity interest in Ewatt to 6%.

On August 29, 2023, Kerui Enterprise Limited (“Kerui,” and together with LIANKEN, TIANHUA, XINGCAN, and WEIBO, “Cayman INLIF Shareholders”), the then-parent company of Fanqi HK, entered into a share swap agreement with Yunfei BVI and INLIF Cayman, where Kerui transferred 100% of the equity interests in Fanqi HK to Yunfei BVI in exchange for 18,000 HKD-Denominated Ordinary Shares of INLIF Cayman. (the “Second Reorganization”). After the Second Reorganization, Fanqi HK became a wholly-owned subsidiary of Yunfei BVI, and Yunfei BVI, through Fanqi HK, indirectly holds a 6% equity interest in Ewatt.

As a result of the First Reorganization and the Second Reorganization, INLIF Cayman became the ultimate holding company of our Operating Entity, Ewatt.

On September 11, 2023, INLIF Cayman passed the shareholder resolutions and board resolutions to effect the redenomination of the Company’s authorized share capital, converting the currency from HK dollars to U.S. dollars, as well as increasing its authorized share capital to USD50,000 divided into 5,000,000 Ordinary Shares with a par value of USD0.01 per share.

On September 11, 2023, the Company issued the current Ordinary Shares of the Company, the USD-denominated ordinary shares at par value $0.01 per share, to the Cayman INLIF Shareholders, and then repurchased the HKD-Denominated Ordinary Shares from the Cayman INLIF Shareholders using the proceeds of the share issuance as follows:

Name of Shareholder	Number of USD Ordinary Shares Issued	Subscription Price	Number of HKD- Denominated Ordinary Shares Repurchased	Repurchase Price
LIANKEN ENTERPRISE LIMITED	105,039	USD 1,050.39	105,039	USD 1,050.39
TIANHUA ENTERPRISE LIMITED	89,370	USD 893.70	89,370	USD 893.70
XINGCAN ENTERPRISE LIMITED	54,120	USD 541.20	54,120	USD 541.20
WEIBO ENTERPRISE LIMITED	33,471	USD 334.71	33,471	USD 334.71
Kerui Enterprise Limited	18,000	USD 180.00	18,000	USD 180.00
Total:	300,000	USD 3,000.00	300,000	USD 3,000.00

On April 10, 2024, INLIF Cayman passed the shareholder resolutions and board resolutions to change its share capital from USD50,000 divided into 5,000,000 Ordinary Shares of par value USD0.01 each, among which 300,000 Ordinary Shares of par value USD0.01 each are issued, to USD50,000 divided into 500,000,000 Ordinary Shares of par value USD0.0001 each, among which 12,500,000 Ordinary Shares of par value USD0.0001 each are issued. To change the Company’s share capital, each shareholder surrendered, and the Company accepted the surrender of such number of Ordinary Shares as set forth next to the name of each shareholder in the table below:

Name of Surrendering Shareholder	No. of Shares immediately before Shares Sub-division	No. of Shares immediately after Shares Sub-division	No. of Surrendered Share	No. of Shares after Share Sub-division and Surrender
LIANKEN ENTERPRISE LIMITED	105,039	10,503,900	6,127,275	4,376,625
TIANHUA ENTERPRISE LIMITED	89,370	8,937,000	5,213,250	3,723,750
XINGCAN ENTERPRISE LIMITED	54,120	5,412,000	3,157,000	2,255,000
WEIBO ENTERPRISE LIMITED	33,471	3,347,100	1,952,475	1,394,625
Kerui Enterprise Limited	18,000	1,800,000	1,050,000	750,000
Total:	300,000	30,000,000	17,500,000	12,500,000

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus:

____________

(1)      Represents 4,376,625 Ordinary Shares indirectly held by Wenzao Huang, our chairman of the board of directors, the 100% beneficial owner of LIANKEN ENTERPRISE LIMITED, as of the date of this prospectus.

(2)      Represents 3,723,750 Ordinary Shares indirectly held by Xiaolong Chen, the 100% beneficial owner of TIANHUA ENTERPRISE LIMITED, as of the date of this prospectus.

(3)      Represents 2,255,000 Ordinary Shares indirectly held by Yunjun Huang, our director, the 100% beneficial owner of XINGCAN ENTERPRISE LIMITED, as of the date of this prospectus.

(4)      Represents 1,394,625 Ordinary Shares indirectly held by Jinliang Xu, the 100% beneficial owner of WEIBO ENTERPRISE LIMITED, as of the date of this prospectus.

(5)      Represents an aggregate of 750,000 Ordinary Shares held by Lihui Xu, the 100% beneficial owner of Kerui Enterprise Limited, as of the date of this prospectus.

*        We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. Investors are purchasing shares from us that are issued by INLIF Cayman instead of the PRC Operating Entity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our results of operations and financial condition in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and elsewhere in this prospectus.

Overview

The Operating Entity, established in September 2016, is engaged in the research, development, manufacturing, and sales of injection molding machine-dedicated manipulator arms. It is also a provider of installation services and warranty services for manipulator arms, and accessories and raw materials for manipulator arms.

The Operating Entity produces an extensive portfolio of injection molding machine-dedicated manipulator arms, including transverse single and double-axis manipulator arms, transverse and longitudinal multi-axis manipulator arms, and large bullhead multi-axis manipulator arms, which are developed by the Operating Entity. The products are equipped with high-precision linear guide rails for guiding operation, giving them precise positioning, high movement speed, and stable operation. They can be used in linear, planar, and three-dimensional workpiece handling, detection positioning, automatic assembly, and other processes, demonstrating significant value in replacing manual labor, improving production efficiency, and stabilizing product quality. These products were sold to 96, 117, and 101 customers during the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, respectively.

The Operating Entity generates its revenue from the following sources: (i) sales of injection molding machine-dedicated manipulator arms under its own brand iNLIF (因立夫), and provisions of installation and warranty services for the manipulator arms sold; (ii) sales of injection molding machine-dedicated manipulator arms accessories, including conveyor belts, welded bases, and reducer mounting plates; (iii) sales of raw materials and scraps of injection molding machine-dedicated manipulator arms; and (iv) provision of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors.

Key Factors Affecting Our Results of Operations

The Operating Entity’s business and results of operations are affected by a number of general factors that impact its industry including, among others, economic, political, and social conditions in the PRC, any material change in customer demand for its products, raw material costs, and the competitive environment. Unfavorable changes in any of these general factors could adversely affect demand for the Operating Entity’s products and materially and adversely affect our results of operations.

While the Operating Entity’s business is influenced by these general factors, our results of operations are more directly affected by the following company-specific factors.

Technical capabilities

The Operating Entity belongs to a technology-intensive industry, and the level of technical expertise affects its competitiveness. As the manufacturing industry in the PRC loses its demographic advantage and faces labor shortages, customers are increasingly demanding upgrades and automation of production equipment. If the Operating Entity cannot promptly enhance its technological capabilities and develop products that meet the market needs in response to market changes, the results of operations could be adversely affected.

The ability to retain key management and skilled workers

The ability to expand customer base for the Operating Entity requires management and marketing professionals who have in-depth understanding of customer needs, downstream manufacturing industry production processes, and product characteristics, as well as extensive project implementation experience. If the Operating Entity fails to retain experienced management and marketing teams, the results of operations could be adversely affected.

Fluctuations in raw material prices

The Operating Entity’s production involves raw materials such as servo motors and servo systems, linear guide rails, steel plates, and planetary reducers, which significantly contribute to the overall costs of productions. Recently, the implementation of more stringent environmental regulations and the closure of some suppliers have resulted in an increase in raw material prices. The prices of primary raw materials are influenced by upstream prices, market supply, and demands. If the instability in raw material prices persists, it may become challenging for the Operating Entity to manage its production costs effectively, which could potentially impact its results of operations.

COVID-19 Impact

The Operating Entity’s business was adversely affected by the COVID-19 pandemic. The World Health Organization declared the COVID-19 a pandemic on March 11, 2020. Given the high public health risks associated with the disease, governments around the world imposed various degrees of restrictions and other quarantine measures to try to contain the spread of COVID-19. Businesses in China, including ours, had to scale back or suspend operations in late 2019 to early 2020, when the pandemic was at its peak.

Our customers are concentrated in the southeastern region of China, such as Fujian province, Guangdong Province, Zhejiang Province, and Jiangsu Province, which areas had shorter periods of lockdowns and were less affected by the pandemic. As a result, although we were unable to expand our business to other regions due to the outbreaks of the virus nationwide, our revenue still increased slightly during fiscal year 2022.

In early December 2022, the Chinese government announced a nationwide relaxation of its zero-COVID policy, leading to a surge in infections following the easing of restrictions. As restrictions eased, the economy began to recover, contributing to growth in our revenue. For the fiscal year ended December 31, 2023, our revenue increased by $5,958,565, or 89.57%, compared to the fiscal year ended December 31, 2022. Additionally, for the six months ended June 30, 2024, our revenue increased by $1,913,062, or 39.67%, compared to the six months ended June 30, 2023.

Although the spread of COVID-19 appears to be under control as of the date of this prospectus, the future ramifications remain highly uncertain and unpredictable, and the Operating Entity’s operations may have to scale back again in the future. If this pandemic persists, global commercial activities may face additional constraints, including reduced consumer spending, disruptions in business operation, interruption of supply chains, travel complexities, and workforce reduction. As such, the potential influence of the COVID-19 pandemic on the Operating Entity’s operations and financial outcomes over the long term will be contingent upon its ongoing evolution in China and worldwide, which the Company cannot predict with a reasonable degree of certainty.

Financial metrics used in management’s financial assessments

The Operating Entity’s management utilizes various financial metrics to assess operational performance. Management evaluates the gross profit margin to assess the portion of revenue left after subtracting the cost of goods sold, which directly reflects the Operating Entity’s profitability. Additionally, management tracks operating cash flow to assess the ability to cover delivery costs and regular operating expenses. Monitoring working capital is also crucial in measuring the business’s available operational liquidity, which can be utilized for daily operations. For more details, see “— Key Components of Results of Operations for the Six Months Ended June 30, 2024 and 2023” and “— Key Components of Results of Operations for the Years Ended December 31, 2023 and 2022.”

Key Components of Results of Operations for the Six Months Ended June 30, 2024 and 2023

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any year are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended June 30,		Changes
	2024	2023	Amount	%
Net revenue	$6,735,689	$4,822,627	$1,913,062	39.67%
Cost of revenue	(5,021,704)	(3,314,445)	(1,707,259)	51.51%
Gross profit	1,713,985	1,508,182	205,803	13.65%
Operating expenses:
Selling expenses	(481,822)	(184,680)	(297,142)	160.90%
General and administrative expenses	(458,358)	(343,750)	(114,608)	33.34%
Research and development expenses	(618,137)	(411,185)	(206,952)	50.33%
Total operating expenses	(1,558,317)	(939,615)	(618,702)	65.85%
Income from operations	155,668	568,567	(412,899)	(72.62)%
Other income (expenses):
Interest income	1,186	1,370	(184)	(13.43)%
Interest expenses	(91,740)	(69,408)	(22,332)	32.17%
Exchange gain/(deficit)	280	25,970	(25,690)	(98.92)%
Bank service fees	(1,831)	(1,969)	138	(7.01)%
Non-operating income	344,341	29,026	315,315	1,086.32%
Non-operating expenses	—	(5,571)	5,571	(100.00)%
Total other income, net	252,236	(20,582)	272,818	(1,325.52)%
Income before income tax	407,904	547,985	(140,081)	(25.56)%
Income tax expense	(17,823)	(3,677)	(14,146)	384.72%
Net income	$390,081	$544,308	$(154,227)	(28.33)%

Net Revenue

Our revenue is reported net of all value added taxes (“VAT”). We derive revenue primarily from the sales of manipulator arms, including installation services and warranty services for the manipulator arms sold, and the sales of accessories and raw materials for manipulator arms.

The following table sets forth the breakdown of our revenue by category for the periods indicated.

	For the six months ended June 30,
	2024		2023		Changes
	Amount	%	Amount	%	Amount	%
Revenue:
Manipulator arms and installation and warranty services	$3,346,127	49.68%	$3,132,394	64.95%	$213,733	6.82%
Accessories	1,045,007	15.51%	424,118	8.79%	620,889	146.40%
Raw materials and scraps	2,257,191	33.51%	1,150,371	23.85%	1,106,820	96.21%
Installation services	87,364	1.30%	115,744	2.40%	(28,380)	(24.52)%
Total revenue	$6,735,689	100.00%	$4,822,627	100.00%	$1,913,062	39.67%

Compared with net revenue for the six months ended June 30, 2023, our net revenue increased by $1.91 million, or 39.67%, for the six months ended June 30, 2024, which was primarily attributable to (i) an increase in sales of manipulator arms, including installation and warranty services, by approximately $0.21 million; (ii) an increase in sales of manipulator arms accessories by approximately $0.62 million; and (iii) an increase in sales of raw materials and scraps by approximately $1.11 million; and offset by a decrease in installation services by approximately $0.03 million.

Cost of Revenue

Our cost of revenue consists primarily of (i) costs of raw materials, such as servo motors and servo systems, linear guides, steel plates, and planetary reducers, (ii) sales tax and additions, and (iii) labor costs, production overhead, and other costs related to the business operation.

The following table sets forth the breakdown of our cost of revenue by category for the periods indicated.

	For the six months ended June 30,
	2024		2023		Changes
	Amount	%	Amount	%	Amount	%
Cost of revenue:
Manipulator arms and installation and warranty services	$2,238,234	44.57%	$2,212,650	66.76%	$25,584	1.16%
Accessories	875,794	17.44%	273,633	8.26%	602,161	220.06%
Raw materials and scraps	1,895,671	37.75%	806,465	24.33%	1,089,206	135.06%
Installation services	12,005	0.24%	21,697	0.65%	(9,692)	(44.67)%
Total cost of revenue	$5,021,704	100.00%	$3,314,445	100.00%	$1,707,259	51.51%

Our cost of revenue increased by 51.51% from approximately $3.31 million for the six months ended June 30, 2023, to approximately $5.02 million for the six months ended June 30, 2024, which was primarily attributable to our business growth and an increase in sales resulting in an increase of costs accordingly.

Gross profit and gross profit margin

Gross profit represents our revenue less cost of sales. Our gross profit margin represents our gross profit as a percentage of our revenue. For the six months ended June 30, 2024 and 2023, our gross profit was approximately $1.71 million and $1.51 million, respectively, and our gross profit margin was 25.45% and 31.27%, respectively.

The following table sets forth our gross profit and gross profit margin for the periods indicated.

	For the six months ended June 30,
	2024		2023		Changes
	Gross profit	Gross profit margin	Gross profit	Gross profit margin	Gross profit
	Amount	%	Amount	%	Amount	%
Gross profit:
Manipulator arms and installation and warranty services	$1,107,893	33.11%	$919,744	29.36%	$188,149	20.46%
Accessories	169,213	16.19%	150,485	35.48%	18,728	12.45%
Raw materials and scraps	361,520	16.02%	343,906	29.90%	17,614	5.12%
Installation services	75,359	86.26%	94,047	81.25%	(18,688)	(19.87)%
Total gross profit	$1,713,985	25.45%	$1,508,182	31.27%	$205,803	13.65%

Compared with the gross profit for the six months ended June 30, 2023, our gross profit increased by approximately $0.21 million, or 13.65%, for the six months ended June 30, 2024, and the gross profit margin decreased from 31.27% to 25.45%, mainly due to (i) an increase in gross profit from sales of manipulator arms, including installation and warranty services, by approximately $0.19 million; (ii) an increase in gross profit from sales of manipulator arms accessories by approximately $0.02 million, and (iii) an increase in gross profit from sales of raw materials and scraps by approximately $0.02 million; and offset by a decrease in gross profit from sales of installation services by approximately $0.02 million. The rise in gross profit can be attributed primarily to the growth in sales of manipulator arms, including installation and warranty services, which gross profit increased by approximately $0.19 million, accounting for approximately 91.42% of the total increased gross profit.

Operating expenses

The following table sets forth the breakdown of our operating expenses for the six months ended June 30, 2024 and 2023.

	For the six months ended June 30,
	2024		2023		Changes
	Amount	% of revenue	Amount	% of revenue	Amount	%
Selling expenses	481,822	7.15%	184,680	3.83%	297,142	160.90%
General and administrative expenses	458,358	6.80%	343,750	7.13%	114,608	33.34%
Research and development expenses	618,137	9.18%	411,185	8.53%	206,952	50.33%
Total operating expenses	$1,558,317	23.14%	$939,615	19.48%	$618,702	65.85%

Selling expenses

Selling expenses mainly consist of (i) salaries and benefits of sales and marketing staff, (ii) traveling costs of sales and marketing staff, (iii) sales commissions, (iv) advertising costs, and (v) other expenses, such as certification fees.

Our selling expenses increased by 160.90% from approximately $0.18 million for the six months ended June 30, 2023, to $0.48 million for the six months ended June 30, 2024. The increase was mainly due to (i) an increase in staff salaries and benefits by approximately $0.02 million, due to higher sales commissions from rising revenue; (ii) an increase in transportation fees by approximately $0.09 million, due to an increase in revenue; (iii) an increase of approximately $0.10 million in advertising fees attributed to increased investment in marketing strategies aimed at enhancing brand awareness; and (iv) an increase of approximately $0.03 million in costs of attending exhibitions.

The advertising fee increased by approximately $0.10 million, representing approximately 34.19% of the total increase in selling expenses for the six months ended June 30, 2024, compared to six months ended June 30, 2023. This increase is primarily due to the settlement of our annual advertising expenses in the first half of fiscal year 2024, and we do not foresee considerable advertising costs in the second half of the year. In addition, the exhibition costs increased by approximately $0.03 million, representing approximately 11.14% of the total increase in selling expenses for the six months ended June 30, 2024, compared to six months ended June 30, 2023. This increase is associated with the exhibitions we participated in during the first half of fiscal year 2024. As there are no exhibitions scheduled for the second half of the year, we do not anticipate any further exhibition-related expenses. Accordingly, the increase in selling expenses is expected to be temporary, confined to the first half of fiscal year 2024. We anticipate a stabilization of selling expenses in the subsequent fiscal years.

General and administrative expenses

General and administrative expenses mainly consist of (i) salaries and benefits for the Operating Entity’s administrative personnel, (ii) professional fees, which primarily consist of legal, accounting, and consulting fees we paid in connection with our planned public offering, (iii) utilities expenses, which consist of water and electricity charges for administrative purposes, (iv) business and office operation fees, and (v) other expenses, which primarily include expenses of freight, traveling, conferences, and other miscellaneous expenses for administrative purposes.

Our general and administrative expenses increased by 33.34% from approximately $0.34 million for the six months ended June 30, 2023, to $0.46 million for the six months ended June 30, 2024. The increase was mainly due to (i) an increase in staff salaries and benefits by approximately $0.01 million, primarily due to increased meal subsidies; (ii) an increase in consulting expenses by approximately $0.08 million, mainly attributable to higher agency fees for our offshore companies.

Research and development expenses

Research and development expenses mainly comprise the costs of materials used for experiments, employee costs, and other daily expenses related to research and development activities.

Our research and development expenses increased by 50.33% from approximately $0.41 million for the six months ended June 30, 2023, to approximately $0.62 million for the six months ended June 30, 2024, which was primarily attributable to increased investment in research and corresponding material consumption.

Other income (expenses)

Other income (expenses) primarily consists of (i) government subsidies provided as incentives from the PRC local government to encourage the expansion of local business; (ii) interest income on bank deposits and interest expenses of short-term bank borrowings; and (iii) foreign exchange gains or losses.

Our other income increased from approximately $0.03 million for the six months ended June 30, 2023, to approximately $0.34 million for the six months ended June 30, 2024, primarily due to an increase in government subsidy.

Our other expenses decreased from approximately $5,571 for the six months ended June 30, 2023, to nil for the six months ended June 30, 2024.

Income tax expenses

Cayman Islands and British Virgin Islands (the “BVI”)

We are incorporated in the Cayman Islands and our wholly own subsidiary is incorporated in the BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands or the BVI.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

PRC

Generally, under the Enterprise Income Tax Law of PRC, PRC enterprises are subject to a uniform 25% enterprise income tax rate, while preferential tax rates, tax holidays, and tax exemptions may be granted on a case-by-case basis.

According to the Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises and Individual Industrial and Commercial Households, jointly issued by the Ministry of Finance and the SAT on April 7, 2021, for the year ended December 31, 2021 and 2022, once an enterprise meets certain requirements and is identified as a small-scale and low-profit enterprise, the taxable income below $0.16 million was subject to a reduced tax rate of 2.5%, the taxable income between $0.16 million and $0.47 million was subject to a reduced rate of 10%.

The Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises further reduced the tax rate for small-scale and low-profit enterprises on March 14, 2022. It was stipulated in such notice that from January 1, 2022 to December 31, 2024, the taxable income between $0.16 million and $0.47 million of a qualified small-scale and low-profit enterprise is subject to a further reduced rate of 5%.

Ewatt was qualified as a small-scale and low-profit enterprise and enjoyed a reduced income tax rate of 2.5% because its taxable income was below $0.16 million for the six months ended June 30, 2023.

In addition, the Enterprise Income Tax Law grants preferential tax treatment to a High and New Technology Enterprise (“HNTE”), if the enterprise meets the requirements by local government and maintains the HNTE status by re-applying every three years. Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%. If Ewatt is not classified as a small-scale or low-profit enterprise by the local government and therefore does not qualify for the preferential tax rates outlined in the Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises in the future, it will still be eligible for a reduced income tax rate of 15% from December 2022 to December 2025 due to its status as an HNTE.

For the six months ended June 30, 2024 and the fiscal year ended December 31, 2023, Ewatt was eligible for a reduced income tax rate of 15% as an HNTE.

Our income tax expense was approximately $0.02 million for the six months ended June 30, 2024, with a decrease of $0.01, or 384.72%, compared to the income tax expense of $3,677 for the six months ended June 30, 2023.

Net income (loss)

As a result of the foregoing, our net income decreased by 28.33%, from approximately $0.54 million for the six months ended June 30, 2023, to approximately $0.39 million for six months ended June 30, 2024.

Key Components of Results of Operations for the Years Ended December 31, 2023 and 2022

The following table sets forth a summary of our consolidated results of operations for the years indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any year are not necessarily indicative of the results that may be expected for any future period.

	For the years ended December 31,		Changes
	2023	2022	Amount	%
Net revenue	$12,610,873	$6,652,308	$5,958,565	89.57%
Cost of revenue	(8,451,336)	(4,358,426)	(4,092,910)	93.91%
Gross profit	4,159,537	2,293,882	1,865,655	81.33%
Operating expenses:
Selling expenses	(688,064)	(396,421)	(286,941)	73.57%
General and administrative expenses	(724,147)	(742,620)	18,657	(2.49)%
Research and development expenses	(1,362,058)	(504,711)	(857,347)	169.87%
Total operating expenses	(2,774,269)	(1,643,752)	(1,125,631)	68.78%
Income from operations	1,385,268	650,130	740,024	113.08%
Other income (expenses):
Interest income	6,884	2,625	4,259	162.25%
Interest expenses	(146,386)	(82,672)	(63,714)	77.07%
Exchange gain/(deficit)	25,344	(3,687)	29,029	(787.39)%
Bank service fees	(4,548)	(1,131)	(3,416)	302.12%
Non-operating income	110,159	15,010	95,149	633.90%
Non-operating expenses	(12,862)	(43,143)	30,281	(70.19)%
Total other income, net	(21,409)	(112,998)	91,588	(81.05)%
Income before income tax	1,363,859	537,132	831,612	153.92%
Income tax (expenses) benefits	(11,348)	423	(2,902)	(2,782.74)%
Net income	$1,352,511	$537,555	$828,710	151.60%

Net Revenue

Our revenue is reported net of all VAT. We derive revenue primarily from the sales of manipulator arms, including installation services and warranty services for the manipulator arms sold, and the sales of accessories and raw materials for manipulator arms.

The following table sets forth the breakdown of our revenue by category for the periods indicated.

	For the years ended December 31,
	2023		2022		Changes
	Amount	%	Amount	%	Amount	%
Revenue:
Manipulator arms and installation and warranty services	$9,815,219	77.83%	$6,181,009	92.92%	$3,634,210	58.80%
Accessories	998,034	7.91%	137,209	2.06%	860,825	627.38%
Raw materials and scraps	1,662,923	13.19%	222,826	3.35%	1,440,097	646.29%
Installation services	134,697	1.07%	111,264	1.67%	23,433	21.06%
Total revenue	$12,610,873	100.00%	$6,652,308	100.00%	$5,958,565	89.57%

Compared with net revenue for the year ended December 31, 2022, our net revenue increased by $5.96 million, or 89.57%, for the year ended December 31, 2023, which was primarily attributable to (i) an increase in sales of manipulator arms, including installation and warranty services, by approximately $3.63 million; (ii) an increase in sales of manipulator arms accessories by approximately $0.86 million; (iii) an increase in sales of raw materials and scraps by approximately $1.44 million; and (iv) an increase in sales of installation services by approximately $0.02 million. The increase in net revenue is due to rising market demand and our enhanced business development. Meanwhile, we improved our production processes, optimized product features, and increased our manufacturing capacity and product competitiveness.

Cost of Revenue

Our cost of revenue consists primarily of (i) costs of raw materials, such as servo motors and servo systems, linear guides, steel plates, and planetary reducers, (ii) sales tax and additions, and (iii) labor costs, production overhead, and other costs related to the business operation.

The following table sets forth the breakdown of our cost of revenue by category for the periods indicated.

	For the years ended December 31,
	2023		2022		Changes
	Amount	%	Amount	%	Amount	%
Cost of revenue:
Manipulator arms and installation and warranty services	$6,565,361	77.68%	$4,072,859	93.45%	$2,492,502	61.20%
Accessories	657,435	7.78%	107,498	2.47%	540,273	511.58%
Raw materials and scraps	1,200,153	14.20%	155,696	3.57%	1,054,121	670.83%
Installation services	28,387	0.34%	22,373	0.51%	6,014	26.88%
Total cost of revenue	$8,451,336	100.00%	$4,358,426	100.00%	$4,092,910	93.91%

Our cost of revenue increased by 93.91% from approximately $4.36 million for the year ended December 31, 2022, to approximately $8.45 million for the year ended December 31, 2023, which was primarily attributable to our business growth and an increase in sales resulting in an increase in costs accordingly.

Gross profit and gross profit margin

Gross profit represents our revenue less cost of sales. Our gross profit margin represents our gross profit as a percentage of our revenue. For the years ended December 31, 2023 and 2022, our gross profit was approximately $4.16 million and $2.29 million, respectively, and our gross profit margin was 32.98% and 34.48%, respectively.

The following table sets forth our gross profit and gross profit margin for the years indicated.

	For the years ended December 31,
	2023		2022		Changes
	Gross profit	Gross profit margin	Gross profit	Gross profit margin	Gross profit
	Amount	%	Amount	%	Amount	%
Gross profit:
Manipulator arms and installation and warranty services	$3,249,858	33.11%	$2,108,150	34.11%	$1,141,708	54.16%
Accessories	340,599	34.13%	29,711	21.65%	310,888	1,046.37%
Raw materials and scraps	462,770	27.83%	67,130	30.13%	395,640	589.36%
Installation services	106,310	78.93%	88,891	79.89%	17,419	19.60%
Total gross profit	$4,159,537	32.98%	$2,293,882	34.48%	$1,865,655	81.33%

Compared with the gross profit for the year ended December 31, 2022, our gross profit increased by approximately $1.87 million, or 81.33%, for the year ended December 31, 2023, mainly due to (i) an increase in gross profit from sales of manipulator arms, including installation and warranty services, by approximately $1.14 million; (ii) an increase in gross profit from sales of manipulator arms accessories by approximately $0.31 million; (iii) an increase in gross profit from sales of raw materials and scraps by approximately $0.40 million; and (iv) an increase in gross profit from sales of installation services by approximately $0.02 million. The rise in gross profit can be attributed primarily to the growth in sales of manipulator arms and installation and warranty services and a decrease in related cost of sales, which gross profit increased by approximately $1.14 million.

The gross profit margin decreased from 34.48% for the year ended December 31, 2022 to 32.98% for the year ended December 31, 2023, due to our revised business strategy aimed at lowering unit product margins, boosting product sales, and expanding our market presence.

Operating expenses

The following table sets forth the breakdown of our operating expenses for the years ended December 31, 2023 and 2022.

	For the year ended December 31,
	2023		2022		Changes
	Amount	% of revenue	Amount	% of revenue	Amount	%
Selling expenses	688,064	5.46%	396,421	5.96%	291,643	73.57%
General and administrative expenses	724,147	5.74%	742,620	11.16%	(18,473)	(2.49)%
Research and development expenses	1,362,058	10.80%	504,711	7.59%	857,347	169.87%
Total operating expenses	$2,774,269	22.00%	$1,643,752	24.71%	$1,130,517	68.78%

Selling expenses

Selling expenses mainly consist of (i) salaries and benefits of sales and marketing staff, (ii) traveling costs of sales and marketing staff, (iii) sales commissions, (iv) advertising costs, and (v) other expenses, such as certification fees.

Our selling expenses increased by 73.57% from approximately $0.40 million for the year ended December 31, 2022, to $0.69 million for the year ended December 31, 2023. The increase was mainly due to (i) an increase in entertainment expenses by approximately $0.07 million, due to the growth in sales leading to an increase in business entertainment, as well as an increase in hotel accommodation expenses, due to increased visits from other companies for business communication; and (ii) an increase in transportation fees by approximately $0.19 million, due to increase of sales to customers from other provinces, such as Zhejiang, Shandong, Guangdong, and Shanghai, resulting in a rise in related transportation costs.

General and administrative expenses

General and administrative expenses mainly consist of (i) salaries and benefits for the Operating Entity’s administrative personnel, (ii) professional fees, which primarily consist of legal, accounting, and consulting fees we paid in connection with our planned public offering, (iii) utilities expenses, which consist of water and electricity charges for administrative purposes, (iv) business and office operation fees, and (v) other expenses, which primarily include expenses of freight, traveling, conferences, and other miscellaneous expenses for administrative purposes.

Our general and administrative expenses decreased by 2.49% from approximately $0.74 million for the year ended December 31, 2022, to $0.72 million for the year ended December 31, 2023, which was primarily attributable to a decrease in bad debt allowance for doubtful accounts by approximately $0.03 million.

Research and development expenses

Research and development expenses mainly comprise costs of materials used for experiments, employee costs, and other daily expenses related to research and development activities.

Our research and development expenses increased by 169.87% from approximately $0.50 million for the year ended December 31, 2022, to approximately $1.36 million for the year ended December 31, 2023, which was primarily attributable to increased investment in research and corresponding material consumption.

Other income (expenses)

Other income (expenses) primarily consists of (i) government subsidies provided as incentives from the PRC local government to encourage the expansion of local business; (ii) interest income on bank deposits and interest expenses of short-term bank borrowings; and (iii) foreign exchange gains or losses.

Our other income increased from approximately $0.02 million for the year ended December 31, 2022, to approximately $0.11 million for the year ended December 31, 2023, primarily due to an increase in government subsidy.

Our other expenses decreased from approximately $0.04 million for the year ended December 31, 2022, to approximately $0.01 million for the year ended December 31, 2023, primarily due to a decrease in penalties for delaying the processing of property certificates. All penalties have been paid and the property certificates were obtained on September 14, 2022.

Income tax expenses

Cayman Islands and BVI

We are incorporated in the Cayman Islands and our wholly own subsidiary is incorporated in the BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands or the BVI.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

PRC

Generally, under the Enterprise Income Tax Law of PRC, PRC enterprises are subject to a uniform 25% enterprise income tax rate, while preferential tax rates, tax holidays, and tax exemptions may be granted on a case-by-case basis.

According to the Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises and Individual Industrial and Commercial Households, jointly issued by the Ministry of Finance and the SAT on April 7, 2021, for the year ended December 31, 2021 and 2022, once an enterprise meets certain requirements and is identified as a small-scale and low-profit enterprise, the taxable income below $0.16 million was subject to a reduced tax rate of 2.5%, the taxable income between $0.16 million and $0.47 million was subject to a reduced rate of 10%.

The Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises further reduce the tax rate for small-scale and low-profit enterprises on March 14, 2022. It was stipulated that from January 1, 2022 to December 31, 2024, the taxable income between $0.16 million and $0.47 million of a qualified small-scale and low-profit enterprise is subject to a further reduced rate of 5%.

Ewatt was qualified as a small-scale and low-profit enterprise and enjoyed a reduced income tax rate of 2.5% because its taxable income was below $0.16 million for the year ended December 31, 2022.

In addition, the Enterprise Income Tax Law grants preferential tax treatment to a High and New Technology Enterprise (“HNTE”), if the enterprise meets the requirements by local government and maintains the HNTE status by re-applying every three years. Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%. If Ewatt is not classified as a small-scale or low-profit enterprise by the local government and therefore does not qualify for the preferential tax rates outlined in the Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises in the future, it will still be eligible for a reduced income tax rate of 15% from December 2022 to December 2025 due to its status as an HNTE.

For the year ended December 31, 2023, Ewatt was eligible for a reduced income tax rate of 15% as an HNTE.

Our income tax expenses were $11,348 for the year ended December 31, 2023 and income tax benefits were $423 for the year ended December 31, 2022.

Net income

As a result of the foregoing, our net income increased by 151.60%, from approximately $0.54 million for the year ended December 31, 2022, to approximately $1.35 million for the year ended December 31, 2023.

Liquidity and Capital Resources

As of June 30, 2024, we had $1.60 million in cash. Our cash primarily consists of cash in the bank. Our principal source of cash came from our operations and bank loans. Most of our cash resources were used to pay for the raw materials, equipment and property, and operating expenses. Currently, we are working to increase our liquidity and capital sources primarily through cash flows from business operations, debt financing, and financial support from our shareholders. Since our current and anticipated future sources of liquidity are insufficient to fund our future business activities, we may be required to seek additional equity or debt financing. The sales of additional equity would result in additional dilution to our shareholders. The incurrence of debt financing would result in debt service obligations, and the instruments governing such debt could impose operating and financing covenants that could restrict our operations. There can be no assurances that we will be able to raise additional capital. If we are unable to raise additional capital when required, or if we cannot expand our operations or otherwise capitalize on our business opportunities because we lack sufficient capital, our business, results of operations, financial condition, and cash flows would be adversely affected. See “Risk Factors — Risks Relating to Our Business and Industry — We may need additional capital, and financing may not be available on terms acceptable to us, or at all.”

As of the date of this prospectus, we plan to establish a 215,000 square foot 5G digital intelligent equipment production base, which will be located in Nan’an City, Fujian Province, the PRC. The construction of the production base is expected to commence in January 2025 and finish within 24 months, with a total estimated investment of approximately $5.52 million. We intend to finance a portion of the foregoing project costs with approximately $2.41 million raised from this offering and the balance of approximately $3.11 million is expected to be financed from Ewatt’s working capital, bank loans, or some combination thereof.

We intend to establish 24 local marketing and service offices within the PRC. The establishment of these local offices is expected to commence in January 2025 and finish within 12 months, with a total estimated investment of approximately $3.45 million. We intend to finance a portion of the foregoing project costs with approximately $1.93 million raised from this offering and the balance of approximately $1.52 million is expected to be financed from Ewatt’s working capital, bank loans, or some combination thereof.

We also plan to construct an industrial robot and automation application technology research and development center. The construction of the center is expected to commence in April 2025 and finish within 18 months, with a total estimated investment of approximately $4.83 million. We intend to finance a portion of the foregoing project costs with approximately $1.44 million raised from this offering and the balance of approximately $3.39 million is expected to be financed from Ewatt’s working capital, bank loans or some combination thereof.

See “Risk Factors — Risks Relating to Our Business and Industry — We may be required to raise additional capital to fund the projects to be funded with the net proceeds of this offering. Any failure of such additional fundraising may adversely affect the Operating Entity’s daily operations and may cause us to delay, curtail or abandon such projects.”

Indebtedness.    As of June 30, 2024, we have short-term bank loans of approximately $4.90 million. Besides these loans, we did not have any other debts, finance leases or purchase commitments, guarantees, or other material contingent liabilities.

Off-Balance Sheet Arrangements.    We do not enter into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Furthermore, we do not have any retained or contingent interests in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. Moreover, we do not have any variable interests in any unconsolidated entity that we provide financing, liquidity, market risk, or credit support to or engages in hedging or research and development services with us.

Capital Resources.    The primary drivers and material factors impacting our liquidity and capital resources include our ability to generate sufficient cash flows from our operations and renew commercial bank loans, as well as receive proceeds from equity and debt financing, to ensure our future growth and expansion plans.

Working Capital.    Total working capital as of June 30, 2024 amounted to approximately $2.60 million, compared to approximately $2.32 million as of December 31, 2023.

Capital Needs.    Our capital needs include our daily working capital needs and capital needs to finance the expansion of our business. The estimated capital expenditure to build the production base and the R&D center mentioned under the “Business” heading is approximately $5.07 million. As of the date of the prospectus, the construction of the center has not commenced and therefore, no capital has been invested. Our management believes that the income generated from our current operations can satisfy our daily working capital needs over the next 12 months, our daily working capital mainly includes day-to-day operational expenses, such as wages, raw materials, equipment and other operational cash needs. We may also raise additional capital through public offerings or private placements to finance our business development and to consummate any merger or acquisition, if necessary.

Cash Flows

For the Six Months Ended June 30, 2023 and 2022

The following table sets forth a summary of our cash flows for the periods indicated:

	For the six months ended June 30,
	2024	2023
Net cash (used in) provided by operating activities	$(294,059)	$1,605,494
Net cash used in investing activities	(5,743)	(4,869)
Net cash provided by financing activities	1,473,669	556,127
Effect of exchange rate changes on cash held in foreign currencies	(176,010)	(188,995)
Net increase in cash	997,857	1,967,757
Cash at beginning of the period	598,933	84,961
Cash at end of the period	$1,596,790	$2,052,718

Operating activities

For the six months ended June 30, 2024, our net cash used in operating activities was $0.29 million, which was primarily attributable to (i) a decrease of approximately $0.13 million of accounts receivable; (ii) a decrease of approximately $0.39 million of inventories; and (iii) an increase of accounts payable by approximately $1.22 million.

For the six months ended June 30, 2023, our net cash provided by operating activities was $1.61 million, which was primarily attributable to (i) an increase of approximately $0.03 million of accounts receivable; (ii) an increase of approximately $0.18 million of inventories; (iii) an increase of prepayments and other current assets by approximately $0.28 million; (iv) an increase of accounts payable by approximately $1.34 million; and (v) an increase of advances from customers by approximately $0.06 million.

Investing activities

For the six months ended June 30, 2024, our net cash used in investing activities was approximately $5,743, which was attributable to the purchase of property and equipment.

For the six months ended June 30, 2023, our net cash used in investing activities was approximately $4,869, which was attributable to the purchase of property and equipment.

Financing activities

For the six months ended June 30, 2023, our net cash provided by financing activities was $1.47 million, which was attributable to (i) the proceeds of approximately $3.55 million received from short-term bank borrowings; (ii) payments of approximately $0.20 million for deferred offering costs; (iii) repayment of approximately $2.22 million of short-term bank borrowings; (iv) proceeds of approximately $0.57 million received from our related parties; and (v) repayment of approximately $0.23 million to related parties.

For the six months ended June 30, 2023, our net cash provided by financing activities was $0.56 million, which was attributable to (i) the proceeds of approximately $0.71 million received from short-term bank borrowings; (ii) payments of approximately $0.18 million for deferred offering costs; (iii) repayment of approximately $0.31 million to our related parties; (iv) proceeds of approximately $0.26 million received from our related parties; and (v) capital contributions from shareholders of approximately $0.08 million.

For the Year Ended December 31, 2023 and 2022

The following table sets forth a summary of our cash flows for the periods indicated:

	For the years ended December 31,
	2023	2022
Net cash provided by operating activities	$394,806	$1,239,028
Net cash used in investing activities	(218,132)	(11,754)
Net cash provided by (used in) financing activities	463,463	(1,719,343)
Effect of exchange rate changes on cash held in foreign currencies	(126,165)	391,481
Net increase (decrease) in cash	513,972	(100,588)
Cash at beginning of the year	84,961	185,549
Cash at end of the year	$598,933	$84,961

Operating activities

For the year ended December 31, 2023, our net cash provided by operating activities was $0.39 million, which was primarily attributable to (i) an increase of approximately $1.55 million in accounts receivable; (ii) an increase of approximately $2.03 million in inventories; and (iii) a decrease in accounts payable by approximately $2.06 million.

For the year ended December 31, 2022, our net cash provided by operating activities was $1.24 million, which was primarily attributable to (i) an increase of approximately $0.72 million in accounts receivable; (ii) a decrease of approximately $1.09 million in inventories; (iii) a decrease in prepayments and other current assets by approximately $0.17 million; (iv) a decrease in accounts payable by approximately $0.10 million; and (v) a decrease in advances from customers by approximately $0.14 million.

Investing activities

For the year ended December 31, 2023, our net cash used in investing activities was approximately $0.22 million, which was attributable to the purchase of property, plant, and equipment used for manufacturing.

For the year ended December 31, 2022, our net cash used in investing activities was approximately $0.01 million, which was attributable to the purchase of property, plant, and equipment used for manufacturing and vehicles for selling activities.

Financing activities

For the year ended December 31, 2023, our net cash provided by financing activities was approximately $0.46 million, which was attributable to (i) proceeds of approximately $3.67 million received from short-term bank borrowings; and (ii) repayment of approximately $2.40 million of short-term bank borrowings.

For the year ended December 31, 2022, our net cash used in financing activities was $1.72 million, which was attributable to (i) capital contributions from Ewatt’s shareholders of approximately $6.76 million; (ii) proceeds of approximately $2.53 million received from short-term bank borrowings; (iii) repayment of approximately $1.49 million from short-term bank borrowings; (iv) process of approximately $0.52 borrowed from our related parties; and (v) repayment of approximately $9.99 million to our related parties.

Contractual obligations

The following table sets forth our contractual obligations as of June 30, 2024:

Contractual obligations	Total	Less than 1 year	1 to 2 years	3 to 5 years
Short-term bank loans	$4,898,723	$4,898,723	—	—
Advance from customers	6,729	6,729
Total	$4,905,452	$4,905,452	—	—

Short-term loans as of June 30, 2024 consisted of following:

For the six months ended June 30, 2023 Secured short-term bank loans	Loan commencement date	Loan maturity date	Loan amount in RMB	Loan amount in USD	Effective interest rate
Industrial and Commercial Bank of China*	October 10, 2023	September 13, 2024	7,000,000	963,233	4.20%
Industrial and Commercial Bank of China	January 5, 2024	December 19, 2024	6,000,000	825,627	4.20%
Industrial and Commercial Bank of China	May 29, 2024	May 22, 2025	7,000,000	963,232	4.20%
Industrial and Commercial Bank of China	April 26, 2024	November 8, 2024	9,900,000	1,362,285	4.20%
Fujian Rural Commercial Bank**	August 23, 2023	August 22, 2024	3,000,000	412,814	4.95%
China Merchants Bank	January 30, 2024	January 29, 2025	2,700,000	371,532	4.93%
Total secured short-term bank loans as of June 30, 2024			35,600,000	$4,898,723

____________

*        On September 10, 2024, Ewatt repaid $13,760 (RMB100,000) to Industrial and Commercial Bank of China. The short-term loan was subsequently extended to August 8, 2025, with an updated loan amount of $949,472 (RMB6,900,000).

**      The short-term loan of Fujian Rural Commercial Bank was extended to August 20, 2025.

The following table sets forth our contractual obligations as of December 31, 2023:

Contractual obligations	Total	Less than 1 year	1 to 2 years	3 to 5 years
Short-term bank loans	$3,662,023	$3,662,023	—	—
Advance from customers	65,073	65,073
Total	$3,727,096	$3,727,096	—	—

Short-term loans as of December 31, 2023, consisted of following:

For the year ended December 31, 2023 Secured short-term bank loans	Loan commencement date	Loan maturity date	Loan amount in RMB	Loan amount in USD	Effective interest rate
Industrial and Commercial Bank of China*	October 17, 2022	October 17, 2023	17,000,000	$2,394,400	4.20%
Industrial and Commercial Bank of China**	January 6, 2023	January 5, 2024	6,000,000	845,082	4.20%
Industrial and Commercial Bank of China	October 10, 2023	September 13, 2024	17,000,000	2,394,400	4.20%
Fujian Rural Commercial Bank	August 23, 2023	August 22, 2024	3,000,000	422,541	4.95%
Total secured short-term bank loans as of December 31, 2023			26,000,000	$3,662,023

____________

*        The short-term loan of Industrial and Commercial Bank of China was repaid on October 10, 2023.

**      The short-term loan of Industrial and Commercial Bank of China was extended to December 19, 2024.

All properties owned by the Operating Entity in the below table are subject to a mortgage with a maturity date of August 20, 2025.

Description	Use	Area (Square Feet)
Floor No. 1 of Building No. 1	Office and Manufacturing Facilities	18,497
Floor No. 1 of Building No. 2	Office and Manufacturing Facilities	24,918
Floors No. 1 – 7 of Building No. 6	Office and Manufacturing Facilities	43,813
Floors No. 1 – 8 of Building No. 7	Office and Manufacturing Facilities	38,900

Other than as shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2024.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2024 and December 31, 2023.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

We have not experienced, and do not expect to experience, any seasonal fluctuations in our results of operations for our business.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the valuation of accounts receivable and inventories, useful lives of property, plant and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Uses of estimates

The preparation of financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenue and expenses during the reporting periods. Significant accounting estimates reflected in our consolidated financial statements include, but are not limited to, inventory reserve provision, useful lives and impairment of long-lived assets, valuation allowance for deferred tax assets, allowance for doubtful accounts, and warranty costs of manipulator arms. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements. The inputs into our judgments and estimates consider the economic implications of the COVID-19 pandemic on our critical and significant accounting estimates.

Accounts receivable, net

Accounts receivable represent the amounts that we have an unconditional right to consideration, which are stated at the historical carrying amount net of allowance for doubtful accounts.

We maintain an allowance for doubtful accounts, which reflects our best estimate of amounts that potentially will not be collected. We determine the allowance for doubtful accounts taking into consideration various factors, including but not limited to, historical collection experience and creditworthiness of the debtors, as well as the age of the individual receivables balance. We establish a provision for doubtful receivables when there is objective evidence that we may not be able to collect amounts due. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss).

Inventories

Inventory, primarily consisting of raw materials, finished goods, goods shipped in transit, and working in process, is stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Cost of inventory is determined using first-in-first-out method. Allowances for obsolescence are also assessed based on expiration dates, as applicable, taking into consideration historical and expected future product sales.

Revenue recognition

We adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on April 1, 2019. Accordingly, the consolidated financial statements for the six months ended June 30, 2024 and 2023 and the fiscal years ended December 31, 2023 and 2022 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised goods or services is transferred to our customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services.To determine revenue recognition for contracts with customers, we perform the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. VAT that we collect concurrent with revenue-producing activities is excluded from revenue.

We follow the requirements of Topic 606-10-55-36 through -40, Revenue from Contracts with Customers, Principal Agent Considerations, in determining the gross versus net revenue recognition for performance obligation(s) in the contract with a customer. Revenue recorded when we are acting in the capacity of a principal is reported on a gross basis, equal to the full amount of consideration to which we expect in exchange for the good or service transferred. Revenue recorded when we are acting in the capacity of an agent is reported on a net basis, exclusive of any consideration provided to the principal party in the transaction.

The principal versus agent evaluation is a matter of judgment that depends on the facts and circumstances of the arrangement and is also dependent on whether we control the good or service before it is transferred to the customer or whether we are acting as an agent of a third party. This evaluation is performed separately for each performance obligation identified. For the six months ended June 30, 2024 and 2023, there was no revenue recognized on a net basis where we are acting as an agent.

Our revenue is primarily derived from the following sources:

Revenue from sales of injection molding machine-dedicated manipulator arms and installation and warranty services

We generate revenue from sales of standard and customized manipulator arms (product) to customers. We enter into contracts with customers as a principal. The contracts contain three performance obligations for domestic customers, including transferring the product to the customers, offering installation services, and offering warranty services in exchange for consideration. For overseas customers, there is one single performance obligation, which is transferring the product to our customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. Usually, we offer a credit term within 120 days for business customers with good creditworthiness. We recognize revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been accepted and received by customers. In the normal course of business, our products are sold with no right of return unless the item is defective. We generally provide one-year warranty services against defects in materials and workmanship for its customers.

Revenue from sales of accessories of manipulator arms

We generate revenue from the sales of manipulator arm accessories. The customer base includes both direct purchasers from We, as well as those who procure our manipulator arms through third-party vendors. The contracts contain one single performance obligation, which is delivering manipulator arms to the customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. We recognize revenue at a point in time when the control of the manipulator arm accessories has been transferred to customers. The transfer of control is considered complete when manipulator arm accessories have been received by customers. In the normal course of business, our manipulator arm accessories are sold with no right of return.

Revenue from sales of raw materials and scraps of manipulator arms

We generate revenue from the sales of raw materials and scraps of manipulator arms. The customer base includes both direct purchasers from us, as well as those who procure our manipulator arms through third-party vendors. The contracts contain one single performance obligation, which is delivering raw materials and scraps of manipulator arms to the customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. We recognize revenue at a point in time when the control of the manipulator arm raw materials and scraps have been transferred to customers. The transfer of control is considered complete when manipulator arm raw materials and scraps have been received by customers. In the normal course of business, our manipulator arm raw materials and scraps are sold with no right of return.

Revenue from installation services

We generate revenue from providing the installation services to customers who procure our manipulator arms through third-party vendors. The contracts contain one single performance obligation, which is installing the manipulator arms specified by the customer in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. We recognize revenue at a point in time when we have fulfilled our obligation of installing manipulator arms and the customer has accepted them, with no further obligations remaining on either party.

Contract Assets and Liabilities

Payment terms are established on our pre-established credit requirements based upon an evaluation of customers’ credit quality. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of June 30, 2024 and December 31, 2023, other than accounts receivable and advances from customers, we had no other material contract assets, contract liabilities, or deferred contract costs recorded on its consolidated balance sheet.

Revenue disaggregation

Management has concluded that the disaggregation level is the same under both the revenue standard and the segment reporting standard. Revenue under the segment reporting standard is measured on the same basis as under the revenue standard.

Our disaggregation of revenue for the six months ended June 30, 2024 and 2023 are as follows:

	For the six months ended June 30,
	2024	2023
Revenue from sales of injection molding machine-dedicated manipulator arms and installation and warranty services	$3,346,127	$3,132,394
Revenue from sales of accessories of manipulator arms	1,045,007	424,118
Revenue from sales of raw materials and scraps of manipulator arms	2,257,191	1,150,371
Revenue from installation services	87,364	115,744
Total revenue	$6,735,689	$4,822,627

Our disaggregation of revenue for the years ended December 31, 2023 and 2022 are as follows:

	For the years ended December 31,
	2023	2022
Revenue from sales of injection molding machine-dedicated manipulator arms and installation and warranty services	$9,815,219	$6,181,009
Revenue from sales of accessories of manipulator arms	998,034	137,209
Revenue from sales of raw materials and scraps of manipulator arms	1,662,923	222,826
Revenue from installation services	134,697	111,264
Total revenue	$12,610,873	$6,652,308

Income taxes

We account for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. We believe there were no uncertain tax positions on June 30, 2024 and December 31, 2023.

Our affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances. As of December 31, 2022, the tax years for our affiliated entities in the PRC remained open for statutory examination by PRC tax authorities. There were no ongoing examinations by tax authorities as of June 30, 2024 and December 31, 2023.

Foreign currency translation

Our functional and reporting currency is the U.S. dollars. Our Operating Entity in China uses Renminbi as the functional currency.

The financial statements of our Company and our subsidiaries are translated into U.S. dollars using the exchange rate as of the balance sheet date for assets and liabilities and the average exchange rate for the year for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

For us, except for the shareholders’ equity, the balance sheet accounts on June 30, 2024 and December 31, 2023 were translated at RMB7.2672 to $1.00 and RMB7.0999 to $1.00, respectively. The shareholders’ equity accounts were translated at their historical rate. The average translation rates applied to statements of operations for the six months ended June 30, 2024 and 2023 were RMB7.2150 to $1.00 and RMB6.9283 to $1.00, respectively. Cash flows were also translated at average translation rates for the periods. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Recent accounting pronouncements

We consider the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued and has evaluated all other pronouncements.

In July 2023, the Financial Accounting Standards Board, or the FASB, issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses, The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In November 2023, the FASB issued guidance to enhance disclosure of expenses of a public entity’s reportable segments. The new guidance requires a public entity to disclose: (1) on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss, (2) on an annual and interim basis, an amount for other segment items (the difference between segment revenue less the significant expenses disclosed under the significant expense principle and each reported measure of segment profit or loss), including a description of its composition, (3) on an annual and interim basis, information about a reportable segment’s profit or loss and assets previously required to be disclosed only on an annual basis, and (4) the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and how to allocate resources. The new guidance also clarifies that if the CODM uses more than one measure of a segment’s profit or loss, one or more of those measures may be reported and requires that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this update and all existing segment disclosures. The guidance is effective for the current fiscal year 2024 annual reporting, and in the first quarter of 2025 for interim period reporting, with early adoption permitted. Upon adoption, this guidance should be applied retrospectively to all prior periods presented. We do not expect the adoption of this accounting standard to have an impact on our consolidated financial statements.

In December 2023, the FASB issued guidance to enhance transparency of income tax disclosures, On an annual basis the new guidance requires a public entity to disclose: (1) specific categories in the rate reconciliation, (2) additional information for reconciling items that are equal to or greater than 5% of the amount computed by multiplying income (or loss) from continuing operations before income tax expense (or benefit) by the applicable statutory income tax rate, (3) income taxes paid (net of refunds received) disaggregated by federal (national), state, and foreign taxes, with foreign taxes disaggregated by individual jurisdictions in which income taxes paid is equal to or greater than 5% of total income taxes paid, (4) income (or loss) from continuing operations before income tax expense (or benefit) disaggregated between domestic and foreign, and (5) income tax expense (or benefit) from continuing operations disaggregated between federal (national), state and foreign. The guidance is effective for fiscal year 2025 annual reporting, with early adoption permitted, to be applied on a prospective basis, with retrospective application permitted. We do not expect the adoption of this accounting standard to have an impact on our consolidated financial statements but will require certain additional disclosures.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material effect on the Company’s financial position, result of operations, or cash flows.

INDUSTRY

All information and data presented in this section has been derived from the Frost & Sullivan (Beijing) Inc., Shanghai Branch Co. (“Frost & Sullivan”) industry report commissioned by us in 2023 entitled “China’s Manipulator Arm Market Study” (the “Frost & Sullivan Report”), unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Analysis of China’s Manipulator Arm Market

Definition and Classification of China’s Manipulator Arm Market

Manipulator arms (also known as cartesian robots) are one of the most commonly used robot types for industrial applications, and they are often used for injection molding machines and computer numerical control machines (“CNC machines”). Manipulator arms are a category of industrial robots featuring two or three primary axes that operate in linear motion rather than rotation. These axes function perpendicular to each other and are employed for gripping or manipulating objects. Using their rigid structure, manipulator arms can carry heavy payloads. Manipulator arms can be categorized into three main types: three-axis manipulator arms, five-axis manipulator arms, and bull-headed manipulator arms.

Source: Frost & Sullivan

Market Size of China’s Manipulator Arm Market

Source: Frost & Sullivan

Source: Frost & Sullivan

In 2016, the Chinese government issued “The Robot Industry Development Plan” (《机器人产业发展规划》), aiming to promote the application of industrial robots in various industries, especially the manufacturing industry, by 2020. According to Frost & Sullivan, from 2017 to 2022, the sales volume of manipulator arms in China increased from approximately 35.7 thousand to 93.8 thousand, with a compound annual growth rate (“CAGR”) of 21.3%; from 2017 to 2022, the sales revenue of manipulator arms in China increased from USD219.8 million to USD493.5 million, with a CAGR of approximately 17.6%. During the COVID-19 pandemic, the difficulty in recruiting workers forced the application of automated production, especially in the manufacturing industry, which stimulated the demand for manipulator arms. Therefore, from 2020 to 2021, the manipulator arm market in China maintained a high growth rate. According to Frost & Sullivan, along with the supportive policies and the growing demand from the downstream industries, such as the automotive industry, the electronics industry, and the medical industry, the sales volume of manipulator arms in China is projected to maintain rapid growth and reach approximately 230.3 thousand in 2027, representing a CAGR of 19.7% from 2022 to 2027; the sales revenue of manipulator arms in China is expected to reach approximately USD1,060.6 million in 2027, representing a CAGR of approximately 16.5%.

Note: Others applications include CNC machines and metallurgical machines.
Source: Frost & Sullivan

The injection molding machines are the major applications of manipulator arms in China. Driven by the supportive policies and the growing downstream demand, from 2017 to 2022, the sales volume of manipulator arms in the injection molding industry in China increased from approximately 27.2 thousand to 68.4 thousand, with a CAGR of approximately 20.3%; from 2017 to 2022, the sales revenue of manipulator arms in the injection molding industry in China increased from approximately USD166.6 million to USD359.0 million, with a CAGR of 16.6%. According to Frost & Sullivan, along with the popularity of manipulator arms in the injection molding machine market and the technical advancement, the sales volume of manipulator arms in the injection molding industry in China is projected to maintain rapid growth and reach approximately 162.2 thousand in 2027, representing a CAGR of 18.8% from 2022 to 2027; the sales revenue of manipulator arms in the injection molding industry in China is expected to maintain rapid growth, reaching approximately USD744.9 million in 2027, representing a CAGR of 15.7% from 2022 to 2027.

Future Opportunities and Challenges of China’s Manipulator Arm Market

Policy Support:    The Chinese government has introduced supportive policies to promote the development of industrial robots in China. For example, the Ministry of Industry and Information Technology and other 17 departments issued the “Robot +” Application Action Implementation Plan, which proposed that by 2025, the density of industrial robots need to be doubled compared to 2020. The plan focuses on 10 key areas of applications, with the government actively encouraging companies to foster the creation of innovative solutions and concentrate on downstream segment markets, such as injection molding industry. With the introduction of this plan, the Chinese robot industry is expected to experience an increased development period.

Technology Upgrade:    At present, most manipulator arm manufacturers are still in the assembly phase, in which they purchase key components from third-party manufacturers, such as servo motor manufacturers, reducer manufacturers, and control system manufacturers. Meanwhile, a few leading manipulator arm manufacturers have mastered the key manufacturing technologies, and have the capability to produce and assemble key components independently. Ewatt is capable of independent research and development of products. The company has successfully produced the body of the manipulator arm and developed its own control systems. Ewatt has also obtained 33 utility model patents in China, which is expected to make its products more competitive in the market. Frost & Sullivan projects that in the coming years, in order to strengthen their market positions, manipulator arm manufacturers will likely focus on upgrading their production technologies and achieving the capability of independent R&D and production.

Expansion of Application Scenarios:    Compared to mature foreign markets, China’s manipulator arm market is at a lower development level, in terms of usage density of manipulator arms and application coverage, according to Frost & Sullivan. With the rapid development of emerging manufacturing industries, manipulator arms are expected to be widely used in three-dimensional printing (“3D printing”), intelligent electronics, and other fields. For example, in the “3D printing” industry, manipulator arms are expected to be able to complete the work quickly and efficiently, which reduces the difficulty of manual operation and improves efficiency. The technology innovation of manipulator arms is driving the development of the manufacturing industry, according to Frost & Sullivan, which projects that, in the future, the coverage of downstream industries and application scenarios of manipulator arms will continue to expand.

Insufficient Talents:    Manipulator arms are highly technical products, which involve electrical automation, numerical control technology, and other technical fields. The manipulator arm industry has a great demand for inter-disciplinary talents with a variety of professional backgrounds. The manipulator arm industry also needs a large number of management personnel and marketing personnel with an in-depth understanding of product characteristics and customer requirements. According to Frost & Sullivan, at present, the domestic professional talents with the above backgrounds are limited, and it takes time to train such talents. If a manipulator arm enterprise fails to establish a platform suitable for the career development of outstanding talents, it may face the challenge of talent shortage, which may adversely affect the production and operation of the enterprise.

Entry Barriers of China’s Manipulator Arm Market

Technology Capability:    This industry is a typical technology-intensive industry, which involves precision machinery, control technology, motor technology, sensor technology, and other disciplines. Entering this industry requires high technical talents with professional knowledge and rich practical experience in the above specialized fields. It also requires a large number of developers to carry out technological research and technicians to continuously improve the quality of products, while technological breakthroughs also require a large amount of research and development investment. At present, only the leading enterprises in the industry have independent innovation capability. They can quickly develop automation equipment and overall solutions that meet the requirements of downstream manufacturing enterprises, and capture the market, which constitutes a high technical barrier for new entrants.

Industry Experience:    Leading manipulator arm manufacturers have developed their products through long-term independent research and built customized production equipment through long-term cooperation with suppliers. However, according to Frost & Sullivan, it is difficult for new entrants to acquire such experience and production equipment immediately after investing a large amount of capital.

Customer Base and Relationship:    The downstream enterprises of manipulator arms usually have high requirements for quality, functionality, technical support, and after-sales service, so they generally tend to choose the well-known brands in the industry for the purchase of automation equipment. According to Frost & Sullivan, successful manufactures have cost-effective and reliable products, which help them improve customer brand awareness and accumulate a stable customer base in the industry. Well-known enterprises in the industry have formed brand barriers through long-term operations, and it is difficult for subsequent entrants into the industry to win customers’ trust in a short period of time due to low brand awareness.

Competitive Landscape of China’s Manipulator Arm Market

The manipulator arm market in China is rather fragmented, with approximately thousands of market participants. Nearly a decade ago, China’s manipulator arm market was monopolized by a few foreign players. However, with the development of China’s manipulator arm market and technological progress, a large number of Chinese manipulator arm manufacturers, mainly small and medium-sized enterprises, have entered the market. Consequently, China’s manipulator arm market has gradually become more fragmented. At present, the market share of Chinese manipulator arm manufacturers has exceeded that of foreign players because of the improved quality of domestic manipulator arms and their relatively lower prices when compared to foreign players. In terms of revenue, the top 10 manufacturers accounted for approximately 28.0% of the market share in China’s manipulator arm market in 2022. In 2022, Ewatt ranked 10th among all the market participants, with a market share of approximately 1.4%. Meanwhile, Ewatt is one of the largest manipulator arm manufacturers in Fujian province.

Source: Frost & Sullivan

In terms of revenue generated from the injection molding industry, the top 10 China manipulator arm manufacturers accounted for approximately 29.6% of the market share in China’ manipulator arm market in 2022. In 2022, Ewatt ranked 8th among all the market participants, with a market share of approximately 1.8%.

Source: Frost & Sullivan

BUSINESS

The Mission

The Operating Entity’s mission is to become a world-leading manufacturer of industrial manipulator arms, and it is committed to providing professional, reliable, and dexterous manipulator arms to the world.

Overview

The Operating Entity, established in September 2016, is engaged in the research, development, manufacturing, and sales of injection molding machine-dedicated manipulator arms. It is also a provider of installation services and warranty services for manipulator arms, and accessories and raw materials for manipulator arms.

The Operating Entity produces an extensive portfolio of injection molding machine-dedicated manipulator arms, including transverse single and double-axis manipulator arms, transverse and longitudinal multi-axis manipulator arms, and large bullhead multi-axis manipulator arms, which are developed by the Operating Entity. The products are equipped with high-precision linear guide rails for guiding operation, giving them precise positioning, high movement speed, and stable operation. They can be used in linear, planar, and three-dimensional workpiece handling, detection positioning, automatic assembly, and other processes, demonstrating significant value in replacing manual labor, improving production efficiency, and stabilizing product quality. These products were sold to 96, 117, and 101 customers for the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, respectively.

The Operating Entity generates its revenue from the following sources: (i) sales of injection molding machine-dedicated manipulator arms under its own brand iNLIF (因立夫), and the provision of installation and warranty services for the manipulator arms sold; (ii) sales of injection molding machine-dedicated manipulator arms accessories, including conveyor belts, welded bases, and reducer mounting plates; (iii) sales of raw materials and scraps of injection molding machine-dedicated manipulator arms; and (iv) the provision of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors.

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, we had total revenue of $6,735,689, $12,610,873, and $6,652,308, and net income of $390,081, $1,352,511, and $537,555, respectively.

Competitive Strengths

•        Strong research and development capability.    As of the date of the prospectus, the Operating Entity owns three computer software copyrights, 33 utility model patents, and three design patents, enabling the Operating Entity to provide innovative and accommodative products tailored to the market demands. To facilitate its R&D, the Operating Entity has also maintained collaborative relationships with two colleges in the PRC since 2022, i.e. Min’nan Science and Technology College and Min’nan University of Science and Technology. According to the collaboration agreements, teachers and staff from the colleges are invited to participate in the Operating Entity’s R&D projects, the intellectual properties of which will be either owned by the Operating Entity or mutually owned by both parties. See “— R&D.”

•        Comprehensive quality control system.    The Operating Entity has established a comprehensive quality management system, through which the Operating Entity oversees all production procedures, including raw material inspection, storage, production, product quality examination, packaging, and shipping. The quality control management system has earned the Operating Entity a quality-related manufacturing designation, i.e., International Organization for Standardization (“ISO”) certification. See “— Quality Control.”

•        Experienced management team.    The Operating Entity has an experienced management team. For example, one of the founders and the general manager of the Operating Entity, Yunjun Huang, has 10 years of experience in the industries of mechanics and automation, and has led 28 patent development projects since 2016, including 25 utility model patents, two invention patents and one design patent. Rongjun Xu, the deputy general manager of the Operating Entity, has nine years of managerial experience in the industries of plastics and metal hardware. Yanting Chen, the financial manager of the Operating Entity, has been a financial manager since 2011 for several companies in the industries of electronics and automation.

•        A broad range of customer base.    As of the date of the prospectus, the Operating Entity has provided its products to over 660 customers, among which, 86 have been repeat customers since 2020. Most of the customers are located in Anhui, Fujian, Guangdong, Jiangsu, Jiangxi, and Zhejiang Provinces of the PRC. The Operating Entity’s customers cover multiple industries, such as injection molding, computer, communication, consumer electronics, electrical appliance, automobile, and medical device.

Growth Strategies

•        Enhance production capacity.    The Operating Entity plans to invest approximately $5.52 million from the Operating Entity’s working capital, bank loans, and the net proceeds of this offering, in establishing a 215,000 square foot 5G digital intelligent equipment production base, which will be located in Nan’an City, Fujian Province, the PRC. The construction of the production base is expected to commence in January 2025 and finish within two years. The Operating Entity plans to use industrial robots and auxiliary equipment with integrated 5G modules to manufacture its products in the production base. At the same time, the Operating Entity intends to integrate vision systems and barcode system devices into the automated production line for data collection. Through the 5G high-speed network, the Operating Entity plans to channel the data to the control center system and manufacturing execution system (“MES”) in real time. After analyzing the production data, the control center system and MES are expected to provide the optimal production solution. Based on this analysis, the Operating Entity aims to transmit new control instructions through the 5G high-speed network, allowing itself to continuously optimize and adjust the production lines to achieve the most optimal production. In addition, the new production base will be equipped with fully automated assembly lines, on which manipulator arms will be manufactured in a continuous flow, with different parts of the manipulator arms being added as they move from workstation to workstation without waiting, thus reducing machine downtime. With the abovementioned features of the new production base, the Operating Entity expects to optimize production efficiency and enhance production capacity, which is expected to increase 300% compared to the Operating Entity’s current production capacity.

•        Increase R&D investment.    The Operating Entity intends to invest approximately $4.83 million from the Operating Entity’s working capital, bank loans, and the net proceeds of this offering, in establishing a 13,000 square foot industrial robot and automation application technology research and development center, which will be located in Nan’an City, Fujian Province, the PRC. The construction of the development center is expected to commence in April 2025 and finish within 18 months. Upon the completion of such center, the Operating Entity intends to employ 30 additional R&D personnel and purchase advanced equipment, such as a signal generator, an optical photo scanning system, and a radio frequency communication analyzer, aiming to build a platform that focuses on the R&D of manipulator arms, control systems, and automated integration solutions. The Operating Entity also intends to promote its R&D collaboration with more universities and institutes, by entering into R&D collaboration agreements, which will allow the parties to jointly participate in the R&D of the Operating Entity’s products. With strong R&D capabilities of research institutions and the Operating Entity’s mass production ability, the Operating Entity expects to provide and commercialize advanced injection molding machine-dedicated manipulator arms with high quality and in large quantities.

•        Expand sales network.    The Operating Entity intends to gain more market shares in its existing geographic markets in southern China and expand its sales network to enter new geographic markets in eastern China and Europe. It also intends to access a broader range of customers by operating online stores via Alibaba.com and Made-in-China.com and expects to organize product launch events and training sessions. In addition, it plans to implement a series of initiatives to attract additional sales personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multilevel performance review mechanism. Furthermore, the Operating Entity plans to invest approximately $3.45 million to establish 24 local marketing and service offices across the PRC. These offices will serve as strategic points for promoting the Operating Entity’s products within their respective regions. Additionally, they will facilitate order placement, providing an accessible channel for the Operating Entity’s customers to purchase products.

Revenue Model

The Operating Entity generates its revenue from the following sources: (i) sales of injection molding machine-dedicated manipulator arms under its own brand iNLIF (因立夫), and the provision of installation and warranty services for the manipulator arms sold; (ii) sales of injection molding machine-dedicated manipulator arms accessories, including conveyor belts, reducer mounting plates, belt clamps, welded bases, and extraction beams; (iii) sales of raw materials and scraps of injection molding machine-dedicated manipulator arms; and (iv) the provision of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors.

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the Operating Entity sold 1,065, 2,704, and 1,516 injection molding machine-dedicated manipulator arms, respectively. The revenue derived from the sales of injection molding machine-dedicated manipulator arms and provision of installation and warranty services was $3,346,127, $9,815,219, and $6,181,009, accounting for 49.68%, 77.83%, and 92.92%, respectively, of the total revenue.

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the revenue derived from the sales of injection molding machine-dedicated manipulator arms accessories was $1,045,007, $998,034, and $137,209, accounting for 15.51%, 7.91%, and 2.06%, respectively, of the total revenue.

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the revenue derived from the sales of raw materials and scraps of injection molding machine-dedicated manipulator arms was $2,257,191, $1,662,923, and $222,826, accounting for 33.51%, 13.19% and 3.35%, respectively, of the total revenue.

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the revenue derived from the provisions of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors was $87,364, $134,697 and $111,264, accounting for 1.30%, 1.07%, and 1.67%, respectively, of the total revenue.

The Operating Entity sells manipulator arms, both domestically and internationally. For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the revenue of domestic sales was $6,427,472, $12,298,482, and $6,525,005, accounting for 95.42%, 97.52%, and 98.09%, respectively, of our revenue, and the revenue of international sales was $308,217, $312,391, and $127,303, accounting for 4.58%, 2.48%, and 1.91%, respectively, of our revenue.

Products

The injection molding machine-dedicated manipulator arms developed and produced by the Operating Entity mainly use servo motor drive and employ belts, gears, and rack and pinion for transmission. They are equipped with high-precision linear guide rails for guiding operation, giving the products precise positioning, high movement speed, and stable operation. They can be used in linear, planar, and three-dimensional workpiece handling, detection positioning, automatic assembly, and other processes, demonstrating significant value in replacing manual labor, improving production efficiency, and stabilizing product quality. The Operating Entity’s injection molding machine-dedicated manipulator arms mainly include three series: Transverse and Longitudinal Multi-axis Manipulator Arms, Large Bullhead Multi-axis Manipulator Arms, and Transverse Single and Double-axis Manipulator Arms. The prices of these manipulator arms are between $1,500 and $35,000.

Set forth below is a summary of the three series of manipulator arms.

Transverse and Longitudinal Multi-axis Manipulator Arms

Main Product Series	Main Models	Product Image	Description	Price
Transverse Three-axis Single-arm, Single-section Manipulator Arm	YLFS3-CPI60 YLFS3-CPI80 YLFS3-CPI100 YLFS3-CPI130

Transverse and longitudinal multi-axis manipulator arms are suitable for various types of horizontal injection molding machines ranging from 50 to 3,000 tons, and they are used for the removal of finished products and sprues with high requirements of exterior appearance and precision. The arm types include single-section and double-section. The up and down stroke of the single-section type is 600/800/1000/1300 mm, and the up and down stroke of the double-section type is 800/1000/1300/1500 mm. All axes are driven by high-performance AC servo motors, offering ultra-high-speed removal time.

$2,500 – $13,700
Transverse Three-axis Single-arm, Double-section Manipulator Arm	YLFS3-CPW80 YLFS3-CPW100 YLFS3-CPW130 YLFS3-CPW150			$1,500 – $4,300
Transverse Five-axis Dual-arm, Single-section Manipulator Arm	YLFS5-CPI60 YLFS5-CPI80 YLFS5-CPI100 YLFS5-CPI130			$2,900 – $3,600
Transverse Five-axis Dual-arm, Double-section Manipulator Arm	YLFS5-CPW80 YLFS5-CPW100 YLFS5-CPW130 YLFS5-CPW150

The main structure is designed for high rigidity, which provides a stable structure with little vibration and long durability. Paired with high-precision linear slide rails and belt drive, it offers high speed with low noise, and the positioning accuracy can reach 0.1mm.

It has a microcomputer control system, providing more comprehensive safety protection for operators and injection molding machines.

Limit switches are installed on all axes, and collision prevention devices are installed at all terminal positions in various directions, which can effectively prevent operational loss of control. The combination of software and hardware dual protection functions ensures the safe operation of the injection molding machine and the manipulator arm.

$2,900 – $3,600

Main Product Series	Main Models	Product Image	Description	Price
Longitudinal Three-axis Single-arm, Double-section Manipulator Arm	YLFS3-CPW80-Z YLFS3-CPW100-Z YLFS3-CPW130-Z YLFS3-CPW150-Z YLFS3-CPW170-Z YLFS3-CPW190-Z

These manipulator arms are suitable for various types of horizontal injection molding machines ranging from 50 to 1000 tons, and they are used for the removal of finished products and sprues with high requirements of exterior appearance and precision. The arm adopts a double-section type, with an up and down stroke of 800/1000/1300/1500/1700/1900 mm. All axes are driven by high-performance AC servo motors, offering ultra-high-speed removal time. The longitudinal manipulator arm is suitable for injection molding workshops with limited area.

$2,900 – $3,600
Longitudinal Five-axis Single-arm, Double-section Manipulator Arm	YLFS5-CPW80-Z YLFS5-CPW100-Z YLFS5-CPW130-Z YLFS5-CPW150-Z			$3,500 – $5,300

Large-scale Bullhead Multi-axis Manipulator Arms

Main Product Series	Main Models	Product Image	Description	Price
Large-Scale Bullhead Single-arm, Double-section Manipulator Arm	YLFS3-NPW130 YLFS3-NPW150 YLFS3-NPW170 YLFS3-NPW190 YLFS3-NPW220 YLFS3-NPW250 YLFS3-NPW300

This type of manipulator arm is suitable for the removal of finished products and sprues from various types of horizontal injection molding machines ranging from 550 to 3000 tons. The arm adopts a double-section type, with an up and down stroke of 1300/1500/1700/1900/2200/2500/3000mm. All axes are driven by high-performance AC servo motors, with gear rack transmission. The guide rails of the walking part have a large spacing in the right-angle step distribution, strong structural rigidity, and increase the load capacity for material removal by more than 30% compared to equivalent models. The arm is connected with the front and rear frames, which can move together during operation, making it suitable for the removal of large car parts and household appliance shells.

$2,850 – $35,000

Transverse Single and Double-axis Manipulator Arms

Main Product Series	Main Models	Product Image	Description	Price
Transverse Single-axis Dual-arm Single-section Manipulator Arm	YLFS1-KBI75 YLFS1-KBI85

Transverse single and double-axis manipulator arms are suitable for the removal of finished products and sprues from 50 to 450 tons horizontal injection molding machines. There are both single-section and double-section arm types. The single-section type has an up and down stroke of 750/850 mm, while the double-section type has an up and down stroke of 750/850/1100 mm. The transverse mechanism is driven by an alternating current (“AC”) servo motor, and the arm uses a two-stage double-speed structure, which is easy to adjust and stable. The manipulator arm is designed with a dual-speed functionality — it quickly descends for picking up items within the mold and gently lowers for placing items outside the mold. The arms can be matched with various types of fixtures for different products to achieve stable and perfect removal actions.

$2,000 – $3,000
Transverse Single-axis Dual-arm Double-section Manipulator Arm	YLFS1-KBW75 YLFS1-KBW85 YLFS1-KBI110			$2,000 – $3,000
Transverse Dual-axis Single-arm Double-section Manipulator Arm	YLFS2-CBW75 YLFS2-CBW85 YLFS2-CBW110			$2,000 – $3,000

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the Operating Entity sold 756, 2,105, and 1,518 transverse and longitudinal multi-axis manipulator arms, respectively. The revenue derived from the sales of this series of manipulator arms was $2,374,914, $6,885,240, and $5,083,802 accounting for 72.21%, 72.11%, and 84.05%, respectively, of the total revenue of the sales of manipulator arms.

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the Operating Entity sold 183, 564, and 180 large-scale bullhead multi-axis manipulator arms, respectively. The revenue derived from the sales of this series of manipulator arms was $699,414, $2,555,619, and $962,250, accounting for 21.27%, 26.77% and 15.91%, respectively, of the total revenue of the sales of manipulator arms.

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the Operating Entity sold 46, 25, and 4 transverse single and double-axis manipulator arms, respectively. The revenue derived from the sales of this series of manipulator arms was $214,552, $11,527, and $2,278, accounting for 6.52%, 0.12%, and 0.04%, respectively, of the total revenue of the sales of manipulator arms.

Customers

The Operating Entity sells its products directly to its customers, who are mainly injection molding machine manufacturers and industrial automation companies. The Operating Entity sources its customers through multiple channels, including (i) industry exhibitions/expos, (ii) media advertising, and (iii) referrals from former and existing customers. The Operating Entity sells its products both domestically and internationally. As of the date of this prospectus, the Operating Entity exports its products to India, South Korea, and Vietnam only. The Operating Entity intends to sell its products in Europe before 2026. It received the European Union’s CE certification for its 25 models of manipulator arms for an injection molding machine, which allows the Operating Entity to sell these 25 models of manipulator arms in Europe. Please see “— Quality Control.” For the six months ended June 30, 2024, the Operating Entity sold its products to 96 customers, of which 93 were domestic customers and three were international customers. For the fiscal year ended

December 31, 2023, the Operating Entity sold its products to 117 customers, of which 115 were domestic customers and 2 were international customers. For the fiscal year ended December 31, 2022, the Operating Entity sold its products to 101 customers, of which 99 were domestic customers and 2 were international customers.

Two customers, Shantou Haisu Machinery Co., Ltd. and Shanghai Tuosida Machinery Technology Co., Ltd., accounted for 34.83% and 12.05% of the Company’s total revenue for the six months ended June 30, 2024, respectively. One customer, Shantou Haisu Machinery Co., Ltd., accounted for 22.68% of the Company’s total revenue for the fiscal year ended December 31, 2023. No customer accounted for more than 10% of the Company’s total revenue for the fiscal year ended December 31, 2022.

The Operating Entity normally has one-year collaboration agreements with its customers. Within the contract period, each customer sale is typically governed by a brief purchase-order based sales agreement. The key terms of the sales agreements, including the sales agreements with the major customers mentioned above and the Operating Entity’s international customers, include:

•        the product’s name, type, quantity, and price;

•        delivery time, method, and payment terms;

•        breach of contract terms, including remedies, such as return of products (for example, customers are entitled to return the product if the wrong product is delivered or the product does not meet agreed upon quantity or quality standards, resulting from seller’s mistakes);

•        shipping costs, which are typically borne by the seller; and

•        dispute resolutions, including bringing a lawsuit at the local court of Nan’an City, Fujian Province, the PRC, where the Operating Entity is located, if negotiations are unsuccessful.

In these sales agreements, auto-renewal terms and termination terms are not stipulated. Despite the absence of auto-renewal terms in the one-year collaboration agreements with the major customers, we believe we have cultivated stable and mutually beneficial cooperative business relationships with most of our major customers.

The Operating Entity has no offices or subsidiaries in foreign countries and currently has no intention to establish any offices in foreign countries in the future. In the course of dealing with overseas customers, the Operating Entity has maintained stable business relationships; however, such business relationships are not memorialized in any collaboration agreements, but are only provided for in short-form order sheets. In respect of the Operating Entity’s international sales, under “free on board” sales terms, the Operating Entity manages and bears the shipping costs and risks of loss in shipping within the PRC until the products are loaded on board the shipping vessel for international sales. From that point onward, international customers assume responsibility for all shipping and customs charges, as well as the risk of loss outside of China.

The Operating Entity faces an inherent risk of liability claims or complaints from customers. When the products are found to be defective, the Operating Entity is required to recall the products according to usage of trade.

As of the date of this prospectus, the Operating Entity is not aware of any warnings, investigations, prosecutions, disputes, claims or other proceedings in respect of the products it manufactures or sells overseas, nor has it been penalized or can foresee any penalties to be made by any overseas jurisdiction with respect to product safety.

Suppliers

The Operating Entity’s suppliers are providers of raw materials and auxiliary materials for the manufacturing of manipulator arms, which materials include linear guides, steel plates, gear reducers, servo motors, and servo accessories. All of the Operating Entity’s suppliers are located in China. The Operating Entity sources its suppliers through multiple channels: (i) industry exhibitions/expos, (ii) professional journals, and (iii) referrals from customers.

For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the Operating Entity had a total of 99, 150, and 56 suppliers, respectively. Although the Operating Entity can utilize any supplier it determines, we believe that it has established stable relationships with its significant suppliers through years of cooperation. There are no minimum purchase requirements with any of the suppliers, including the significant ones below.

Two suppliers, Tianjin Shenghuatai Steel Co., Ltd. and Foshan Wenxing Trade Co., Ltd., accounted for 18.13% and 17.80% of the Operating Entity’s total supplies purchased, respectively, for the six months ended June 30, 2024. Three suppliers, Mansi (Xiamen) Intelligent Technology Co., LTD, Cangnan County Yongyi New Material Co., LTD, and Fujian Yadeke Intelligent Equipment Co., LTD, accounted for 16.46%, 12.63%, and 10.25% of the Operating

Entity’s total supplies purchased, respectively, for the fiscal year ended December 31, 2023. Three suppliers, Xiamen Guangye Bearing Co., Ltd. (“Xiamen Guangye”), Xiamen Chuanrui, and Shenzhen Langyuxin Technology Co., Ltd. (“Shenzhen Langyuxin”), accounted for 20.35%, 19.71%, and 14.25% of the Operating Entity’s total supplies purchased, respectively, for the fiscal year ended December 31, 2022.

Each supplier order is typically governed by a brief purchase-order based purchase agreement. The key terms of the supplier purchase agreements (including those agreements with the significant suppliers) include:

•        the product’s name, type, quantity, and price;

•        contract period, which is normally one year;

•        delivery time, method, and payment terms. Shipping costs are the responsibility of the supplier;

•        breach of contract terms, including return of products. The Operating Entity is entitled to return the products if the products are materially defective; and

•        dispute resolutions, including bringing a lawsuit at the local court of Nan’an City, Fujian Province, the PRC, where the Operating Entity is located, if negotiations are unsuccessful.

R&D

The Operating Entity invests in R&D, aiming to develop new products and improve its existing products to accommodate the market needs. The R&D expenses totaled approximately $618,137, $1,362,058 and $504,711 for the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, respectively. R&D expenses mainly consist of applicable personnel, sample manufacturing, and materials expenses. As of August 31, 2024, the Operating Entity had a total of 24 employees in the R&D department. Below is a list of the most senior employees in the R&D department.

Name	Title	Credential	Years of Experience	Achievements
Jinjiang Su	R&D Engineer	Associate Degree of Applied Electronic Technology	18	Project leader of 33 injection molding machine-dedicated manipulator arm projects, inventor of seven utility models
Hongzhang Cai	R&D Engineer	Associate Degree of Numerical Control	9	Project leader of eight injection molding machine-dedicated manipulator arm projects, inventor of three utility models
Jiancai Wang	Software Engineer	Bachelor of Computer Science, Junior Engineer	12	One of the designers of three computer software
Siyu Jiang	Electrical Engineer	Bachelor of Electrical Automation	7	One of the developers of three patents
Junxin Huang	Technical Engineer	Associate Degree of Automobile Inspection and Maintenance	9	Key person in the team of sample production and inspection, who participates in all major projects of the Operating Entity

To facilitate its R&D, the Operating Entity enters into collaboration agreements with universities. As of the date of this prospectus, the Operating Entity entered into two collaboration agreements as discussed below.

The Operating Entity entered into a collaboration agreement with Min’nan University of Science and Technology on March 3, 2023, with a contract period of five years, pursuant to which Min’nan University of Science and Technology agreed to refer its distinguished graduates to the Operating Entity, send its prominent teachers and staff to participate in the Operating Entity’s R&D projects (the intellectual properties resulting from such agreement to be mutually owned by both parties), provide lectures and professional skills training for the Operating Entity’s employees, and provide other services, such as document translation and consultation related to business development, operation, and management. According to the agreement, the Operating Entity agreed to establish centers for internship, training, and R&D on campus, providing equipment and technology for the students to complete their internships or graduation projects. The Operating Entity also agreed to provide the students research topics for graduation projects and dissertations, which topics arise from the difficulties it encountered during its production, and to direct its engineers or project managers to supervise the students for completing their graduation projects or dissertations. As of the date of this prospectus, no intellectual property has been produced under this agreement.

The Operating Entity entered into a similar agreement with Min’nan Science and Technology College as well on May 12, 2022, with a contract period of three years, pursuant to which Min’nan Science and Technology College agreed to refer its distinguished graduates to the Operating Entity, and send its prominent teachers and staff to participate in the Operating Entity’s R&D projects (the intellectual properties of which would be owned by the Operating Entity). The Operating Entity agreed to provide lectures regarding business and management to the students, and hire the management of Min’nan Science and Technology College as its business development consultants. As of the date of this prospectus, no intellectual property has been produced under this agreement.

The Operating Entity expects that the R&D expenses will increase significantly in the future, as it continues to develop new products, enhance its existing products and technologies, and perform activities related to obtaining additional regulatory approval.

As of the date of the prospectus, the Operating Entity has 64 registered patents, which consist of 28 invention patents, 33 utility model patents, and three design patents in mainland China. See “— Intellectual Property.” Faced with the ever-changing market demands, it continues to invest in acquiring new patents and technologies that are tailored to the market’s fast-changing requirements.

Sales

As of the date of this prospectus, the Operating Entity has a sales team of 14 employees. The compensation package for the sales team includes fixed base salaries, bonuses, vacations, and social insurance. The Operating Entity provides its sales team with regular training and internally developed systems to assist them in quickly becoming proficient and productive sales personnel. Key provisions of employment agreements with the sales team members include the contract period (fixed time or indefinite duration), job description, occupational hazard protection, and termination provisions, and the employment agreements comply with the labor laws of the PRC in all material aspects.

Production and Manufacturing

The Operating Entity’s production lines are all located at its facilities in Nan’an City, Fujian Province, the PRC. The Operating Entity produces products and stock inventory of raw materials, components, and finished goods at the facilities according to the market demand, orders received or expected to receive, and its production plan and capacity. The production and sales process are as follows:

The Operating Entity’s production lines run 10 hours per day and 250 days per year. For the six months ended June 30, 2024 and the fiscal years ended December 31, 2023 and 2022, the Operating Entity produced 985, 2,711, and 1,702 manipulator arms and were at about 78.93%, 95.12%, and 66.54% capacity, respectively.

Quality Control

Quality and safety are always the Operating Entity’s core value. Reliable, safe, and stable product quality is an important driving factor for maintaining market competitiveness. The Operating Entity is committed to strengthening professional ethics and cultivating quality consciousness of its employees and forming a strict quality management system. As a result, we believe that the Operating Entity has developed a sophisticated quality control management system in accordance with the requirements of Chinese laws and regulations as well as ISO standards.

The quality control management system covers the whole process of manufacturing, which consists of three parts: components and raw materials inspection, production check, and product examination. The production process is subject to continuous review and monitoring by the quality control team to ensure that finished products are of the highest quality and meet both regulatory and customer requirements. Set forth below are charts demonstrating these processes.

Components and Raw Materials Inspection Process Flowchart

Production Check Process Flowchart

Production Order
Preparation of Components and Raw Materials
Sample Production and Inspection
Sample Confirmation
Pass
Fail
Mass Production and Inspection
Pass
Fail
Fail
Patrol Inspection
Fail
Pass
Order Completion and Inspection
Fail
Mark, Report to Supervisor, and Issue Quality Abnormality Notice
Pass
Inbound Storage or Proceed to Next Process

Product Examination Process Flowchart

Notice of Product Inspection
Inspection Before Final Quality Control Test
Fail
Rework and Repair
Pass
Final Quality Control Test
Fail
Pass
Inbound
Fail
Mark, Report to Supervisor, and Issue Quality Abnormality Notice
Outgoing Quality Control Test
Fail
Pass
Rework and Repair
Final Check
Pass
Packaging and Shipment

The quality control management system has earned the Operating Entity a quality-related manufacturing designation. In 2021, the Operating Entity received ISO certification, which certified that the Operating Entity has implemented and maintained a quality management system for its design, production, and after-sales service of coordinate manipulators, non-standard automation equipment, which fulfils the requirements of the ISO 9001:2015 standard, demonstrating the Operating Entity’s ability to consistently provide products that meet customers’ and applicable statutory and regulatory requirements. With the quality control management system, the Operating Entity is able to consistently produce safe products, which earned the Operating Entity a number of international certifications. In 2021, the Operating Entity received the European Union’s CE certification for its 25 models of manipulator arms for an injection molding machine, which confirmed that the manipulator arms meet all the necessary health and safety requirements of the Machinery Directive 2006/42/EC, and the Operating Entity is allowed to sell these 25 models of manipulator arms in Europe. In addition, in 2022, the Operating Entity received Korea Certification for its transverse five-axis dual-arm, double-section manipulator arms, which signified these products’ compliance with Korea’s product safety requirements for electrical and electronic equipment.

However, despite the quality control management system, like any manufacturer, the Operating Entity cannot eliminate the risks of errors, defects, or failures in its products. See “Risk Factors — Risks Relating to Our Business and Industry — The Operating Entity may fail to detect or cure defects of its products.”

As of the date of the prospectus, we or the Operating Entity is not aware of any investigations, prosecutions, disputes, claims or proceedings in respect of quality issues, nor have we nor the Operating Entity been penalized or can foresee any penalty to be made by any related PRC government authorities.

Competition

The industrial manipulator arm industry is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. The Operating Entity competes with manufacturers of industrial manipulator arms. Some of these competitors are large, well-capitalized companies with greater market share, resources, and experience than the Operating Entity has. As a consequence, they are able to spend more on product development, marketing, sales, and other product initiatives than the Operating Entity can. The Operating Entity competes based on factors such as price, value, customer support, brand recognition, reputation, and product functionality, reliability, and compatibility.

The Operating Entity’s major competitors include Guangdong Topstar Technology Co., Ltd., Borunte Robot Co., Ltd., GuangDong Switek Technology Co., Ltd., and Abiman Engineering China Co., Ltd. The Operating Entity competes with such competitors particularly in the area of the injection molding machine-dedicated manipulator arm, which is the main product of the Operating Entity with its sales accounting for more than 50%, 77%, and 92% of the Operating Entity’s total revenue in the six months ended June 30, 2024 and the fiscal years 2023 and 2022, respectively.

Although there can be no assurance that the Operating Entity will be able to continue to compete successfully in the future, we believe that the Operating Entity can compete successfully with these companies by offering products of better quality to numerous customers. This competitive edge is bolstered by our Operating Entity’s strong research and development capabilities, a comprehensive quality control system, an experienced management team, and a broad range of customers. See “— Competitive Strengths.”

Intellectual Property

The Operating Entity’s relies on a combination of trademarks, patents, domain names, and copyrights to protect its intellectual property rights. As of the date of this prospectus, the Operating Entity owns the following intellectual properties in China:

•        64 registered patents, which consist of 28 invention patents, 33 utility model patents, and three design patents (see key patents below);

•        15 registered trademarks;

•        a domain name of “yiwate88.com” with a registration date of February 21, 2017, and an expiration date of February 21, 2027; and

•        three computer software copyrights.

On December 30, 2022, the chairman of the board of directors of the Operating Entity, Wenzao Huang, insured 28 patents for the Operating Entity, through People’s Insurance Company of China, with a premium payment of RMB1,900. The insurance period extends from December 31, 2022 to December 30, 2023. On May 11, 2024, Wenzao Huang renewed the insurance with an additional premium payment of RMB1,900, extending the coverage period from May 12, 2024, to May 11, 2025. Should any instance of patent infringement occur within this period, a 5% deductible applies to each patent. For any legal actions taken by the Operating Entity due to any such infringement, People’s Insurance Company of China will indemnify at a rate of RMB5,700 per infringed patent. There is no assurance that such insurance will be adequate to insure against the harm the Operating Entity would experience, in the event of a patent infringement, and upon the occurrence of any such event, both the Operating Entity’s and our business, results of operations, and financial condition could be materially adversely affected.

Key Patents	Patent Type	Patentee
Double-cut manipulator (frame five-axis single-arm)	design patent	Ewatt
Intelligent manipulator with adjustable distance	utility model patent	Ewatt
Machine component for synchronized operation of robots	utility model patent	Ewatt
High-speed bull-head style component	utility model patent	Ewatt
Component for dual-track robotic arm	utility model patent	Ewatt
Modular rotating component	utility model patent	Ewatt
New motor fixture for vertical manipulator	utility model patent	Ewatt
Control apparatus for adjusting device working range	utility model patent	Ewatt
Buffer device for preventing vibration of manipulator	utility model patent	Ewatt
Distance-adjustable gripper for manipulator	utility model patent	Ewatt
Protective device for manipulator to grasp a workpiece	utility model patent	Ewatt
Clamping tool for the injection molding machine	utility model patent	Ewatt
Cutting device for stone back net	invention patent	Ewatt
Brush carding machine	invention patent	Ewatt
Can compression device	invention patent	Ewatt

Seasonality

Historically, the Operating Entity’s business has not experienced seasonal variations.

Employees

As of August 31, 2024, December 31, 2023, 2022, and 2021, the Operating Entity had 124, 107, 90, and 81 full-time employees, respectively.

The following table provides a breakdown of the Operating Entity’s employees by function as of August 31, 2024:

Function	Number of Employees
Manufacturing	61
Sales and Marketing	14
Research and Development	27
Management	22
Total	124

The Operating Entity’s success depends on its ability to attract, motivate, train, and retain qualified personnel. We believe the Operating Entity offers its employees competitive compensation packages and an environment that encourages self-development and, as a result, has generally been able to attract and retain qualified personnel and maintain a stable core management team.

We believe the Operating Entity maintains a good working relationship with its employees, and the Operating Entity has not experienced any material labor disputes. None of its employees are represented by a labor union.

Properties

The Operating Entity owns the premises of its offices and manufacturing facilities, which are all located at No. 88 Hongdu Industrial Park, Honglai Town, Nan’an City, Fujian Province, the PRC, and cover an aggregate building area of approximately 155,115 square feet, with the breakdown set for in the table below:

Description	Use	Area (Square Feet)
Floor No. 1 of Building No. 1	Manufacturing Facilities	18,497
Floor No. 1 of Building No. 2	Manufacturing Facilities	24,918
Floors No. 1 – 7 of Building No. 6	Employee Dormitories	43,813
Floors No. 1 – 8 of Building No. 7	Office	38,900
Floors No. 1 of Building No. 3	Manufacturing Facilities	28,987

On October 17, 2022, the Industrial and Commercial Bank of China Nan’an Branch (“ICBC Nan’an”) and the Operating Entity entered into a maximum amount mortgage contract, as amended by that certain amendment agreement dated as of November 18, 2022. The Operating Entity provides a guarantee for the debts arising from any agreements signed with the ICBC Nan’an within a maximum limit of $4.81 million, from October 10, 2022 to December 20, 2030. These agreements include foreign and local currency loan contracts, foreign exchange relending contracts, bank acceptance agreements, letter of credit issuance agreements, guarantee issuance agreements, international and domestic trade financing agreements, forward foreign exchange contracts, and other financial derivative product agreements, as well as precious metal leasing contracts. The mortgages deriving from the maximum amount mortgage contract are secured by all the aforementioned properties. All properties owned by the Operating Entity are subject to a mortgage pursuant to a loan agreement entered into by and between the Operating Entity and ICBC Nan’an. The loan, in the principal amount of $827,438 (RMB6 million), secured under the maximum amount mortgage contract, carries an interest rate determined by the one-year LPR set the day immediately before the contract date, plus an additional 55 basis points. The loan matured on January 5, 2024 and was extended to December 19, 2024.

On October 29, 2022, the Ministry of Natural Resources of the PRC issued a real estate certificate for the Operating Entity, which granted the Operating Entity a right to use state-owned land for construction, and limited the usage for general equipment manufacturing. Pursuant to this real estate certificate, the Operating Entity is entitled to use a piece of state-owned land, which is described in the first paragraph under “Properties,” of approximately 358,793 square feet, located at No. 88 Hongdu Industrial Park, Honglai Town, Nan’an City, Fujian Province, the PRC, with an expiration date of November 15, 2069.

Insurance

As required by PRC laws and regulations, the Operating Entity participates in various employee benefit plans that are organized by municipal and provincial governments, including pension, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance, and housing fund plans through a PRC government-mandated benefit contribution plan. The Operating Entity is required under PRC laws to make contributions to employee benefit plans at specified percentages of the salaries, bonuses, and certain allowances of their employees. As of the date of this prospectus, (i) the Operating Entity has completed the social insurance registration and the housing fund registration; (ii) the Operating Entity did not make contributions in the full amount for the social insurance fund and the housing provident fund for their employees, as required under the relevant PRC laws and regulations; and (iii) the Operating Entity did not make contributions in the housing fund for some employees. According to the Provisional Regulations on the Collection and Payment of Social Insurance Premiums, because we did not pay the social insurance premiums in full for all employees, premium collection agencies may order us to pay or make up the arrears and may impose an overdue fine. We may be further fined if we fail to pay such overdue fines. According to the Regulations on the Administration of Housing Provident Fund, due to the failure to pay the housing provident fund for all employees, we may be ordered with a deadline for payment from the Housing Provident Fund Management Center. In addition, if we do not make the housing accumulation fund deposit registration or do not establish the housing provident fund account for the employees, the housing provident fund management center will order a deadline for payment, and if we fail to pay the housing provident fund within the deadline, we will be imposed a fine of not less than RMB10,000 (approximately $1,300) and not more than RMB50,000 (approximately $6,800). Please see “Risk Factors — Risks Relating to Doing Business in the PRC — Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject the Operating Entity to penalties.”

Except for the intellectual property insurance as described in “— Intellectual Property,” it does not carry any other insurances, such as key-man life insurance, product liability and professional liability insurance, property insurance, or business interruption insurance. It has determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical. The Operating Entity considers its insurance coverage to be sufficient for its business operations in China. See “Risk Factors — Risks Relating to Our Business and Industry — The Operating Entity has no business liability or disruption insurance, which could expose it to significant costs and business disruption, and it may incur liabilities that are not covered by insurance.”

Environmental Matters

As a manufacturer of industrial manipulator arms, the Operating Entity’s production activities are governed by PRC laws and regulations, including Environmental Protection Law, the Law on the Prevention and Control of Environmental Pollution Caused by Solid Waste. In order to better comply to these laws and regulations, the Operating Entity has invested $2,973 in pollutant detection and treatment for the past three years.

The wastewater the Operating Entity generates is sanitary wastewater, which can be disposed directly into municipal pipelines. The corner wastes generated are cleaned and collected by the cleaning personnel on time, and transported to the municipal garbage disposal site for treatment by the local sanitation department. Solid wastes generated during operation are collected and sent to relevant manufacturers for recycling. If new products are developed in the future, the Operating Entity will take corresponding environmental protection measures according to relevant laws and regulations.

As of the date of this prospectus, neither we nor the Operating Entity is aware of any warning, investigations, prosecutions, disputes, claims or proceedings in respect of environmental protection, nor has the Operating Entity been punished or can foresee any punishment to be made by any government authorities of the PRC.

Legal Proceedings

As of the date of this prospectus, neither we nor the Operating Entity is a party to any material legal or administrative proceedings. From time to time, the Operating Entity may be subject to various claims and legal actions arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of the Operating Entity’s resources, including management’s time and attention. Furthermore, as of the date of this prospectus, the Operating Entity is not a party to any domestic or international claims or litigation with respect to defective products or other matters.

REGULATIONS

This section sets forth a summary of applicable laws, rules, regulations, government and industry policies, and requirements that have a significant impact on the Operating Entity’s operations and business. This summary does not purport to be a complete description of all laws and regulations that apply to the Operating Entity’s business and operations. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Regulations Related to Foreign Investment

Company Law

The establishment, operation, and management of corporate entities in the PRC is governed by the Company Law of the PRC (the “Company Law”), which was promulgated by the SCNPC in December 1993 and last amended in December 2023. The Company Law generally governs two types of companies: limited liability companies and joint stock limited companies. Both types of companies have the status of legal persons, and the liability of a company to its creditors is limited to the entire value of assets owned by the company. Liabilities of shareholders of a limited liability company are limited to the contributions for which they have subscribed. Liabilities of shareholders of a joint stock limited company are limited to the amount of capital they are legally obliged to contribute for the shares for which they have subscribed. The Company Law applies to both PRC domestic companies and foreign-invested companies. Our PRC subsidiaries are limited liability companies legally incorporated in the PRC in accordance with the Company Law on company establishment.

Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC (the “Foreign Investment Law”), and on December 26, 2019, the State Council promulgated the Implementing Rules of the Foreign Investment Law (the “Implementing Rules”) to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the Implementing Rules both took effect on January 1, 2020 and replaced three previous major laws on foreign investments in China namely, the Sino-foreign Equity Joint Venture Law, the Sino-foreign Cooperative Joint Venture Law, and the Wholly Foreign-owned Enterprise Law, together with their respective implementing rules. Pursuant to the Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises, or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors; (ii) foreign investors obtaining shares, equity interests, property portions, or other similar rights and interests of enterprises within the PRC; (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors; and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council. The Implementing Rules introduce a “see-through” principle and further provide that foreign-invested enterprises that invest in the PRC shall also be governed by the Foreign Investment Law and the Implementing Rules.

The Foreign Investment Law and the Implementing Rules provide that a system of pre-entry national treatment and negative list shall be applied for the administration of foreign investment. “Pre-entry national treatment” refers to the treatment provided to foreign investors and their investments at the market entry stage being no less favorable than that provided to domestic investors and their investments, and “negative list” refers to the special administrative measures for the entry of foreign investment into specific fields or industries. Foreign investments in sectors not on the negative list will receive national treatment. Foreign investors shall not invest in the prohibited fields as specified in the negative list, and foreign investors who invest in the restricted fields shall comply with certain special requirements on equity ratio and senior management personnel, among others.

The current industry entry clearance requirements governing investment activities in the PRC by foreign investors are set out in two categories, namely the Special Management Measures for the Entry of Foreign Investment (Negative List) (2021 version) (the “2021 Negative List”), as jointly promulgated on December 27, 2021 by the NDRC, and the MOFCOM, effective on January 1, 2022, and the Encouraged Industry Catalogue for Foreign Investment (2022 version), as jointly promulgated by the NDRC and the MOFCOM on October 26, 2022, effective on January 1, 2023. Industries not listed in these two catalogues are generally deemed “permitted” for foreign investment, unless specifically restricted by other PRC laws. Our PRC legal counsel, Dacheng, has advised us that the Operating Entity’s business is not on the 2021 Negative List and, therefore, we are not subject to any restriction or limitation on foreign ownership.

According to the Implementing Rules, the registration of foreign-invested enterprises shall be handled by the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with laws, the competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors, unless it is stipulated otherwise by the laws and administrative regulations. The competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, reviewing steps, and deadlines, among others.

Pursuant to the Foreign Investment Law and the Implementing Rules, and the Information Reporting Measures for Foreign Investment jointly promulgated by the MOFCOM and the SAMR, which took effect on January 1, 2020, a foreign investment information reporting system is established and foreign investors or foreign-invested enterprises shall report investment information to competent commerce departments of the government through the enterprise registration system and the national enterprise credit information publicity system. The administration for market regulation shall forward the above investment information to the competent commerce departments in a timely manner. Also, foreign investors or foreign investment enterprises will have legal liabilities imposed for failing to report investment information in accordance with the requirements.

As confirmed by our PRC counsel, Dacheng, as of the date of this prospectus, neither we nor any of our PRC subsidiaries have been subject to any investigation, or received any notice, warning, or sanction from relevant government authorities related to non-compliance with the PRC Company Law or foreign investment laws.

Regulations Relating to Intellectual Property

Copyright

The Copyright Law of the PRC, or the Copyright Law, which took effect on June 1, 1991 and was last amended on November 11, 2020 and became effective on June 1, 2021, provides that Chinese citizens, legal persons or other organizations shall, whether published or not, own the copyright in their copyrightable works, which include, among others, works of literature, art, natural science, social science, engineering technology, and computer software. Copyright owners enjoy certain legal rights, including the right of publication, right of authorship, and right of reproduction. The Copyright Law (Revised in 2020) extends copyright protection to Internet activities, products disseminated over the Internet and software products. In addition, PRC laws and regulations provide for a voluntary registration system administered by the Copyright Protection Center of China, or the CPCC. According to the Copyright Law (Revised in 2020), an infringer of copyrights shall be subject to various civil liabilities, which include ceasing infringement activities, apologizing to the copyright owners, and compensating the loss of copyright owner. Infringers of copyrights may also be subject to fines and administrative or criminal liabilities in severe situations.

The National Copyright Administration of the PRC administers software copyright registration, and the CPCC is designated as the software registration authority. The CPCC shall grant registration certificates to the Computer Software Copyrights applicants who meet the requirements of both the Software Copyright Measures and the Computer Software Protection Regulations (Revised in 2013).

The Provisions of the Supreme People’s Court on Certain Issues Related to the Application of Law in the Trial of Civil Cases Involving Disputes on Infringement of the Information Network Dissemination Rights specifies that disseminating works, performances, or audio-video products by the Internet users or the Internet service providers via the Internet without the permission of the copyright owners shall be deemed to infringe the right of dissemination of the copyright owner. The infringer shall bear civil liabilities in accordance with the provisions of the Copyright Law (Revised in 2020), including ceasing the infringement, eliminating the impact, making a formal apology, and compensating for the losses incurred.

Trademark

Registered trademarks are protected under the Trademark Law of the PRC, or the Trademark Law, which was promulgated by the SCNPC in August 1982, and amended in February 1993, October 2001, August 2013, and April 2019, respectively, and the Implementation Regulation of the PRC Trademark Law which was adopted by the State Council on August 3, 2002 and amended on April 29, 2014. Trademarks are registered with the State Intellectual Property Office. The PRC Trademark Law adopts a “first-to-file” principle with respect to trademark registration. The application for registration of a trademark may be rejected, if the trademark is identical or similar to another trademark that has already been registered, or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services. The PRC Trademark Law protects existing rights of the obtained trademarks and unregistered trademarks that has already been used and gained a “sufficient degree of reputation.”

According to the Trademark Law of the PRC, the period of validity for a registered trademark is 10 years, commencing on the date of registration, which is renewable. The registrant shall go through the formalities for trademark renewal within twelve months prior to the expiration if continued use of the trademark is intended. According to the provisions of the Trademark Law, when the registrant fails to do so, a grace period of six months may be granted. The validity period for a renewed trademark is 10 years, commencing on the day immediately following the date of expiration of the last valid period of the trademark. In the absence of a renewal upon expiration, the registered trademark shall be revoked.

The SAMR or its authorized local counterparts shall have the authority to investigate any behavior that infringes the exclusive right of a registered trademark owner in accordance with the Trademark Law. In case of a suspected criminal offense, the case shall be timely referred to a judicial authority and decided according to the applicable laws.

On May 28, 2020, the National People’s Congress approved the Civil Code of PRC, which took effect on January 1, 2021. Under the Civil Code, if an offender intentionally infringes upon the intellectual property rights of others and the circumstance is severe, the infringed party shall have the right to request for the corresponding punitive compensation.

Patent

The Patent Law of the PRC, or the Patent Law, was promulgated by the SCNPC on March 12, 1984, last amended on October 17, 2020, and became effective on June 1, 2021. The State Council promulgated the Implementation Rules of the Patent Law of the PRC on June 15, 2001, which was last amended it on December 11, 2023 and effective on January 20, 2024. Under the Patent Law and the Implementation Rules of the Patent Law, there are three types of patents in the PRC: invention patent, utility model patent, and design patent. The protection period is 20 years for invention patents, and 10 years for utility model patents and 15 years for design patents, commencing from their respective application dates. Patents in China are filed with the State Intellectual Property Office, or SIPO. Normally, the SIPO publishes an application for an invention patent within 18 months after the filing date, which may be shortened at the request of applicant. The applicant must apply to the SIPO for a substantive examination within three years from the date of application.

Existing patents can become narrowed, invalid, or unenforceable, due to a variety of reasons, including lack of novelty, lack of creativity, and deficiencies in patent application. In China, a patent must have novelty, creativity, and practical applicability. Under the Patent Law, novelty means that no identical invention or utility model has been publicly disclosed in any publication in China or overseas or has been publicly used or made known to the public by any other means, whether in or outside of China, nor has any other person filed with the patent authority an application that describes an identical invention or utility model before the filing date and the content of the application is disclosed in patent application documents published or patent documents announced after the filing date. Creativity means that, compared with existing technology, an invention has prominent substantial features and represents notable progress, and a utility model has substantial features and represents any progress. Practical applicability means an invention or utility model can be manufactured or used and may produce positive results.

Any individual or entity that utilizes a patent or conducts any other activity in infringement of a patent without prior authorization of the patentee shall pay compensation to the patentee and is subject to a fine imposed by the patent administrative authority and, if it is considered as a crime, shall be held criminally liable in accordance with the applicable laws. In the event that a patent is owned by two or more co-owners without an agreement regarding the distribution of revenue generated from the patent, such revenue shall be distributed among all the co-owners.

Domain Names

On August 24, 2017, the Ministry of Industry and Information Technology (“MIIT”) promulgated the Administrative Measures for Internet Domain Names, or the Domain Name Measures, which became effective on November 1, 2017. MIIT is the major regulatory body responsible for the administration of the PRC internet domain names, under supervision of China Internet Network Information Center, or the CNNIC, which is responsible for the daily administration of CN domain names and PRC domain names. Pursuant to the Domain Name Measures, the registration of domain names adopts the “first-to-file” principle and the registrant shall complete the registration via the domain name registration service institutions. The Domain Name Measures regulate the registration of domain names, such as China’s top-level domain name “.CN.” The CNNIC issued the Measures for the Resolution of Country Code Top-Level Domain Name Disputes on June 18, 2019, pursuant to which, in the event of a domain name dispute, the disputed parties may lodge a complaint to the designated domain name dispute resolution institution to initiate the domain name dispute resolution procedure, and file a suit to the People’s Court, or initiate an arbitration procedure.

Regulations Relating to Environmental Protection

Environmental Protection Law

The Environmental Protection Law of the PRC (the “Environmental Protection Law”), was promulgated and effective on December 26, 1989, and last amended on April 24, 2014. The Environmental Protection Law has been formulated for the purpose of protecting and improving both the living environment and the ecological environment, preventing and controlling pollution and other public hazards, and safeguarding people’s health.

According to the provisions of the Environmental Protection Law, in addition to other relevant laws and regulations of the PRC, the Ministry of Environmental Protection and its local counterparts take charge of administering and supervising said environmental protection matters. Pursuant to the Environmental Protection Law, the environmental impact statement on any construction project must assess the pollution that the project is likely to produce and its impact on the environment, and provide preventive and curative measures. The statement shall be submitted to the competent administrative department of environmental protection for approval. Installations for the prevention and control of pollution in construction projects must be designed, built, and commissioned together with the principal part of the project.

Permission to commence production or utilize any construction project shall not be granted until the installations for the prevention and control of pollution have been examined and confirmed to meet applicable standards by the appropriate administrative department of environmental protection after examining and approving the environmental impact statement. Installations for the prevention and control of pollution shall not be dismantled or left idle without authorization. Pursuant to Urban Solid Waste Management Measures, which were promulgated by the Ministry of Housing and Urban-Rural Development in 1993 and last amended on April 28, 2007, it is absolutely necessary to dismantle any such installation or leave it idle, and prior approval shall be obtained from the competent local administrative department of environmental protection before doing so.

The Environmental Protection Law makes it clear that the legal liabilities of any violation of said law include warning, fine, rectification within a time limit, compulsory operation suspension, compulsory reinstallation of dismantled installations of the prevention and control of pollution or compulsory reinstallation of those left idle, compulsory shutout or closedown, and even criminal punishment.

Regulations on Disposal of Hazardous Waste

Pursuant to the Law on the Prevention and Control of Environmental Pollution Caused by Solid Waste, which was promulgated by the SCNPC in 1995 and last amended on April 29, 2020, entities generating hazardous waste shall store, utilize, and dispose of hazardous waste according to the relevant requirements of the state and environmental protection standards, and shall not dump or pile up hazardous waste without authorization. Furthermore, it is forbidden to entrust hazardous waste to entities without a permit for disposal, or else the competent ecological and environmental authorities shall order the violator to make rectification, impose fines, confiscate illegal gains, and in serious circumstances, order it to suspend business or close down upon the approval of the government authorities.

Regulations Relating to Labor Protection

Labor Law and Labor Contract Law

The Labor Law of the PRC was promulgated by the SCNPC on July 5, 1994 and was most recently amended on December 29, 2018 (the latest revised version became effective on December 29, 2018). The PRC Labor Contract Law was promulgated by the SCNPC on June 29, 2007 and was amended on December 28, 2012 (the latest revised version became effective from July 1, 2013). The Implementing Regulations of the Labor Contract Law of the PRC were promulgated and became effective on September 18, 2008. These laws together govern issues in relation to employment contracts, settlement of labor dispute, labor remuneration, protection of occupational safety and healthcare, social insurance and welfare, etc. Written employment contracts must be entered into in order to establish the labor relationship between employers and employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. Employers are also required to pay wages no lower than the local minimum wage standards to their employees. If the payment of employee’s wages at a rate lower than the local minimum wage rate, the labor authority shall order the employer to pay wages and economic compensation to those employees and may also order it to pay compensation.

Social Insurance and Housing Provident Funds

The Social Insurance Law of the PRC, which was promulgated by the SCNPC on October 28, 2010 and amended on December 29, 2018, governs the PRC’s social insurance system. According to the Social Insurance Law of the PRC, the Regulations on Occupational Injury Insurance effective as of January 1, 2004 and as amended on December 20, 2010, the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective as of January 1, 1995, and the Interim Regulations concerning the Levy of Social Insurance effective as of January 22, 1999 and most recently amended on March 24, 2019, employers and/or employees (as the case may be) shall register social insurance with competent authorities and contribute required amount of social insurance funds, including funds for basic pension insurance, unemployment insurance, basic medical insurance, occupational injury insurance, and maternity insurance. Employers who fail to complete social security registration shall be ordered by the social security administrative authorities to rectify within a stipulated period. If rectification is not made within the stipulated period, such employer shall be subject to a fine ranging from one to three times the amount of the social security premiums payable, and the directly accountable person(s)-in-charge and other directly accountable personnel shall be subject to a fine ranging from RMB500 to RMB3,000. Employers who fail to promptly contribute social security premiums in full amount shall be ordered by the social security premium collection agency to make such contributions or make up the difference within a stipulated period and be subject to a late payment fine of 0.05% of the overdue payment from the payment due date. If such overdue payment is not made within the stipulated period, the relevant administrative authorities shall impose a fine ranging from one to three times the amount of the amount in arrears.

Under the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Council on April 3, 1999 and most recently amended on March 24, 2019, an employer shall make contribution registration with the housing provident fund management and complete the formalities of opening housing provident fund accounts for its employees. If an employer fails to undertake the registration or fails to go through the formalities of opening housing provident fund accounts for its employees, the housing provident fund management center shall order such employer to go through the formalities within a prescribed time limit. Employers who fail to do so within the time limit shall be subject to a fine ranging from RMB10,000 to RMB50,000. If an employer fails to make timely contributions to the housing provident fund in the full amount, the housing provident fund management center shall order such employer to make such contributions or make up the difference within a prescribed time limit. If employers fail to comply within the prescribed time limit, the housing provident fund management center may submit an application to a People’s Court for compulsory enforcement. As of the date of this prospectus, no administrative actions, fines, or penalties have been imposed by the relevant PRC government authorities with respect to such non-compliance, nor has any order been received by our PRC subsidiaries to settle the outstanding amount of social insurance contributions and housing provident fund contributions. Please see “Risk Factors — Risks Relating to Doing Business in the PRC — Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject the Operating Entity to penalties.”

Regulations Relating to Fire Safety

Pursuant to the PRC Fire Safety Law, which was promulgated by the SCNPC on April 29, 1998, and last amended on April 29, 2021, and the Interim Provisions on Administration of Fire Control Design Review and Acceptance of Construction Project promulgated by the Ministry of Housing and Urban-Rural Development on April 1, 2020, which became effective on June 1, 2020, and last amended on August 21, 2023, the construction entity of a large-scale facility (including manufacturing plant whose size is over 2,500 square meters) and other special construction projects must apply for fire prevention design review with fire control authorities, and complete fire assessment inspection and acceptance procedures after the construction project is completed. The construction entity of special construction projects must complete the filing for fire prevention design and complete the fire safety completion inspection and acceptance procedures within five business days after conducting the construction completion inspection and acceptance. If the construction entity fails to conduct the fire safety inspection before such facility is put into use or the construction entity fails to conform to the fire safety requirements after such inspection, the construction entity will be ordered to suspend the construction of projects, stop using the affected construction project and stop production or business operations, and a fine between RMB30,000 and RMB300,000 may be imposed by competent departments.

Regulations Relating to Product Liability

Product Quality Law

Pursuant to the PRC Product Quality Law, which was promulgated on February 22, 1993 and amended on July 8, 2000, August 27, 2009, and December 29, 2018, a manufacturer is prohibited from producing or selling products that do not meet applicable standards and requirements for safeguarding human health and ensuring human and property safety. Products must be free from unreasonable dangers threatening human and property safety. Where a defective product causes personal injury or property damage, the aggrieved party may make a claim for compensation from the manufacturer or the seller of the product. Manufacturers and sellers of non-compliant products may be ordered to cease the production or sale of the products and could be subject to fines and confiscation of the products. Earnings from sales of the products in violation of such standards or requirements may also be confiscated, and, in severe cases, an offender’s business license may be revoked. Manufacturers and sellers shall establish a sound internal product quality control system and strictly adhere to a job responsibility system in relation to quality standards and quality liabilities together with implementing corresponding examination and inspection measures.

Work Safety Law

Pursuant to the Work Safety Law of the PRC, which was promulgated by the SCNPC on June 29, 2002, implemented on November 1, 2002, and revised on August 27, 2009, August 31, 2014 and June 10, 2021, producers and business operators shall abide by the Work Safety Law, strengthen work safety management, establish and improve the all-staff work safety responsibility system and work safety rules and regulations. Producers and business operators that fail to satisfy those conditions shall not engage in production and business operation activities. In addition, the producers and business operators are required to offer education and training programs to the employees regarding production safety, and provide labor protection articles that meet the national standards or industrial standards to the employees, supervise and educate them to wear or use these articles according to the prescribed rules.

PRC Civil Code

On May 28, 2020, the National People’s Congress promulgated the Civil Code of the People’s Republic of China (the “PRC Civil Code”), which took effect on January 1, 2021. Under the PRC Civil Code, if a product is found to be defective and to compromise personal and property security of others, the victim may require compensation to be made by the manufacturer or the seller of the product. Where any manufacturer or seller knowingly produces or sells defective products or fails to take effective remedial measures in accordance with the PRC Civil Code and thus causes death or serious damage to the health of another person, such person shall be entitled to claim punitive damages. If the transporter or storekeeper is responsible for the matter, the manufacturer or seller shall have the right to demand compensation for its losses.

As of the date of this prospectus, the Operating Entity has fully complied with product safety laws. Neither we nor any of our PRC subsidiaries have been subject to any investigation, or receive any notice, warning, or sanction from relevant government authorities related to product safety.

Regulations Relating to Anti-Monopoly in China

The PRC Anti-monopoly Law was promulgated on August 30, 2007, amended on June 24, 2022, and took effect on August 1, 2022. The PRC Anti-monopoly Law prohibits monopolistic conduct, such as entering into monopoly agreements, abuse of dominant market position, and concentration of undertakings, that have the effect of eliminating or restricting competition.

A business operator with a dominant market position may not abuse its dominant market position to conduct acts such as selling commodities at unfairly high prices or buying commodities at unfairly low prices, selling products at prices below cost without any justifiable cause, and refusing to trade with a trading party without any justifiable cause. Sanctions for the violations of the prohibition on the abuse of dominant market position include an order to cease the relevant activities, confiscation of the illegal gains, and fines of between 1% to 10% of sales revenue from the previous year. Provisions on Prohibition of Abuse of Market Dominance was promulgated on March 10, 2023, and took effect on April 15, 2023, to prevent and curb the abuse of market dominance. According to the Provisions on Prohibition of Abuse of Market Dominance, SAMR takes charge of unified anti-monopoly law enforcement for abuse of market dominance. With regard to any undertaking abusing its market dominance, the anti-monopoly law enforcement agency shall order it to stop the illegal act, confiscate its illegal income, and impose a fine ranging from 1% to 10% of the preceding year’s sales on it.

We have not implemented monopolistic behaviors including monopoly agreements, abuse of a dominant position and concentration of undertakings that may have the effect to eliminate or restrict competition. As of the date of this prospectus, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

Regulations Relating to Import and Export of Goods

Pursuant to the Regulations of the PRC on the Administration of Import and Export of Goods promulgated by the State Council on December 10, 2001, which came into effect on January 1, 2002 and last amended on March 10, 2024, the import and export of goods are generally allowed by the PRC government, but the prohibitions or restrictions explicitly stipulated in the laws or administrative regulations shall still be complied with during the conduct of import and export of goods by individuals or entities. According to the Foreign Trade Law of the PRC promulgated by the SCNPC, on May 12, 1994, which came into effect on July 1, 1994 and last amended with immediate effect on December 30, 2022, unless otherwise provided by laws and regulations, the PRC government allows free export and import of goods and technologies, and protects the intellectual property rights associated with international trade. The authorities have canceled the requirements to file records and register formalities for foreign trade operators engaging in the import or export of goods or technology with the MOFCOM or the agency entrusted from December 30, 2022. Pursuant to the Customs Law of the PRC promulgated by the SCNPC, on January 22, 1987, which came into effect on July 1, 1987 and last amended on April 29, 2021, and the Administrative Provisions of the Record-filing of Customs Declaration Agent promulgated by the General Administration of Customs of the PRC on November 19, 2021, which came into effect on January 1, 2022, unless otherwise provided for, the declaration of import or export goods and the payment of duties may be made by the consignees or consignors themselves, or by entrusted customs brokers that have been registered with the customs and such declaration shall be made by filing with the customs.

Regulations on Foreign Exchange

General administration of foreign exchange

Under the PRC Foreign Currency Administration Rules promulgated on January 29, 1996, and last amended on August 5, 2008, and various regulations issued by the SAFE and other relevant PRC government authorities, Renminbi is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside of the PRC for capital account items, such as direct equity investments, loans, and repatriation of investment, require the prior approval from the SAFE or its local office. Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same from abroad. Foreign-invested enterprises may retain foreign currencies in accounts with designated foreign exchange banks under the current account items subject to a cap set by the SAFE or its local office. Proceeds from foreign exchange transactions under the current accounts may be either retained or sold to a financial institution engaged in settlement of foreign exchange and sale of foreign currency pursuant to relevant SAFE rules and regulations. For proceeds from foreign exchange transactions under the capital accounts, approval from the SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement of foreign exchange and sale of foreign currency.

The SAFE Circular No. 59

Pursuant to the Circular of the SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment (the “SAFE Circular No. 59”), promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012 and was further amended on May 4, 2015, approval is not required for opening a foreign exchange account and depositing foreign currency into the accounts relating to the direct investments.

The SAFE Circular No. 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for foreign-invested enterprises.

The SAFE Circular No. 13

Pursuant to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment (the “SAFE Circular No. 13”), effective from June 1, 2015, which cancels the administrative approvals for foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration, the investors shall register with banks for direct domestic investment and direct overseas investment.

The SAFE Circular 19

The Circular on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise (the “SAFE Circular No. 19”), which was promulgated by the SAFE on March 30, 2015 and last amended on March 23, 2023, provides that a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign currency-denominated capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to the SAFE Circular No.19, for the time being, foreign-invested enterprises are allowed to settle 100% of their foreign currency-denominated capitals on a discretionary basis. A foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business. Where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first complete domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

The SAFE Circular No. 16

The Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (the “SAFE Circular No. 16”), which was promulgated by the SAFE on June 9, 2016 and last amended on December 4, 2023, provides that enterprises registered in the PRC may also convert their foreign debts from foreign currency into Renminbi on self-discretionary basis. The SAFE Circular No. 16 also provides an integrated standard for conversion of foreign currency under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis, which applies to all enterprises registered in the PRC.

The SAFE Circular 28

The Notice of the SAFE on Further Promoting the Convenience of Cross-border Trade and Investment (the “SAFE Circular 28”), which was promulgated by the SAFE and became effective on October 23, 2019, provides that non-investment foreign-invested enterprises may use capital to make equity investment in the PRC in accordance with laws on the premise that the investment is not in violation of the applicable Negative List and the projects invested are true and in compliance with relevant laws and regulations.

The SAFE Circular 8

The Notice of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business (the “SAFE Circular 8”), which was issued by the SAFE and became effective on April 10, 2020, provides that under the condition that the use of the funds is genuine and compliant with current administrative provisions on use of income relating to capital account, enterprises are allowed to use income in the capital account, such as capital funds, foreign debts proceeds, and proceeds from overseas listings for domestic payment, without submission to the bank prior to each transaction of materials evidencing the veracity of such payment.

The SAFE Circular 37

Under the Circular of the State Administration of Foreign Exchange on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles (the “SAFE Circular 37”), issued by the SAFE and effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, which is defined as offshore enterprises directly established or indirectly controlled by PRC residents for offshore equity financing of the enterprise assets or interests they hold in China. An amendment to registration or subsequent filing with the local SAFE branch by such PRC resident is also required if there is any change in basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, the SAFE issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-trip Investment regarding the procedures for SAFE registration under the SAFE Circular 37, which became effective on July 4, 2014, as an attachment to the Circular 37.

Regulations on dividend distribution

According to the PRC Company Law and Foreign Investment Law, the PRC subsidiary, as a foreign invested enterprise, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the Law of the People’s Republic of China on Enterprise Income Tax, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the Law of the People’s Republic of China on Enterprise Income Tax issued by the State Council. However, a lower withholding tax rate may be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, such as tax rate of 5% in the case of Hong Kong companies that holds at least 25% of the equity interests in the foreign-invested enterprise, and certain requirements specified by PRC tax authorities are satisfied.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiaries. Current PRC regulations permit Fujian INLIF to pay dividends to Juli HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Cash dividends, if any, on our Ordinary Shares would be paid in U.S. dollars. Juli HK may be considered a non-resident enterprise for tax purposes, so that any dividends Fujian INLIF pays to Juli HK may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity.

Regulations on Taxation

Enterprise Income Tax

On March 16, 2007, the SCNPC promulgated the Law of the PRC on Enterprise Income Tax, which was amended on February 24, 2017 and December 29, 2018, and on December 6, 2007, the State Council enacted the Regulations for the Implementation of the Law on Enterprise Income Tax (collectively, the “EIT Law”). The EIT Law came into effect on January 1, 2008. Under the EIT Law, both resident enterprises and non-resident enterprises are subject to taxation in the PRC. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within the PRC. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside the PRC, but have established institutions or premises in the PRC, or have no such established institutions or premises but have income generated from inside the PRC. Under the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishment or premises in the PRC but there is no actual relationship between the relevant income derived in the PRC and the established institutions or premises set up by them, enterprise income tax is set at the rate of 10% with respect to their income sourced from inside the PRC.

Value-added Tax

The Provisional Regulations of the PRC on Value-added Tax were promulgated by the State Council on December 13, 1993 and came into effect on January 1, 1994, which were subsequently amended on November 10, 2008, February 6, 2016, and November19, 2017. The Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-added Tax (Revised in 2011) was promulgated by the MOF on December 25, 1993 and subsequently amended on December 15, 2008 and October 28, 2011. The Provisional Regulations of the PRC on Value-added Tax and the Implementation of the Provisional Regulations of the PRC on Value-added Tax (Revised in 2011) are collectively referred to as the VAT Law. On November 19, 2017, the State Council promulgated The Decisions on Abolishing the Provisional Regulations of the PRC on Business Tax and Amending the Provisional Regulations of the PRC on Value-added Tax, or Order 691. According to the VAT Law and Order 691, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property, and the importation of goods within the territory of the PRC are the taxpayers of VAT. On May1,2015, the VAT tax rates generally applicable are simplified as 17%, 11%, 6%, and 0%, and the VAT tax rate applicable to the small-scale taxpayers is 3%. The new VAT tax rates generally applicable from May 1, 2018 are simplified as 16%, 10%, 6%, and 0%, and the VAT tax rate applicable to the small-scale taxpayers is still 3%. Starting from April 1, 2019, the VAT rate for revenue generated from providing products was changed from 16% to 13%.

Dividend Withholding Tax

The EIT Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes (the “Double Tax Avoidance Arrangement”), and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties (the “SAT Circular 81”), issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties regarding the “Beneficial Owner” (the “Announcement”) in Tax Treaties, which was issued on February 3, 2018 by the SAT and became effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This Announcement further provides that an applicant who intends to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement of State Taxation Administration on Promulgation of the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits, which was issued by the SAT on October 14, 2019 and effective on January 1, 2020.

Tax on Indirect Transfer

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises (the “SAT Circular 7”). Pursuant to the SAT Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonably commercial purpose and is established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonably commercial purpose” of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interests of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to the SAT Circular 7, where the payor fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. The SAT Circular 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares are acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax (the “SAT Circular 37”) which further elaborates the relevant implemental rules regarding the calculation, reporting, and payment obligations of the withholding tax by the non-resident enterprises.

PRC Laws and Regulations Relating to Mergers & Acquisitions

On August 8, 2006, six PRC governmental and regulatory agencies, including MOFCOM and the CSRC promulgated the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006 and were revised on June 22, 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

PRC Laws and Regulations Relating to Oversea Listing

Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies

On February 17, 2023, the CSRC, announced the Notice on Filing Management Arrangements for Overseas Listings of Domestic Enterprises, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines which came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Pursuant to the Trial Measures, we are required to file with the CSRC within three working days following the submission of an initial public offering or listing application. The Trial Measures apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies. Where a PRC domestic company seeks to indirectly offer and list securities on overseas markets, the issuer shall designate a major domestic operating entity as the domestic responsible entity, which shall file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. According to the Trial Measures, if we fail to fulfill the filings, or offer and list securities on an overseas market in violation of these measures, the CSRC will order rectification, issue warnings, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Persons directly in charge and other individuals directly responsible will be warned and fined between RMB500,000 and RMB5,000,000. Controlling shareholders and actual controllers of the domestic company who organize or instruct these violations will be fined between RMB1,000,000 and RMB10,000,000. As of the date of this prospectus, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Entity, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies

On February 24, 2023, the CSRC, the MOF, and National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Provisions on Strengthening Confidentiality and Archives Administration in Overseas Issuance and Listing of Securities (the “Confidentiality and Archives Administration Provisions”), which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements, and procedures relating to provision of documents, materials, and accounting archives for securities companies, securities service providers, overseas regulators, and other entities and individuals in connection with overseas offering and listing. Domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies or harm national security and public interest. A domestic company is required to fulfill the approval and filing procedures according to law if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to outside of mainland China, relevant approval procedures stipulated by regulations shall be followed.

MANAGEMENT

Set forth below is information concerning our directors, director nominees, and executive officers.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)
Wenzao Huang	51	Chairman of the Board of Directors and Director
Rongjun Xu	35	Chief Executive Officer
Yanting Chen	43	Chief Financial Officer
Yunjun Huang	34	Director
Yaner Zhang	38	Independent Director Nominee*
Yongfu Zeng	53	Independent Director Nominee*
Yongjun Zhou	53	Independent Director Nominee*

____________

*        The appointment of each director nominee will be effective upon the effectiveness of the registration statement of which this prospectus forms a part.

The following is a brief biography of each of our executive officers and directors:

Mr. Wenzao Huang has served as our director since January 4, 2023 and appointed as the chairman of the board of directors since August 31, 2023. Mr. Huang began his career in the industrial manipulator arms industry in 2016 when he founded our subsidiary Ewatt and acted as its chairman of the board of directors since its inception. Prior to the establishment of Ewatt, Mr. Huang held senior leadership positions in multiple hardware and plastics manufacturing companies. Mr. Huang has been the legal representative for Chongqing Zhensheng Plastic Products Co., Ltd. since 2015. He served as the general manager for Dayu Yaodong Hardware and Plastic Products Co., Ltd. since 2013, and acted as the legal representative for Quanzhou Huasen Hardware and Plastic Products Co., Ltd. since 2009. In 1995, Mr. Huang obtained his bachelor’s degree in food engineering from Zhengzhou Grain College, now known as Henan University of Technology, China.

Mr. Rongjun Xu has served as our Chief Executive Officer since August 31, 2023. Mr. Xu joined Ewatt in October 2016 as the research and development manager and he was later promoted to vice general manager in 2020. Prior to that, Mr. Xu served as the vice general manager for Quanzhou Huasen Hardware and Plastic Products Co., Ltd. from August 2012 to September 2016. In 2012, Mr. Xu obtained his bachelor’s degree in electronic commerce from Quanzhou Normal University, China.

Ms. Yanting Chen has served as our Chief Finance Officer since August 31, 2023. Ms. Chen has worked for Ewatt since June 2022 as the vice general manager as well as the financial manager. Ms. Chen has more than two decades of professional experience in accounting and financial positions. Prior to joining us, Ms. Chen held senior financial leadership roles at various electronics and electrical equipment manufacturing companies. From April 2017 to May 2021, Ms. Chen served as the financial manager for Xiamen Yingnuo’er Charging Source Electronics Co., Ltd. From July 2011 to March 2017, Ms. Chen served as the financial manager for Xiamen Xinlechuang Electronics Co., Ltd. From August 2006 to June 2011, Ms. Chen served as the financial supervisor for Xiamen Feitianshi Automation Control Co., Ltd. In 2002, Ms. Chen obtained her bachelor’s degree in accounting from Fujian Agriculture and Forestry University, China.

Mr. Yunjun Huang has served as our director since April 19, 2023. Mr. Yunjun Huang is the co-founder of Ewatt and has served as the executive director and general manager since Ewatt’s establishment. From April 2013 to August 2016, Mr. Huang served as the general manager and legal representative for Quanzhou Aichuangxin Mechanical Equipment Co., Ltd. In 2008, Mr. Yunjun Huang obtained his vocational degree in computer numerical control machining from Sanming Technical School, China.

Ms. Yaner Zhang will serve as our independent director starting immediately prior to the effectiveness of our registration statement, of which this prospectus forms a part. Ms. Zhang has served as a project manager at Pan-China Certified Public Accountants LLP (Xiamen Branch) since January 2021. Prior to her current role, she served as the financial manager for Xiamen Yangshun Technology Co., Ltd. from June 2017 to December 2020, and as the financial manager for Xiamen Miluoxi Development Co., Ltd. from May 2015 to May 2017. Ms. Zhang holds an intermediate title of accounting in the PRC and is certified as a tax advisor in the PRC as well. In 2009, she obtained her bachelor’s degree in accounting from Fujian Agriculture and Forestry University, China.

Mr. Yongjun Zhou will serve as our independent director starting immediately prior to the effectiveness of our registration statement, of which this prospectus forms a part. Mr. Zhou has held the positions of executive vice president and associate researcher at Min’nan University of Science and Technology since December 2019. From February 2009 to November 2019, he served as the vice president of Fujian Normal University Min’nan College of Science and Technology, the predecessor of Min’nan University of Science and Technology. During his positions in Min’nan University of Science and Technology, he was employed as the guest associate professor at college of economic of American Purlinton University from January 2018 to December 2019. Mr. Zhou is also certified as corporate human resources management specialist in 2018. Mr. Zhou obtained his bachelor’s degree in food engineering from Zhengzhou Grain College, now known as Henan University of Technology, China, in 1993.

Mr. Yongfu Zeng will serve as our independent director starting immediately prior to the effectiveness of our registration statement, of which this prospectus forms a part. He has been licensed to practice law in the PRC since October 2001. Mr. Zeng is the founder of Fujian Minfang Law Firm and has been serving as its legal representative and managing partner since 2012. Prior to establishing Fujian Minfang Law Firm, Mr. Zeng worked as a partner at Fujian Minzhong Law Firm from February 2004 to November 2012. Mr. Zhou obtained an undergraduate certificate in law from Xiamen University, China, in 2005.

For additional information, see “Description of Share Capital — Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering, three of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association as may be amended from time to time. Our Company has the right to seek damages if a duty owed by any of our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging the property of the company;

•        declaring dividends and distributions; and

•        convening shareholders’ general meetings and reporting its work to shareholders at such meetings.

Terms of Directors and Executive Officers

Each of our directors holds office until he or she is removed from office by the Company by ordinary resolutions or a successor has been duly elected and qualified. All of our executive officers are appointed by and serve at the discretion of our board of directors.

The office of our director shall also be automatically vacated, if he or she: (a) becomes bankrupt or makes any arrangement or composition with his creditors; (b) is found to be or becomes of unsound mind; (c) resigns his or her office by notice in writing to the Company; (d) is removed from office by ordinary resolution; (e) is convicted of an arrestable offence; or (f) dies.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We will enter into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part, we agree to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation, or other entity without written consent, any confidential information.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2023, we paid an aggregate of $163,433 as compensation to our executive officers and directors. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. The Operating Entity is required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

Insider Participation Concerning Executive Compensation

Our chairman of the board of directors and director, Wenzao Huang, has been making all determinations regarding executive officer compensation from the inception of our Company. When our compensation committee is set up, it will be making all determinations regarding executive officer compensation (please see below).

Committees of the Board of Directors

We will establish three committees under the board of directors prior to the closing of this offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. The appointment to the committees will be effective immediately upon the effective date of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Yongfu Zeng, Yongjun Zhou, and Yaner Zhang. Yaner Zhang will be the chairperson of our audit committee. We have determined that Yongfu Zeng, Yongjun Zhou, and Yaner Zhang will satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Yaner Zhang qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Yongjun Zhou, Yaner Zhang, and Yongfu Zeng. Yongfu Zeng will be the chairperson of our compensation committee. We have determined that Yongjun Zhou, Yaner Zhang, and Yongfu Zeng will satisfy the “independence” requirements of the Nasdaq listing rules and Rule 10C-1 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel, or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        reviewing programs or similar arrangements, annual bonuses, employee pension, and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Yaner Zhang, Yongfu Zeng, and Yongjun Zhou. Yongjun Zhou will be the chairperson of our nominating and corporate governance committee. We have determined that Yaner Zhang, Yongfu Zeng, and Yongjun Zhou will satisfy the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience, and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is to be filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part and will be applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

•        each of our directors and executive officers who beneficially own our Ordinary Shares; and

•        each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 12,500,000 Ordinary Shares outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering includes Ordinary Shares outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have 5 shareholders of record, none of whom are located in the United States. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to this Offering			Ordinary Shares Beneficially Owned After this Offering			Percentage of Votes Held After this Offering
	Number		Percent	Number		Percent	Percent
Directors and Executive Officers(1):
Wenzao Huang	4,376,625	(2)	35.013%	4,376,625	(2)	30.184%	30.184%
Rongjun Xu
Yanting Chen
Yunjun Huang	2,255,000	(3)	18.04%	2,255,000	(3)	15.552%	15.552%
Yaner Zhang
Yongfu Zeng
Yongjun Zhou
All directors and executive officers as a group (Seven individuals):	6,631,625		53.053%	6,631,625		45.735%	45.735%
5% Shareholders:
LIANKEN ENTERPRISE LIMITED(4)	4,376,625		35.013%	4,376,625		30.184%	30.184%
TIANHUA ENTERPRISE LIMITED(5)	3,723,750		29.790%	3,723,750		25.681%	25.681%
XINGCAN ENTERPRISE LIMITED(6)	2,255,000		18.040%	2,255,000		15.552%	15.552%
WEIBO ENTERPRISE LIMITED(7)	1,394,625		11.157%	1,394,625		9.618%	9.618%
Kerui Enterprise Limited(8)	750,000		6.000%	750,000		5.172%	5.172%

____________

Notes:

(1)      Unless otherwise indicated, the business address of each of the individuals is No. 88, Hongsi Road, Yangxi New Area, Honglai Town, Nan’an City, Quanzhou, the People’s Republic of China.

(2)      These shares represent 4,376,625 Ordinary Shares held through LIANKEN ENTERPRISE LIMITED, of which Mr. Wenzao Huang is the sole member and sole director, and accordingly, Mr. Wenzao Huang has voting and dispositive control.

(3)      These shares represent 2,255,000 Ordinary Shares held through XINGCAN ENTERPRISE LIMITED, of which Mr. Yunjun Huang is the sole member and sole director, and accordingly, Mr. Yunjun Huang has voting and dispositive control.

(4)      The number of Ordinary Shares beneficially owned prior to this offering represents 4,376,625 Ordinary Shares held by LIANKEN ENTERPRISE LIMITED, a British Virgin Islands company, which is 100% owned by Mr. Wenzao Huang, our chairman of the board of directors and director, with the business address of Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, VG1110, British Virgin Islands.

(5)      The number of Ordinary Shares beneficially owned prior to this offering represents 3,723,750 Ordinary Shares held by TIANHUA ENTERPRISE LIMITED, a British Virgin Islands company, which is 100% owned by Mr. Xiaolong Chen, with the business address of Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, VG1110, British Virgin Islands.

(6)      The number of Ordinary Shares beneficially owned prior to this offering represents 2,255,000 Ordinary Shares held by XINGCAN ENTERPRISE LIMITED, a British Virgin Islands company, which is 100% owned by Mr. Yunjun Huang, our director, with the business address of Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, VG1110, British Virgin Islands.

(7)      The number of Ordinary Shares beneficially owned prior to this offering represents 1,394,625 Ordinary Shares held by WEIBO ENTERPRISE LIMITED, a British Virgin Islands company, which is 100% owned by Mr. Jinliang Xu, with the business address of Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, VG1110, British Virgin Islands.

(8)      The number of Ordinary Shares beneficially owned prior to this offering represents 750,000 Ordinary Shares held by Kerui Enterprise Limited, a British Virgin Islands company, which is 100% owned by Ms. Lihui Xu, with the business address of Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, VG1110, British Virgin Islands.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

1)      Nature of relationships with related parties

Name	Relationship with the Company
Wenzao Huang	Director and shareholder of the Company
Yunjun Huang	Director and shareholder of the Company
Xiaolong Chen	Shareholder of the Company
Lihui Xu	Shareholder of the Company
Suzhou Ewatt Intelligent Equipment Co., Ltd (“Suzhou Ewatt”)	100% equity interests owned by Ewatt
Quanzhou Huasen Hardware and Plastic Products Co., Ltd (“Quanzhou Huasen”)	100% equity interests owned by Wenzao Huang
Evatt (HK) Technology Limited (“Evatt HK”)	100% equity interests owned by Xiaolong Chen
Dayu Yaodong Hardware and Plastic Products Co., Ltd (“Dayuyaodong”)	A member of the board of supervisors of Dayuyaodong is Wenzao Huang
Lianken Enterprise Limited (“Lianken”)	100% owned by Wenzao Huang
Tianhua Enterprise Limited (“Tianhua”)	100% owned by Xiaolong Chen
Xingcan Enterprise Limited (“Xingcan”)	100% owned by Yunjun Huang
Weibo Enterprise Limited (“Weibo”)	100% owned by Jinliang Xu

2)      Related party balances

Due to related parties:

Name of related parties	As of the date of this prospectus	As of June 30, 2024	As of December 31, 2023	As of December 31, 2022	As of December 31, 2021
Wenzao Huang	$63,715	$1,793	$1,793	$49,595	$4,138,513
Lihui Xu	511,396	511,396	511,225	—	—
Yunjun Huang	—	—	—	—	2,471,058
Xiaolong Chen	—	—	—	—	3,452,280
Total	$575,111	$513,189	$513,018	$49,595	$10,061,851

Due from related parties:

Name of related parties	As of the date of this prospectus	As of June 30, 2024	As of December 31, 2023	As of December 31, 2022	As of December 31, 2021
Yunjun Huang	$—	$—	$352,118	$—	$—
Lianken	256	256	—	—	—
Tianhua	256	256	—	—	—
Xingcan	256	256	—	—	—
Weibo	256	256	—	—	—
Total	$1,024	$1,024	$352,118	$—	$—

3)      Related party transactions

For the period beginning July 1, 2024 and ending on the date of this prospectus, the related parties provided working capital to support the Operating Entity’s operations when needed. The borrowings were unsecured, due on demand, and interest-free. The following table summarizes the Operating Entity’s borrowing transactions with the related parties:

Name of related parties	Lent to Operating Entity	Collected from Operating Entity
Wenzao Huang	$62,371	$—
Yunjun Huang	—	—
Lianken	—	—
Tianhua	—	—
Xingcan	—	—
Weibo	—	—
Total	$62,371	$—

For the six months ended June 30, 2024, the related parties provided working capital to support the Operating Entity’s operations when needed. The borrowings were unsecured, due on demand, and interest-free. The following table summarizes the Operating Entity’s borrowing transactions with the related parties:

Name of related parties	Lent to Operating Entity	Collected from Operating Entity
Wenzao Huang	$225,919	$225,919
Yunjun Huang	346,503	—
Lianken	—	256
Tianhua	—	256
Xingcan	—	256
Weibo	—	256
Total	$572,422	$226,943

For the fiscal year ended December 31, 2023, the related parties provided working capital to support the Operating Entity’s operations when needed. The borrowings were unsecured, due on demand, and interest-free. The following table summarizes the Operating Entity’s borrowing transactions with the related parties:

Name of related parties	Lent to Operating Entity	Collected from Operating Entity
Wenzao Huang	$42,466	$40,673
Yunjun Huang	269,739	671,109
Xiaolong Chen	153,988	153,988
Lihui Xu	511,225	—
Total	$977,418	$865,770

For the fiscal year ended December 31, 2022, the related parties provided working capital to support the Operating Entity’s operations when needed. The borrowings were unsecured, due on demand, and interest-free. The following table summarizes the Operating Entity’s borrowing transactions with the related parties:

Name of related parties	Lent to Operating Entity	Collected from Operating Entity
Wenzao Huang	$416,109	$4,284,593
Yunjun Huang	99,569	2,439,748
Xiaolong Chen	—	3,269,431
Total	$515,678	$9,993,772

For the fiscal year ended December 31, 2021, the related parties provided working capital to support the Operating Entity’s operations when needed. The borrowings were unsecured, due on demand, and interest-free. The following table summarizes the Operating Entity’s borrowing transactions with the related parties:

Name of related parties	Lent to Operating Entity	Collected from Operating Entity
Wenzao Huang	$155,020	$1,540,489
Yunjun Huang	751,845	516,979
Total	$906,865	$2,057,468

The following table summarizes the Operating Entity’s sales transactions with the related parties:

Name of related parties	For the period beginning July 1, 2024 and ending on the date of this prospectus	For the six months ended June 30, 2024	For the year ended December 31, 2023	For the year ended December 31, 2022	For the year ended December 31, 2021
Quanzhou Huasen	$1,336	$2,424	$13,383	$51,323	$3,402
Dayuyaodong	—	1,227	602	36,732	—
Suzhou Ewatt	—	—	—	90,256	5,625
Total	$1,336	$3,651	$13,985	$178,311	$9,027

For the period beginning July 1, 2024 and ending on the date of this prospectus, six months ended June 30, 2024 and the years ended December 31, 2023, 2022, and 2021, the Company generated revenue from related parties in the amount of $1,336, $3,651, $13,985, $178,311, and $9,027, respectively.

The following table summarizes the Operating Entity’s accounts receivable balance with the related parties:

Name of related parties	As of the date of this prospectus	As of June 30, 2024	As of December 31, 2023	As of December 31, 2022	As of December 31, 2021
Suzhou Ewatt	$—	$—	$—	$—	$6,434
Quanzhou Huasen	—	1,557	7,207	—	—
Total	$—	$1,557	$7,207	$—	$6,434

As of the date of this prospectus, June 30, 2024, December 31, 2023, 2022, and 2021, the Company’s accounts receivable balance from related parties amounted to nil, $1,557, $7,207, nil and $6,434, respectively.

The following table summarizes the Operating Entity’s other receivables balance with the related parties:

Name of related parties	As of the date of this prospectus	As of June 30, 2024	As of December 31, 2023	As of December 31, 2022	As of December 31, 2021
Suzhou Ewatt	$—	$—	$—	$—	$98,058
Total	$—	$—	$—	$—	$98,058

As of the date of this prospectus, June 30, 2024, December 31, 2023, 2022, and 2021, the Company’s other receivable balance from related parties amounted to nil, nil, nil, nil, and $98,058, respectively.

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the Cayman Companies Act. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

As of the date of this prospectus, our Company’s authorized share capital is $50,000 divided into 500,000,000 shares of a nominal or par value $0.0001 per share. As of the date of this prospectus, there are 12,500,000 Ordinary Shares issued and outstanding. All of our Ordinary Shares issued and outstanding Ordinary Shares prior to the completion of the offering are and will be fully paid, and all of our Ordinary Shares to be issued in the offering will be issued as fully paid.

The following description of our share capital and provisions of our post-offering amended and restated memorandum and articles of association are summaries and are qualified by reference to the post-offering amended and restated memorandum and articles of association. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Every person whose name is entered as a shareholder in the register of members, shall without payment, be entitled to a share certificate signed by our Director specifying the share or shares held and the amount paid up thereof, provided that in respect of a share or shares held jointly by several persons, our Company shall not be bound to issue more than one share certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Our authorized share capital is $50,000 divided into 500,000,000 shares of a nominal or par value $0.0001 per share. Subject to the provisions of the Cayman Companies Act and our articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act.

At the completion of this offering, there will be 14,500,000 Ordinary Shares issued and outstanding held by at least 300 unrestricted round lot shareholders and beneficial owners which is the minimum requirement by Nasdaq. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about [•].

Listing

We have applied to list the Ordinary Shares on Nasdaq under the symbol “INLF” At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation with offices located at Bayside Center 1, 17755 North US Highway 19, Suite No. 140, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)     the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)    our shareholders may, by ordinary resolution, declare final dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by our Company.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our authorized share capital;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)    sub-divide our existing shares or any of them into shares of an smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)     cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital and any capital redemption reserve in any manner, authorized and consent required by the Cayman Companies Act.

Calls on Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise), and each shareholder shall (subject to receiving at least 14 clear days’ notice in writing specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable, the person from whom the sum is due and payable shall pay interest on the sum from the day it became due and payable until it is paid (i) at the rate fixed by the terms of allotment of the shares or in the notice of the call; or (ii) if no rate is fixed at ten percent per annum. The directors shall be at liberty, waive payment of the interest wholly or in part.

Lien

We have a first and paramount lien on all shares (whether fully paid or not) registered in the name of a member (whether solely or jointly with others). The lien is for all moneys payable to us by the member or the member’s estate: (i) either alone or jointly with any other person, whether or not that other person is a member; and (ii) whether or not those monies are presently payable. At any time, the directors may declare any share to be wholly or partly exempt from the provision of our articles of association.

We may sell any share on which we have a lien if all of the following conditions are met: (a) the sum in respect of which the lien exists is presently payable; (b) we have given notice to the member holding the share (or to the person entitled to it in consequence of the death or bankruptcy of that member) demanding payment and stating that if the notice is not complied with the shares may be sold; and (c) that sum is not paid within 14 clear days after that notice in writing is deemed to be given.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or installment of a call with any interest on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve such shareholder not less than 14 clear days’ notice requiring payment of so much of the call or installment as is unpaid and specifying the amount unpaid including any interest and expenses accrued by the reason of such non-payment. The notice shall state the place where payment is to be made and also contain a warning that in the event of non-payment at or before the time appointed the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share in respect of which the notice has been given be forfeited and such forfeiture shall extend to all dividends declared in respect of the share so forfeited but not actually paid before such forfeiture.

A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the directors in their absolute discretion think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors in their absolute discretion think fit.

A person whose shares have been forfeited shall be removed from the register of members as the holder of the forfeited shares and that person shall cease to be a shareholder in respect of the forfeited shares, and that person shall surrender to us for cancellation the certificate (if any) for the forfeited or surrendered shares. Despite the forfeiture or surrender of the shares, that person shall remain liable to pay to us all monies which at the date of forfeiture or surrender were payable by him to us in respect of the shares, together with all expenses; and interest from the date of forfeiture or surrender until payment.

A declaration in writing that the declarant is a director of our Company, and that a share in our Company has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)     issue shares that are to be redeemed or liable to be redeemed, at the option of us or the member holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)    with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attached to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our opinion on the terms and in the manner which the directors determine at the time of such variation; and

(c)     purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine and agree with the shareholders.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits, and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie if so authorized by the terms of the issue of the shares being redeemed or purchased or with the agreement of the holder of such shares.

Transfer of Shares

Subject to any applicable requirements set forth in the articles of association of our Company and provided that a transfer of shares complies with applicable rules of Nasdaq, a shareholder may transfer all or any of his shares to another person by an instrument in writing in any usual or common form or in a form prescribed by Nasdaq or in any other form which the directors may approve or on behalf of the transferor.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members in respect of the relevant shares.

Subject to the rules of Nasdaq and our articles of association, our board of directors may, but are not required to, decline to register any transfer of any share unless: (i) the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are fully paid up and free of any lien in favor of the Company; and (vi) any applicable fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer, they shall, within three months after the date on which the transfer was lodged with the Company, to send to each of the transferor and the transferee notice of such refusal.

All instruments of transfer which shall be registered shall be retained by the Company.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they consider necessary or desirable. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote in respect to the matter for which the meeting is requested, deposited at the registered office of the Company. The written requisition shall specify (a) the place, the date, and the hour of the meeting; (b) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; (c) subject to the following paragraph, and the requirement of the rules of Nasdaq (to the extent applicable), the general nature of the business to be transacted; and (d) if a resolution is proposed as a special resolution, the text of that resolution. If the directors do not convene such meeting within 21 clear days after the date of such deposit, those shareholders who requested the meeting may convene the general meeting themselves in the same manner, as nearly as possible, as that in which meetings may be convened by the directors, within three months after the end of that period in which case all reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five clear days’ notice of a general meeting counting from the date service is deemed to take place as provided in our articles of association shall be given to such persons entitled to receive such notices from our Company under our articles of association. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business.

Subject to the Cayman Companies Act and with the consent of all shareholders entitled to received notice of the general meeting and attend and vote thereat, that general meeting may be convened on shorter notice or without notice and in such manner as those shareholders may think fit.

A quorum shall consist of the presence (whether in person or represented by proxy) of (i) if we have only one member, that member; (b) if we have more than one member, one or more members holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 30 minutes from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place 7 days hence, or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 7 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by one or more shareholders present in person or by proxy entitled to vote and who together hold not less than ten percent of the voting rights of all those who have a right to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the facts, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

Until otherwise determined by the Company by ordinary resolution, the directors (other than alternative directors) shall be entitled to such remuneration by way of fees for their services in the office of director as the directors may determine.

The remuneration of the directors shall from time to time be determined by the shareholders by ordinary resolution.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Subject to the provisions of the articles of association of the Company, a director shall hold office until such time as he is removed from office by the shareholders by ordinary resolutions.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)     he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(b)    in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(c)     he resigns his office by notice in writing to us;

(d)    he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(e)     he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise;

(f)     without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months;

(g)    he is prohibited by the law of the Cayman Islands from acting as a director; or

(h)    he only holds office as a director for a fixed term and such term expires.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent resolutions of shareholders. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may, with the authority of an ordinary resolution, resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium account or capital redemption reserve (if any), or any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution). The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass an ordinary resolution allowing the liquidator to do either or both of the following:

(a)     to divide in specie among the shareholders the whole or any part of our assets whether they shall consist of property of the same kind or not and may and, for that purpose, to set value as he deems fair upon any property to be divided as aforesaid and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)    to vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as the liquidators, with the like approval, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

	Delaware	Cayman Islands
Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) against all costs, expenses, losses, or liabilities reasonably incurred by the existing or former director (including alternate director), secretary or officer in connection with any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

	Delaware	Cayman Islands
Interested Directors

Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Cayman Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Director election is governed by the terms of the memorandum and articles of association.
Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our articles of association do not provide for cumulative voting

	Delaware	Cayman Islands
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

The Cayman Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Cayman Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

Delaware	Cayman Islands

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•   the statutory provisions as to the required majority vote have been met;

•   the shareholders have been fairly represented at the meeting in question;

	Delaware	Cayman Islands

•   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•   the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four months, the offeror may, within a two month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law.

In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•   a company acts or proposes to act illegally or ultra vires;

•   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•   those who control the company are perpetrating a “fraud on the minority.

	Delaware	Cayman Islands
Inspection of Corporate Records

Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals

Under Delaware law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the corporation’s governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the corporation’s governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders unless otherwise provided in the corporation’s certificate of incorporation. A corporation must send prompt notice of the taking of the corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders who have not consented in writing and who would have otherwise been entitled to notice of the meeting at which such action would have been taken.

The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)    the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities.” An exempted company incorporated in the Cayman Islands as is our Company is an in-scope Cayman Islands entity; however, it does not include an entity that is tax resident outside the Cayman Islands. Our Company being a holding company with no material operations will likely be subject to more limited substance requirements.

History of Share Issuances

The following is a summary of our share capital since incorporation.

The Company was incorporated on January 4, 2023, and on the same day we issued one HKD-Denominated Ordinary Share to Mapcal Limited.

On February 8, 2023 the Company’s board of directors approved to issue (i) 36,874 HKD-Denominated Ordinary Shares to LIANKEN; (ii) 31,375 HKD-Denominated Ordinary Shares to TIANHUA; (iii) 19,000 HKD-Denominated Ordinary Shares to XINGCAN; and (iv) 11,750 HKD-Denominated Ordinary Shares to WEIBO.

On February 14, 2023, Mapcal Limited transferred such HKD-Denominated Ordinary Share to LIANKEN.

As of February 14, 2023, the registered member of the Company and their shareholding were as follows:

Allottee	Number of HKD- Denominated Ordinary Shares
LIANKEN ENTERPRISE LIMITED	36,875
TIANHUA ENTERPRISE LIMITED	31,375
XINGCAN ENTERPRISE LIMITED	19,000
WEIBO ENTERPRISE LIMITED	11,750

Share Insurance in Connection with the Second Reorganization on August 29, 2023

Pursuant to the share swap agreement among Kerui, Yunfei BVI and INLIF Cayman dated on August 29 2023, the Company’s board of directors approved to issue 18,000 HKD-Denominated Ordinary Shares to Kerui.

Increase of Share Capital and Redenomination of the Company’s Authorized Share Capital on September 11, 2023

On September 11, 2023, INLIF Cayman passed shareholder resolutions and board resolutions to effect the redenomination of the Company’s authorized share capital, converting the currency from HK dollars to U.S. dollars, as well as increasing its authorized share capital to USD50,000 divided into 5,000,000 Ordinary Shares with a par value of USD0.01 per share.

Allotment of USD-denominated Ordinary Shares, Repurchase of HKD-Denominated Ordinary Shares and Reduction of the Authorized Share Capital in HK Dollars on September 11, 2023

On September 11, 2023, the Company issued the current Ordinary Shares of the Company, the USD-denominated ordinary shares at par value $0.01 per share, to the Cayman INLIF Shareholders, and then repurchased the HKD-Denominated Ordinary Shares from the Cayman INLIF Shareholders using the proceeds of the share issuance as follows:

Name of Shareholder	Number of USD Ordinary Shares Issued	Subscription Price	Number of HKD- Denominated Ordinary Shares Repurchased	Repurchase Price
LIANKEN ENTERPRISE LIMITED	105,039	USD 1,050.39	105,039	USD 1,050.39
TIANHUA ENTERPRISE LIMITED	89,370	USD 893.70	89,370	USD 893.70
XINGCAN ENTERPRISE LIMITED	54,120	USD 541.20	54,120	USD 541.20
WEIBO ENTERPRISE LIMITED	33,471	USD 334.71	33,471	USD 334.71
Kerui Enterprise Limited	18,000	USD 180.00	18,000	USD 180.00
Total:	300,000	USD 3,000.00	300,000	USD 3,000.00

Subdivision of Shares and Surrender of Shares

On April 10, 2024, INLIF Cayman passed shareholder resolutions and board resolutions to change its share capital from USD50,000 divided into 5,000,000 Ordinary Shares of par value USD0.01 each, among which 300,000 Ordinary Shares of par value USD0.01 each are issued, to USD50,000 divided into 500,000,000 Ordinary Shares of par value USD0.0001 each, among which 12,500,000 Ordinary Shares of par value USD0.0001 each are issued. To change the Company’s share capital, each shareholder surrendered, and the Company accepted the surrender of such number of Ordinary Shares as set forth next to the name of each shareholder in the table below:

Name of Surrendering Shareholder	No. of Shares immediately before Shares Sub-division	No. of Shares immediately after Shares Sub-division	No. of Surrendered Share	No. of Shares after Share Sub-division and Surrender
LIANKEN ENTERPRISE LIMITED	105,039	10,503,900	6,127,275	4,376,625
TIANHUA ENTERPRISE LIMITED	89,370	8,937,000	5,213,250	3,723,750
XINGCAN ENTERPRISE LIMITED	54,120	5,412,000	3,157,000	2,255,000
WEIBO ENTERPRISE LIMITED	33,471	3,347,100	1,952,475	1,394,625
Kerui Enterprise Limited	18,000	1,800,000	1,050,000	750,000
Total:	300,000	30,000,000	17,500,000	12,500,000

As of the date of the prospectus, the registered members of the Company and their shareholding are as follows:

Allottee	Number of Ordinary Shares (par value $0.0001 each
LIANKEN ENTERPRISE LIMITED	4,376,625
TIANHUA ENTERPRISE LIMITED	3,723,750
XINGCAN ENTERPRISE LIMITED	2,255,000
WEIBO ENTERPRISE LIMITED	1,394,625
Kerui Enterprise Limited	750,000

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we intend to apply to list our Ordinary Shares on Nasdaq, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Ordinary Shares held by public shareholders representing approximately 14.03% of our Ordinary Shares in issue if the underwriters do not exercise their over-allotment option, and approximately 15.54% of our Ordinary Shares in issue if the underwriters exercise their over-allotment option in full. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Rule 144

All of our Ordinary Shares outstanding prior to the closing of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 145,000 shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

•        the average weekly trading volume of the Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

See “Underwriting — Lock-up Agreements.”

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

MATERIAL INCOME TAX CONSIDERATION

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was then last amended on December 29, 2018, and the Implementation Rules of the EIT Law, which were promulgated by the State Council on December 6, 2007, and became effective on January 1, 2008, and last amended on April 23, 2018, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from the PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property, and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although INLIF Cayman does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of INLIF Cayman and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of INLIF Cayman, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that INLIF Cayman and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. Dacheng, our PRC counsel, is unable to provide a “will” opinion because it believes that it is more likely than not that we and our offshore subsidiaries would be treated as non-resident enterprises for PRC tax purposes because we do not meet some of the conditions outlined in SAT Notice 82. In addition, Dacheng is not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore, Dacheng believes that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income. An opinion on PRC tax matters by Dacheng, our PRC counsel, is filed as Exhibit 8.1 to the registration statement of which this prospectus forms a part.

See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.”

Currently, as resident enterprises in the PRC, Fujian INLIF is subject to the enterprise income tax at the rate of 25% and Ewatt is subject to the enterprise income tax at the rate of 15%. Under particular circumstances, such as an enterprise being identified as a small-scale minimal profit enterprise or as a new high-tech enterprise, or its domicile authority having a preferential tax policy, the EIT rate is by various degrees. Pursuant to such regulations and policies, as resident enterprises in the PRC, Fujian INLIF is subject to the enterprise income tax at the rate of 25% and Ewatt is subject to the enterprise income tax at the rate of 15%. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that INLIF Cayman is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

As for the value-added tax, or the “VAT,” pursuant to the current laws and regulations of the PRC, our PRC subsidiaries mainly apply to two different VAT arrangements as of the date of this prospectus: (a) As a small-scale taxpayer without essential business operation, Fujian INLIF is only subject to the VAT tax rate of 3%, and; (b) As a general tax payers who is eligible for preferential tax policies and engaged with various businesses, the VAT tax rate of Ewatt can be divided into four parts, including:(i) the VAT tax rate for sales of goods and services is 13%; (ii) the VAT tax rate for software licensing is 13%; (iii) the VAT tax rate for lease of tangible movables is 13%; and (iv) the VAT tax rate for providing technical service is 6%.

Hong Kong Taxation

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to profit tax within Hong Kong at the applicable tax rate on taxable and assessable profits. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        broker-dealers;

•        persons that elect to mark their securities to market;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•        persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Ordinary Shares through partnerships or other pass-through entities;

•        beneficiaries of a Trust holding our Ordinary Shares; or

•        persons holding our Ordinary Shares through a trust.

The discussion set forth below only addresses U.S. Holders (defined below) that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them for the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders who hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of us being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may still be able to avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC, and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

We expect to enter into an underwriting agreement with AC Sunshine Securities, LLC, as representative of the several underwriters named therein (the “Representative”), with respect to the Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Underwriters	Number of Ordinary Shares
AC Sunshine Securities, LLC	[•]
Total	[•]

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option to purchase additional Ordinary Shares described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 300,000 additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Ordinary Shares listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price	$5.00	$10,000,000	$11,500,000
Underwriters’ discounts(1)	$0.350	$700,000	$805,000
Proceeds to our company before expenses	$4.650	$9,300,000	$10,695,000

____________

(1)      Represents an underwriting discount equal to 7% per Ordinary Share.

We have agreed to reimburse all reasonable, out-of-pocket expenses of the Representative relating to this offering, including, without limitation, travel, due diligence expenses, reasonable fees and expenses of the Representative’s legal counsel, roadshow and background check on our principals, up to $80,000, regardless of whether this offering occurs.

Listing

We have applied to list our Ordinary Shares on Nasdaq under the symbol “INLF.” At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of our capital shares), directly or indirectly, any of our Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, without the prior written consent of the Representative for a period ending six months after the commencement of sales of the offering, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Each of our directors, officers, and shareholders owning 5% or more of our Ordinary Shares as of the date of the prospectus has agreed, for a period of six months from the date of this prospectus, subject to certain exceptions described below, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Ordinary Shares and securities convertible into or exercisable or exchangeable for our Ordinary Shares, without the prior written consent of the Representative. Such persons may transfer our Ordinary Shares only (x) in a transaction described below not involving a disposition for value, (y) if the transferee agrees in writing with the underwriters and us to be bound by the terms of the lock-up agreement, and (z) if the transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, including a transfer:

(i)     as a bona fide gift or gifts;

(ii)    to any immediate family member of such person, or to any trust, partnership, limited liability company, or other legal entity commonly used for estate planning purposes which are established for the direct or indirect benefit of such person or a member or members of the immediate family of such person;

(iii)   if such person is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust, or other business entity that is its direct or indirect affiliate, (2) to partners, limited liability company members, shareholders or stockholders of such person or holders of similar equity interests in such person, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of such person or any other change of control of such person, not undertaken for the purpose of avoiding the restrictions imposed by the lock-up agreement;

(iv)   if such person is a trust, to the trustee or beneficiary of such trust or to the estate of a beneficiary of such trust;

(v)    by testate or intestate succession;

(vi)   by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(vii)  as permitted under the underwriting agreement; or

(viii) to the withholder of the Ordinary Shares by, or surrender of the Ordinary Shares to, the Company pursuant to a “net” or “cashless” exercise or settlement feature to cover taxes due upon or the consideration required in connection with the exercise of securities issued under an equity incentive plan or share purchase plan of the Company.

Pricing of the Offering

Prior to this offering, there was no public market for our Ordinary Shares. The initial public offering price for the Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of Ordinary Shares sold in the offering. The values of such Ordinary Shares are subject to change as a result of market conditions and other factors. We offer no assurances that the offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Ordinary Shares will develop and continue after this offering.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriters under the option to purchase additional Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The underwriters may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia.    This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The Ordinary Shares may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The underwriters have represented and agreed that they have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The Ordinary Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan.    The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC, and the Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan    The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom.    An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel.    This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts. With the exception of the SEC registration fee, the FINRA filing fee, and Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,037
Nasdaq Capital Market Listing Fee	$50,000
FINRA Filing Fee	$2,000
Legal Fees and Other Expenses	$528,058
Accounting Fees and Expenses	$628,202
Printing and Engraving Expenses	$17,541
Miscellaneous Expenses	$665,616
Total Expenses	$1,893,454

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to PRC law will be passed upon for us by Dacheng. iTKG Law LLC is acting as counsel to the underwriters in connection with this offering with respect to U.S. securities law. Certain legal matters as to PRC law will be passed upon for the underwriters by AllBright Law Offices (Fuzhou). iTKG Law LLC may rely upon AllBright Law Offices (Fuzhou) with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements for the years ended December 31, 2023 and 2022, included in this prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INLIF LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
INLIF Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of INLIF Limited and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

Singapore

May 20, 2024

INLIF LIMITED
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars, except for the number of shares)

	As of December 31, 2023	As of December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$598,933	$84,961
Accounts receivable, net	3,789,214	2,216,293
Inventories, net	4,493,042	2,467,317
Prepayments and other current assets	142,095	236,258
Amounts due from related parties	352,118	—
TOTAL CURRENT ASSETS	$9,375,402	$5,004,829

NON-CURRENT ASSETS:
Property, plant, and equipment, net	$3,397,167	$3,603,514
Land-use rights, net	2,237,684	2,352,543
Intangible assets, net	50,297	—
Deferred offering costs	960,241	41,034
Deferred tax assets	452	574
TOTAL NON-CURRENT ASSETS	$6,645,841	$5,997,665
TOTAL ASSETS	$16,021,243	$11,002,494

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$2,546,418	$488,643
Bank loans	3,662,023	2,464,768
Contract liability	65,073	—
Accrued expenses and other payables	259,648	161,163
Income taxes payable	12,058	553
Amounts due to related parties	513,018	49,595
TOTAL CURRENT LIABILITIES	$7,058,238	$3,164,722

NON-CURRENT LIABILITIES:
TOTAL NON-CURRENT LIABILITIES	—	—
TOTAL LIABILITIES	$7,058,238	$3,164,722

COMMITMENTS AND CONTINGENCIES (NOTE 19)

SHAREHOLDERS’ EQUITY
Ordinary shares ($0.0001 par value, 500,000,000 shares authorized, 12,500,000 shares issued and outstanding as of December 31, 2023 and 2022)	$1,250	$1,250
Additional paid-in capital	7,037,503	7,037,503
Statutory reserve	200,229	53,565
Retained earnings	1,756,183	550,336
Accumulated other comprehensive income (expense)	(32,160)	195,118
TOTAL SHAREHOLDERS’ EQUITY	$8,963,005	$7,837,772
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,021,243	$11,002,494

____________

*        The share amounts are presented on a retrospective basis.

The accompanying notes are an integral part of these consolidated financial statements.

INLIF LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Expressed in U.S. Dollars, except for the number of shares)

	For the years ended December 31,
	2023	2022
	$	$
Revenue	$12,610,873	$6,652,308
Cost of revenue	(8,451,336)	(4,358,426)
Gross profit	4,159,537	2,293,882

Operating expenses:
Selling expenses	(688,064)	(396,421)
General and administrative expenses	(724,147)	(742,620)
Research and development expenses	(1,362,058)	(504,711)
Total operating expenses	(2,774,269)	(1,643,752)
Operating income	1,385,268	650,130

Other income (expenses):
Interest income	6,884	2,625
Interest expenses	(146,386)	(82,672)
Other income, net	110,159	15,010
Other expense, net	(17,410)	(44,274)
Exchange gain (loss)	25,344	(3,687)
Total other expenses, net	(21,409)	(112,998)
Income before income tax	1,363,859	537,132
Income tax (expenses) benefits	(11,348)	423
Net income	$1,352,511	$537,555

Comprehensive income
Net income	$1,352,511	$537,555
Foreign currency translation adjustments, net of tax	227,278	(187,942)
Comprehensive income	$1,579,789	$349,613
Earnings per share, basic and diluted	$0.11	$0.04
Weighted average number of shares*	12,500,000	12,500,000

____________

*        The share amounts are presented on a retrospective basis.

The accompanying notes are an integral part of these consolidated financial statements.

INLIF LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Expressed in U.S. Dollars, except for the number of shares)

	Ordinary Shares*		Additional Paid-in Capital	Statutory Reserve	Retained earnings	Accumulated Other Comprehensive Income (expense)	Total Shareholders’ Equity
	Shares	Amount
		$	$	$	$	$	$
Balance, December 31, 2021	12,500,000	$1,250	276,965	$11,729	$54,617	$7,176	$351,737
Capital Contributions	—	—	6,760,538	—	—	—	6,760,538
Net income	—	—	—	—	537,555	—	537,555
Appropriated statutory surplus reserves	—	—	—	41,836	(41,836)	—	—
Foreign currency translation adjustment	—	—	—	—	—	187,942	187,942
Balance, December 31, 2022	12,500,000	$1,250	7,037,503	53,565	550,336	195,118	7,837,772
Net income	—	—	—	—	1,352,511	—	1,352,511
Appropriated statutory surplus reserves	—	—	—	146,664	(146,664)	—	—
Foreign currency translation adjustment	—	—	—	—	—	(227,278)	(227,278)
Balance, December 31, 2023	12,500,000	$1,250	$7,037,503	$200,229	$1,756,183	$(32,160)	$8,963,005

____________

*        The share amounts are presented on a retrospective basis.

The accompanying notes are an integral part of these consolidated financial statements.

INLIF LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars, except for the number of shares)

	For the years ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$1,352,511	$537,555
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	367,029	388,233
(Reversal of) Allowance for doubtful accounts	(19,930)	15,975
Deferred tax assets	—	(423)
Changes in operating assets and liabilities:
Accounts receivable	(1,552,991)	(716,876)
Intangible assets	(53,086)	—
Inventories	(2,025,725)	1,093,218
Prepayments and other current assets	94,160	170,093
Accounts payable, trade	2,057,775	(103,240)
Contract liability	65,073	(137,699)
Other payables and accrued liabilities	98,485	(7,507)
Tax payable	11,505	(301)
Net cash provided by operating activities	394,806	1,239,028

Cash flows from investing activities:
Purchase of property, plant, and equipment	(219,121)	(18,165)
Disposal of property, plant, and equipment	989	6,411
Net cash used in investing activities	(218,132)	(11,754)

Cash flows from financing activities:
Capital Contributions	—	6,760,538
Proceeds from short-term loans	3,671,841	2,526,378
Repayment of short-term loans	(2,400,819)	(1,486,105)
Deferred offering costs	(919,207)	(42,060)
Amount financed from related parties	977,418	515,678
Amount repaid to related parties	(865,770)	(9,993,772)
Net cash provided by (used in) financing activities	463,463	(1,719,343)
Effect of exchange rate changes	(126,165)	391,481
Net increase (decrease) in cash	513,972	(100,588)
Cash and cash equivalents at beginning of the year	84,961	185,549
Cash and cash equivalents at end of the year	$598,933	$84,961

Supplemental disclosures of cash flows information:
Cash paid for income taxes	475	303
Cash paid for interest expense	143,727	82,672

The accompanying notes are an integral part of these consolidated financial statements.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and principal activities

INLIF Limited (the “Company”) is a holding company incorporated under the laws of the Cayman Islands on January 4, 2023. The Company owns 100% of the equity interests in Yunfei Enterprise Limited (“Yunfei BVI”), a company incorporated under the laws of the British Virgin Islands on January 30, 2023. Yunfei BVI owned 100% of the equity interests in Juli Enterprise Limited (“Juli HK”), a company incorporated under the laws of Hong Kong, the People’s Republic of China (the “PRC” or “China”), on March 8, 2023.

Juli HK owns 100% of the equity interests in Fujian INLIF Technology Co., Ltd (“Fujian INLIF”), a company incorporated in the PRC on April 21, 2023. Fujian INLIF is a wholly foreign-owned entity. Fujian INLIF owns 94% of the equity interests in Ewatt Robot Equipment Co., Ltd. (“Ewatt”), a company incorporated in the PRC on September 28, 2016.

Fanqi Enterprise Limited (“Fanqi HK”), a company incorporated under the laws of Hong Kong, China, on December 30, 2022, owns 6% of the equity interests in Ewatt, and Fanqi HK is 100% owned by Yunfei BVI.

Prior to the reorganization of Ewatt, Ewatt was 40% owned by Mr. Wenzao Huang, 40% owned by Mr. Xiaolong Chen and 20% owned by Mr. Yunjun Huang on incorporation.

Ewatt owned 100% of the equity interests in Suzhou Ewatt Intelligent Equipment Co., Ltd (“Suzhou Ewatt”), a company incorporated in the PRC on December 20, 2020, which was dissolved on December 20, 2022.

On February 6, 2023, the three individual shareholders (Mr. Wenzao Huang, Mr. Xiaolong Chen, and Mr. Yunjun Huang) of Ewatt agreed to transferred 11.75% and 1% the equity interests of Ewatt to Mr. Jinliang Xu and Fanqi HK, respectively. All shareholders agreed with Fanqi HK acquiring additional 5% equity interests of Ewatt on June 16, 2023.

The five shareholders of Ewatt became the shareholders of the Company on September 6, 2023, and these shareholders owns 100% of the equity interests in the Company (the “Controlling Shareholders”).

Since the Company and its subsidiaries are effectively controlled by the same Controlling Shareholders, they are considered under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon completion of the reorganizations mentioned above, the Company has subsidiaries in countries and jurisdictions including the PRC, Hong Kong, the Cayman Islands, and the British Virgin Islands. Details of the Company and the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
The Company	January 4, 2023	Cayman	Parent	Holding company
Yunfei BVI	January 30, 2023	BVI	100	Holding company
Juli HK	March 8, 2023	Hong Kong, China	100	Holding company
Fanqi HK	December 30, 2022	Hong Kong, China	100	Holding company
Fujian INLIF	April 21, 2023	Nan’an, China	100	Holding company
Ewatt	September 28, 2016	Nan’an, China	100	Producing and selling manipulator arms and accessories
Suzhou Ewatt(1)	December 20, 2020	Suzhou, China	100	Selling manipulator arms and accessories

____________

(1)      Suzhou Ewatt was dissolved on December 20, 2022.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

Principles of consolidation

The consolidated financial statements of the Company reflect the principal activities of the Company and its subsidiaries. All significant intercompany balances and transactions are eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenue and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, inventory reserve provision, useful lives and impairment of long-lived assets, valuation allowance for deferred tax assets, allowance for doubtful accounts, and warranty costs of manipulator arms. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements. The inputs into the Company’s judgments and estimates consider the economic implications of the COVID-19 pandemic on the Company’s critical and significant accounting estimates.

Foreign currency translation and transaction

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiary in China uses Renminbi (“RMB”) as the functional currency.

The financial statements of the Company and its subsidiaries, other than subsidiaries with functional currency of US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

For the Company, except for the shareholders’ equity, the balance sheet accounts on December 31, 2023 and 2022 were translated at RMB7.0999 to $1.00 and RMB6.8972 to $1.00, respectively. The shareholders’ equity accounts were translated at their historical rate. The average translation rates applied to statements of operations for the years ended December 31, 2023 and 2022 were RMB7.0809 to $1.00 and RMB6.7290 to $1.00, respectively. Cash flows were also translated at average translation rates for the periods. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, deposits with banks, and other monetary funds. The Company maintains cash and cash equivalents with various financial institutions primarily in China. The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. As of December 31, 2023 and 2022, cash and cash equivalents balances were $598,209 and $84,961,

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies (cont.)

respectively. The majority of the Company’s cash is saved in state-owned banks in the PRC, and part of deposits are covered by insurance. In China, a depositor has up to RMB500,000 ($70,424) insured by the People’s Bank of China Financial Stability Bureau. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable, net

Accounts receivable represent the amounts that the Company has an unconditional right to consideration, which are stated at the historical carrying amount net of allowance for doubtful accounts.

The Company maintains an allowance for doubtful accounts, which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors, including, but not limited to, historical collection experience and credit-worthiness of the debtors, as well as the age of the individual receivables balance. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss).

Inventory, net

Inventory, primarily consisting of raw materials, finished goods, goods shipped in transit, and works in process, is stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Cost of inventory is determined using weighted average cost method. Allowances for obsolescence are also assessed based on expiration dates, as applicable, taking into consideration historical and expected future product sales.

Prepayment and other current assets

Prepayment and other current assets primarily consist of prepayments made to vendors or service providers for future services that have not been provided, other current assets, and other receivable from third parties. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. Management believes that, as of December 31, 2023 and 2022, the Company’s other current assets were not impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Estimated useful lives
Building	10 years
Office Equipment	5 years
Electronic equipment	3 to 5 years
Vehicles	4 years
Machinery Equipment	10 years
Building Improvement	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs are charged to expenses as incurred, while additions, renewals, and betterments, which are expected to extend the useful life of assets, are capitalized.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies (cont.)

Land use rights, net

Under the PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the right to use the parcels of land for specified periods of time. These land use rights are sometimes referred to informally as “ownership.” Land use rights are stated at cost less accumulated amortization. The estimated useful life for land use right is 50 years and the rental period is from November 15, 2019, to November 15, 2069.

Intangible assets, net

The Company’s intangible assets with definite useful lives primarily are purchased patents. The Company typically amortizes intangible assets with definite useful lives on a straight-line basis over estimated useful lives of ten years.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate, and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset, plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2023 and 2022, impairment of long-lived assets was nil.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement, and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying amounts reported in the balance sheets of cash, accounts receivable, inventory, advances to suppliers, prepaid expenses and other current assets, due from related parties, value added tax (“VAT”) recoverables, short-term bank loans, accounts payable, advances from customers, taxes payable, operating lease liabilities, amounts due to related

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies (cont.)

parties, accrued expenses and other liabilities, approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2023 and 2022.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

Revenue recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on April 1, 2019. Accordingly, the consolidated financial statements for the years ended December 31, 2023 and 2022 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. VAT that the Company collects concurrent with revenue-producing activities is excluded from revenue.

The Company follows the requirements of Topic 606-10-55-36 through -40, Revenue from Contracts with Customers, Principal Agent Considerations, in determining the gross versus net revenue recognition for performance obligation(s) in the contract with a customer. Revenue recorded with the Company acting in the capacity of a principal is reported on a gross basis equal to the full amount of consideration to which we expect in exchange for the good or service transferred. Revenue recorded with the Company acting in the capacity of an agent is reported on a net basis, exclusive of any consideration provided to the principal party in the transaction.

The Company accounts for the revenue generated from sales of its products (injection molding machine-dedicated manipulator arms, accessories of manipulator arms, raw materials and scraps of manipulator arms) and services (installation and warranty services) on a gross basis as the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods or services.

For the years ended December 31, 2023 and 2022, there was no revenue recognized on a net basis where the Company is acting as an agent.

The Company’s revenue is primarily derived from the following sources:

Revenue from sales of injection molding machine-dedicated arms and installation and warranty services

The Company generates revenue from the sales of standard and customized manipulator arms (product) to customers. The Company enters into contracts with customers as a principal. The contracts contain three performance obligations for domestic customers, including transferring the product to the customers, offering installation and warranty

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies (cont.)

services in exchange for consideration. For oversea customers, there is one single performance obligation, which is transferring the product to their customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. Usually, the Company offers a credit term within 120 days for business customers with good creditworthiness. The Company recognizes revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been accepted and received by customers. In the normal course of business, the Company’s products are sold with no right of return unless the item is defective. The Company generally provides one-year warranty services against defects in materials and workmanship for its customers.

Revenue from sales of accessories of manipulator arms

The Company generates revenue from the sales of manipulator arm accessories. The customer base includes both direct purchasers from the Company, as well as those who procure the Company’s manipulator arms through third-party vendors. The contracts contain one single performance obligation, which is delivering manipulator arms to the customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. The Company recognizes revenue at a point in time when the control of the manipulator arm accessories has been transferred to customers. The transfer of control is considered complete when manipulator arm accessories have been received by customers. In the normal course of business, the Company’s manipulator arm accessories are sold with no right of return.

Revenue from sales of raw materials and scraps of manipulator arms

The Company generates revenue from the sales of raw materials and scraps of manipulator arms. The customer base includes both direct purchasers from the Company, as well as those who procure the Company’s manipulator arms through third-party vendors. The contracts contain one single performance obligation, which is delivering raw materials and scraps of manipulator arms to the customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. The Company recognizes revenue at a point in time when the control of the manipulator arm raw materials and scraps have been transferred to customers. The transfer of control is considered complete when manipulator arm raw materials and scraps have been received by customers. In the normal course of business, the Company’s manipulator arm raw materials and scraps are sold with no right of return.

Revenue from installation services

The Company generates revenue from providing the installation services to customers who procure the Company’s manipulator arms through third-party vendors. The contracts contain one single performance obligation, which is installing the manipulator arms specified by the customer in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. The Company recognizes revenue at a point in time when the Company has fulfilled its obligation of installing manipulator arms and the customer has accepted them, with no further obligations remaining on either party.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of December 31, 2023 and 2022, other than accounts receivables, advances from customers and contract liabilities, the Company had no other material contract assets, or deferred contract costs recorded on its consolidated balance sheet.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies (cont.)

Revenue disaggregation

Management has concluded that the disaggregation level is the same under both the revenue standard and the segment reporting standard. Revenue under the segment reporting standard is measured on the same basis as under the revenue standard. The Company’s disaggregation of revenue for the years ended December 31, 2023 and 2022 are as follows:

	For the years ended December 31,
	2023	2022
Revenue from sales of injection molding machine-dedicated manipulator arms and installation and warranty services	$9,815,219	$6,181,009
Revenue from sales of accessories of manipulator arms	998,034	137,209
Revenue from sales of raw materials and scraps of manipulator arms	1,662,923	222,826
Revenue from installation services	134,697	111,264
Total revenue	$12,610,873	$6,652,308

Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker (“CODM”) in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the chief executive officer (the “CEO”), who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company has determined that there is only one reportable operating segment.

Cost of revenue

Cost of revenue consists primarily of (i) cost of manipulator arms and installation service and warranty service, (ii) cost of accessories for manipulator arms, (iii) cost of raw materials and scraps for manipulator arms, and (iv) cost of installation services.

Selling expenses

Selling expenses include (i) sales service costs incurred from provision of customer services, (ii) traveling costs of sales and marketing staff, (iii) salaries and benefits of sales and marketing staff, (iv) advertising costs, and (v) others, such as conference costs.

Advertising costs, which consist primarily of offline advertising related costs, are expensed as incurred and amounted to $21,872 and $39,461 for the years ended December 31, 2023 and 2022, respectively.

Research and development expenses

The Company expenses all internal research and development costs as incurred, which primarily comprise costs of materials used for experiments, employee costs, and other daily expenses related to research and development activities.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies (cont.)

Government grants

Government grants represent cash subsidies received from the local government in the PRC. Cash subsidies which have no defined rules and regulations to govern the criteria necessary for companies to enjoy the benefits are recognized when received. Such subsidies are generally provided as incentives from the local government to encourage the expansion of local business.

Employee benefits

Full-time employees of the Operating Entity in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund, and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Company has made employee benefits contributions under PRC government requirements and has no legal obligation beyond the contributions made. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately $73,774 and $31,602 for the years ended December 31, 2022 and 2023, respectively.

Deferred initial public offering (“IPO”) costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2023 and 2022, the Company capitalized $960,241 and $41,034 of deferred offering costs, respectively.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund.” Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (the “PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund.” For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under the PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

As of December 31, 2023 and 2022, the balance of the required statutory reserves was $200,229 and $53,565, respectively.

VAT

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies (cont.)

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company believes there were no uncertain tax positions on December 31, 2023 and 2022.

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances. As of December 31, 2023, the tax years for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities. There were no ongoing examinations by tax authorities as of December 31, 2023 and 2022.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the increase in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Amongst other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income (loss) included net income and foreign currency translation adjustments that are presented in the consolidated statements of comprehensive income (loss).

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2023 and 2022, there was no dilution impact.

Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders, including the redeemable shares, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of December 31, 2023 and 2022, there were no dilutive shares.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies (cont.)

Risks and uncertainties

With the development of the ever-changing situation, the governments of different countries, including China, are constantly adjusting their attitudes and policies towards the COVID-19 pandemic. In early December 2022, the Chinese government announced a nationwide relaxation of its zero-COVID policy, leading to a surge in infections following the easing of restrictions. Although the spread of the COVID-19 appears to be under control as of the date of this prospectus, the future ramifications remain highly uncertain and unpredictable, and the Company’s operations may have to scale back again in the future. If this pandemic persists, global commercial activities may face additional constraints, including reduced consumer spending, disruptions in business operation, interruption of supply chains, travel complexities, and workforce reduction. As such, the potential influence of the COVID-19 pandemic on the Company’s operations and financial outcomes over the long term will be contingent upon its ongoing evolution in China and worldwide, which the Company cannot predict with a reasonable degree of certainty.

Concentration of credit risks

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. As of December 31, 2023 and 2022, the aggregate amounts of cash of $598,776 and $84,961, respectively, were deposited at major financial institutions located in the PRC. In the event of bankruptcy of one of these financial institutions, the Company may not be able to claim its cash and demand deposits back in full. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

Accounts receivable are typically unsecured and derived from revenue earned from customers in the PRC, which are exposed to credit risk. The risk is mitigated by credit evaluations. The Company maintains an allowance for doubtful accounts, and actual losses have generally been within management’s expectations. Refer to “Note 17. Customer and Supplier Concentrations” for detail.

Currency convertibility risk

Substantially all of the Company’s operating activities are settled in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with supporting documents.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued and has evaluated all other pronouncements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06). The amendments in ASU 2020-06 simplify the accounting for convertible instruments by removing major separation models and removing certain settlement condition qualifiers for the derivatives scope exception for contracts in an entity’s own equity, and simplify the related diluted net income per share calculation for Subtopic 470-20 and Subtopic 815-40. ASU 2020-06 will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023, for smaller reporting companies, as defined by the SEC. Early adoption is permitted, but no earlier than fiscal years beginning after December 15,2020, including interim periods within those fiscal years. The Company is evaluating the impact of this ASU on its consolidated financial statements and disclosures.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Summary of significant accounting policies (cont.)

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The FASB is issuing the amendments in this ASU to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The FASB decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024.

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in this ASU improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material effect on the Company’s financial position, result of operations, or cash flows.

Note 3. Cash and cash equivalents

Cash and cash equivalents consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Cash on hand	$—	$174
Deposits with banks	595,699	84,439
Other monetary funds	3,234	348
Cash and cash equivalents	$598,933	$84,961

As of December 31, 2023, the Company had a total of $598,933 in cash and cash equivalents, held inside the PRC and Hong Kong. As of December 31, 2022, the Company had a total of $84,961 in cash and cash equivalents, which is wholly held inside the PRC.

Note 4. Accounts receivable, net

Accounts receivable, net, consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Accounts receivable- third parties	$3,785,022	$2,239,238
Accounts receivable- related parties	7,207	—
Less: allowance for doubtful accounts	(3,015)	(22,945)
Accounts receivable, net	$3,789,214	$2,216,293

For the years ended December 31, 2023 and 2022, the Company recorded allowance for doubtful accounts of third parties for $3,015 and $22,945, respectively.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Accounts receivable, net (cont.)

The Company subsequently collected outstanding an accounts receivable balance of $3,432,763 for the year ended December 31, 2023 as of May 20, 2024.

Changes of allowance for doubtful accounts are as follows:

	2023	2022
Beginning balance	$22,945	$6,970
Additional reserve through bad debt expense	—	15,975
Bad debt reversal	(19,930)	—
Ending balance	$3,015	$22,945

Note 5. Inventory, net

Inventory, net, consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Raw materials	$4,058,576	$1,780,144
Finished goods	54,573	18,015
Goods shipped in transit	—	44,358
Working in processing	379,893	624,800
Total inventory	$4,493,042	$2,467,317
Less: allowance for inventory reserve	—	—
Inventory, net	$4,493,042	$2,467,317

For the years ended December 31, 2023 and 2022, the Company recorded no impairment provision of inventories for lower of cost or net realizable value, respectively.

Note 6. Prepayments and other current assets

Prepayments and other current assets consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Prepaid expenses to purchase raw materials	$—	$36,424
Other current assets	123,341	183,773
Other receivable	9,652	11,556
Others	9,102	4,505
Prepayments and other current assets	$142,095	$236,258
Less: allowance for other receivable	—	—
Prepayments and other current assets, net	$142,095	$236,258

For the years ended December 31, 2023 and 2022, the Company recorded no allowance for other receivable.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Property and equipment, net

Property and equipment, net consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Building	$2,811,776	2,818,323
Office Equipment	195,604	200,579
Electronic Equipment	189,983	195,567
Vehicles	231,751	238,562
Machinery Equipment	484,436	360,711
Building Improvement	831,767	815,178
Subtotal	$4,745,317	$4,628,920
Less: accumulated depreciation	(1,348,150)	(1,025,406)
Total	$3,397,167	$3,603,514

Depreciation expenses for the years ended December 31, 2023 and 2022 amounted to $316,559 and $337,909, respectively.

Note 8. Land-use rights, net

Land-use rights, net, consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Land-use rights	$2,384,743	$2,454,828
Less: accumulated amortization	(147,059)	(102,285)
Land-use rights, net	$2,237,684	$2,352,543

Amortization expenses were $47,823 and $50,324 for the years ended December 31, 2023 and 2022, respectively.

Estimated future amortization expenses are as follows:

Amortization expenses
Fiscal year 2024	$47,823
Fiscal year 2025	47,823
Fiscal year 2026	47,823
Fiscal year 2027	47,823
Fiscal year 2028	47,823
Thereafter	1,998,569
Total	$2,237,684

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9. Intangible assets, net

Intangible assets, net, consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Patents	$52,944	$—
Less: accumulated amortization	(2,647)	—
Intangible assets, net	$50,297	$—

Amortization expenses were $2,647 and nil for the years ended December 31, 2023 and 2022, respectively.

Estimated future amortization expenses are as follows:

Amortization expenses
Fiscal year 2024	$5,309
Fiscal year 2025	5,309
Fiscal year 2026	5,309
Fiscal year 2027	5,309
Fiscal year 2028	5,309
Thereafter	23,752
Total	$50,297

Note 10. Accounts payable

Accounts payable consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Account payable to the suppliers	2,546,418	488,643
Total accounts payable	$2,546,418	$488,643

Note 11. Short-term bank loans

Short-term bank loans consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Fujian Rural Commercial Bank	$422,541	$—
Industrial and Commercial Bank of China	3,239,482	2,464,768
Total short-term bank loans	$3,662,023	$2,464,768

As of December 31, 2023, a total of $3,239,482 bank loan was secured by land-use rights owned by Ewatt and guaranteed by Wenzao Huang, Baohua Xu, Yunjun Huang and Zhaoxia Chen. A total of $422,541 of bank loans was guaranteed by Wenzao Huang, Baohua Xu, Jinliang Xu, Xiaolong Chen and Yunjun Huang. Guarantors Wenzao Huang, Jinliang Xu, Xiaolong Chen and Yunjun Huang are related parties of the Company. The interest is paid on a monthly basis and the principal is repaid in full at maturity.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11. Short-term bank loans (cont.)

Short-term loans as of December 31, 2023 consisted of following:

For the year ended December 31, 2023 Secured short-term bank loans	Loan commencement date	Loan maturity date	Loan amount in RMB	Loan amount in USD	Effective interest rate
Industrial and Commercial Bank of China*	October 17, 2022	October 17, 2023	17,000,000	$2,394,400	4.20%
Industrial and Commercial Bank of China**	January 6, 2023	January 5, 2024	6,000,000	845,082	4.20%
Industrial and Commercial Bank of China	October 10, 2023	September 13, 2024	17,000,000	2,394,400	4.20%
Fujian Rural Commercial Bank	August 23, 2023	August 22, 2024	3,000,000	422,541	4.95%
Total secured short-term bank loans as of December 31, 2023			26,000,000	$3,662,023

____________

*        The short-term loan of Industrial and Commercial Bank of China was repaid on October 10, 2023.

**      The short-term loan of Industrial and Commercial Bank of China was extended to December 19, 2024.

Short-term loans as of December 31, 2022 consisted of following:

For the year ended December 31, 2022 Secured short-term bank loans	Loan commencement date	Loan maturity date	Loan amount in RMB	Loan amount in USD	Effective interest rate
Bank of Quanzhou*	June 16, 2022	May 16, 2023	10,000,000	$1,569,218	5.50%
Industrial and Commercial Bank of China**	October 17, 2022	October 17, 2023	17,000,000	2,464,768	4.20%
Total secured short-term bank loans as of December 31, 2022			17,000,000	$2,464,768

____________

*        The short-term loan of Bank of Quanzhou was repaid on November 2, 2022.

**      The short-term loan of Industrial and Commercial Bank of China was extended to September 13, 2024.

Note 12. Contract liability

Contract liability consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Advance from customers	$65,073	$—
Total contract liability	$65,073	$—

Note 13. Accrued expenses and other payables

Accrued expenses consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Payroll Payable	$119,928	$81,702
Other payable	139,720	79,461
Total accounts payable	$259,648	$161,163

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14. Income taxes

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and Yunfei BVI is incorporated in the BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to 2,000,000 Hong Kong dollars, and 16.5% on any part of assessable profits over 2,000,000 Hong Kong dollars.

PRC

Generally, under the Enterprise Income Tax (“EIT”) Law of PRC, PRC enterprises are subject to a uniform 25% enterprise income tax rate, while preferential tax rates, tax holidays, and tax exemptions may be granted on a case-by-case basis.

According to the Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises and Individual Industrial and Commercial Households, jointly issued by the Ministry of Finance and the SAT on April 7, 2021, for the year ended December 31, 2021 and 2022, once an enterprise meets certain requirements and is identified as a small-scale and low-profit enterprise, the taxable income below $0.16 million was subject to a reduced tax rate of 2.5%, the taxable income between $0.16 million and $0.47 million was subject to a reduced rate of 10%.

The Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises further reduce the tax rate for small-scale and low-profit enterprises on March 14, 2022. It was stipulated that from January 1, 2022 to December 31, 2024, the taxable income between $0.16 million and $0.47 million of a qualified small-scale and low-profit enterprise is subject to a further reduced rate of 5%.

Ewatt was qualified as a small-scale and low-profit enterprises and enjoyed a reduced income tax rate of 2.5% because their taxable income was below $0.16 million for the year ended December 31, 2022.

In addition, the EIT law grants preferential tax treatment to a High and New Technology Enterprise (“HNTE”), if the enterprise meets the requirements by local government and maintains the HNTE status by re-applying every three years. Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%. If Ewatt is not classified as a small-scale or low-profit enterprise by the local government and therefore does not qualify for the preferential tax rates outlined in the Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises in the future, it will still be eligible for a reduced income tax rate of 15% from December 2022 to December 2025 due to its status as an HNTE.

For the year ended December 31, 2023, Ewatt was eligible for a reduced income tax rate of 15% as an HNTE.

The provision for income tax consisted of the following:

	For the year ended December 31
	2023	2022
Current income tax (benefits) expenses	$11,243	$—
Deferred income tax (benefits) expenses	105	(423)
Total income tax expenses (benefits)	$11,348	$(423)

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14. Income taxes (cont.)

The following table sets forth reconciliation between the statutory earned income tax rate and the effective income tax:

	For the year ended December 31
	2023	2022
Income before income tax expenses	$1,363,859	$537,132
Income tax computed at statutory EIT rate (25%)	342,047	134,283
Tax effect of preferential tax treatments	(136,819)	(120,855)
Effect of research and development credits	(204,309)	(13,700)
Effect of other non-deductible expenses	10,324	(607)
Current income tax provision	$11,243	$—
Tax effect of deferred tax recognized	105	(423)
Total income tax expenses (benefits)	$11,348	$(423)

The significant components of deferred tax assets were as following:

	As of December 31, 2023	As of December 31, 2022
Deferred tax assets	$452	$574
Total deferred tax assets	$452	$574

The Company’s taxes payable consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Income tax payable	$12,058	$553
Other tax payables	45,944	59,649
Total tax payable	$58,002	$60,202

Other tax payables mainly consist of VAT payable, city construction tax payable, property tax and land use tax payable, stamp tax payable, and education fund payable.

Uncertain tax positions

The PRC tax authorities conduct periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. In general, the PRC tax authorities have up to five years to conduct examinations of the tax filings of the Company’s PRC entities. It is therefore uncertain as to whether the PRC tax authorities may take different views about the Company’s tax filings, which may lead to additional tax liabilities.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions.

Note 15. Equity

Ordinary Shares

On April 10, 2024, the Company passed shareholder resolutions and board resolutions to change its share capital from USD50,000 divided into 5,000,000 Ordinary Shares of par value USD0.01 each, among which 300,000 Ordinary Shares of par value USD0.01 each are issued, to USD50,000 divided into 500,000,000 Ordinary Shares of par value USD0.0001 each, among which 12,500,000 Ordinary Shares of par value USD0.0001 each are issued.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15. Equity (cont.)

To change the Company’s share capital, each shareholder surrendered, and the Company accepted the surrender of such number of Ordinary Shares as set forth next to the name of each shareholder in the table below:

Name of Surrendering Shareholder	No. of Shares immediately before Shares Sub-division	No. of Shares immediately after Shares Sub-division	No. of Surrendered Share	No. of Shares after Share Sub-division and Surrender
LIANKEN ENTERPRISE LIMITED	105,039	10,503,900	6,127,275	4,376,625
TIANHUA ENTERPRISE LIMITED	89,370	8,937,000	5,213,250	3,723,750
XINGCAN ENTERPRISE LIMITED	54,120	5,412,000	3,157,000	2,255,000
WEIBO ENTERPRISE LIMITED	33,471	3,347,100	1,952,475	1,394,625
Kerui Enterprise Limited	18,000	1,800,000	1,050,000	750,000
Total:	300,000	30,000,000	17,500,000	12,500,000

Statutory reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with the PRC GAAP.

Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors of the Company. As of December 31, 2023 and 2022, the balance of the required statutory reserves was $200,229 and $53,565, respectively.

Note 16. Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with the U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

The PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulations in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans, and advances. As of December 31, 2023 and 2022, amounts restricted were the paid-in-capital, additional paid-in-capital and statutory reserve of the PRC entities, which amounted to $7,238,982 and $7,092,318, respectively.

Note 17. Customer and Supplier Concentration

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenue and purchases, respectively.

The Company sold a substantial portion of products to one customer (22.68% of total revenue) during fiscal year 2023. As of December 31, 2023, the amount due from this customer included in accounts receivable was $1,482,426, representing 39.17% of the total accounts receivable.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17. Customer and Supplier Concentration (cont.)

There were no customers accounting for greater than 10% of the Company’s revenue during fiscal year 2022.

The loss of any significant customers or the failure to attract new customers could have a material adverse effect on the Operating Entity’s business, and the Company’s consolidated results of operations and financial condition.

For the year ended December 31, 2023, three suppliers contributed approximately 16.46%, 12.63%, and 10.25% of total purchases made by the Company, respectively.

For the year ended December 31, 2022, three suppliers contributed approximately 20.35%, 19.71%, and 14.25% of total purchases made by the Company, respectively.

The loss of any significant suppliers or the failure to purchase key raw materials could have a material adverse effect on the Operating Entity’s business, and the Company’s consolidated results of operations and financial condition.

Note 18. Related party transactions

1)      Nature of relationships with related parties

Name	Relationship with the Company
Wenzao Huang	Director and shareholder of the Company
Yunjun Huang	Director and shareholder of the Company
Xiaolong Chen	Shareholder of the Company
Lihui Xu	Shareholder of the Company
Quanzhou Huasen Hardware and Plastic Products Co., Ltd (“Quanzhou Huasen”)	100% equity interests owned by Wenzao Huang
Dayu Yaodong Hardware and Plastic Products Co., Ltd (“Dayuyaodong”)	A member of the board of supervisors of Dayuyaodong is Wenzao Huang

2)      Related party balances

Accounts	Name of related parties	As of December 31, 2023	As of December 31, 2022
Due to related parties	Wenzao Huang	$1,793	$49,595
	Lihui Xu	511,225	—
Net due to related parties		$513,018	$49,595
Accounts	Name of related parties	As of December 31, 2023	As of December 31, 2022
Due from related parties	Yunjun Huang	352,118	—
Net due from related parties		$352,118	$—

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18. Related party transactions (cont.)

3)      Related party transactions

For the fiscal year ended December 31, 2023, the related parties provided working capital to support the Operating Entity’s operations when needed. The borrowings were unsecured, due on demand, and interest-free. The following table summarizes the Operating Entity’s borrowing transactions with the related parties:

Name of related parties	Lend to Operating Entity	Collect from Operating Entity
Wenzao Huang	$42,466	$40,673
Yunjun Huang	269,739	671,109
Xiaolong Chen	153,988	153,988
Lihui Xu	511,225	—
Total	$977,418	$865,770

For the fiscal year ended December 31, 2022, the related parties provided working capital to support the Operating Entity’s operations when needed. The borrowings were unsecured, due on demand, and interest-free. The following table summarizes the Operating Entity’s borrowing transactions with the related parties:

Name of related parties	Lend to Operating Entity	Collect from Operating Entity
Wenzao Huang	$416,109	$4,284,593
Yunjun Huang	99,569	2,439,748
Xiaolong Chen	—	3,269,431
Total	$515,678	$9,993,772

The following table summarizes the Operating Entity’s sales transactions with the related parties:

Transaction Types	Name of related parties	For the year ended December 31, 2023	For the year ended December 31, 2022
Sales	Quanzhou Huasen	$13,383	$51,323
	Dayuyaodong	602	36,732
	Suzhou Ewatt	—	90,256
Total		$13,985	$178,311

For the years ended December 31, 2023 and 2022, the Company generated revenue from related parties in the amount of $13,985 and $178,311, respectively.

The following table summarizes the Operating Entity’s accounts receivable balance with the related parties:

Accounts	Name of related parties	As of December 31, 2023	As of December 31, 2022
Accounts receivable	Quanzhou Huasen	$7,207	$—
Total		$7,207	$—

As of December 31, 2023 and 2022, the Company’s accounts receivable balance from related parties amounted to $7,207 and nil, respectively.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19. Commitments and Contingencies

The Company may be involved in certain legal proceedings, claims, and other disputes arising from the commercial operations, projects, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations, or liquidity.

Note 20. Subsequent events

The Company has evaluated subsequent events through May 20, 2024, the date the financial statements were issued and filed with the SEC. Based on the Company’s evaluation, no other event has occurred requiring adjustment or disclosure in the notes to the consolidated financial statements, except the following:

The loan from the Industrial and Commercial Bank of China in an amount of $ 845,082, originally due on January 5, 2024, has been extended to December 19, 2024.

In January 2024, the Company entered into a loan agreement with China Merchants Bank, pursuant to which the Company obtained a loan in the amount of $140,847 for the period from January 30, 2024 to July 30, 2024.

In February 2024, the Company entered into another loan agreement with China Merchants Bank, pursuant to which the Company obtained a loan in the amount of $239,440 for the period from February 6, 2024 to August 6, 2024.

Note 21. Condensed financial information of the parent company

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the condensed statements of income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of December 31, 2023 and 2022, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

INLIF LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21. Condensed financial information of the parent company (cont.)

Condensed balance sheets

	As of December 31, 2023	As of December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$83	$—
Total current assets	83	—

Non-Current Assets
Investment in subsidiaries	$8,963,818	$7,837,772
Total non-current assets	8,963,818	$7,837,772
Total Assets	$8,963,901	$7,837,772

LIABILITY
Current Liabilities
Amounts due to related parties	$896	$—
Total current liabilities	896	—

Non-current liabilities:
Total non-current liabilities	$—	$—
Total liabilities	$896	$—

EQUITY
Ordinary shares ($0.0001 par value, 500,000,000 shares authorized, 12,500,000 shares issued and outstanding as of December 31, 2023 and 2022)*	1,250	1,250
Additional paid-in capital	7,037,503	7,037,503
Statutory reserve	200,229	53,565
Retained earnings	1,756,183	550,336
Accumulated other comprehensive income (expense)	(32,160)	195,118
Total Equity	$8,963,005	$7,837,772
Total Liabilities and Equity	$8,963,901	$7,837,772

Condensed statements of operations

	For the Years Ended December 31,
	2023	2022
Operating expenses:
Other expenses	$811	$—
Share of income of subsidiaries	1,351,700	537,555
Net income	$1,352,511	$537,555

Comprehensive income
Net income	$1,352,511	537,555
Foreign currency translation adjustments	227,278	(187,942)
Comprehensive income	$1,579,789	$349,613

____________

*        The share amounts are presented on a retrospective basis.

INLIF LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars, except for the number of shares)

	As of June 30, 2024	As of December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,596,790	$598,933
Accounts receivable, net	3,660,978	3,789,214
Inventories, net	4,101,017	4,493,042
Prepayments and other current assets	133,873	142,095
Amounts due from related parties	1,024	352,118
TOTAL CURRENT ASSETS	$9,493,682	$9,375,402

NON-CURRENT ASSETS:
Property, plant, and equipment, net	$3,166,022	$3,397,167
Land-use rights, net	2,162,871	2,237,684
Intangible assets, net	46,553	50,297
Deferred offering costs	1,162,621	960,241
Deferred tax assets	37	452
TOTAL NON-CURRENT ASSETS	$6,538,104	$6,645,841
TOTAL ASSETS	$16,031,786	$16,021,243

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$1,326,667	$2,546,418
Bank loans	4,898,723	3,662,023
Contract liability	6,729	65,073
Accrued expenses and other payables	125,572	259,648
Income taxes payable	26,657	12,058
Amounts due to related parties	513,189	513,018
TOTAL CURRENT LIABILITIES	$6,897,537	$7,058,238

NON-CURRENT LIABILITIES:
TOTAL NON-CURRENT LIABILITIES	—	—
TOTAL LIABILITIES	$6,897,537	$7,058,238

COMMITMENTS AND CONTINGENCIES (NOTE 19)

SHAREHOLDERS’ EQUITY
Ordinary shares ($0.0001 par value, 500,000,000 shares authorized, 12,500,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023)	$1,250	$1,250
Additional paid-in capital	7,037,503	7,037,503
Statutory reserve	239,296	200,229
Retained earnings	2,107,197	1,756,183
Accumulated other comprehensive loss	(250,997)	(32,160)
TOTAL SHAREHOLDERS’ EQUITY	$9,134,249	$8,963,005
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,031,786	$16,021,243

____________

*        The share amounts are presented on a retrospective basis.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INLIF LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Expressed in U.S. Dollars, except for the number of shares)

	For the six months ended June 30,
	2024	2023
Revenue	$6,735,689	$4,822,627
Cost of revenue	(5,021,704)	(3,314,445)
Gross profit	1,713,985	1,508,182
Operating expenses:
Selling expenses	(481,822)	(184,680)
General and administrative expenses	(458,358)	(343,750)
Research and development expenses	(618,137)	(411,185)
Total operating expenses	(1,558,317)	(939,615)
Operating income	155,668	568,567
Other income (expenses):
Interest income	1,186	1,370
Interest expenses	(91,740)	(69,408)
Other income, net	344,341	29,026
Other expense, net	(1,831)	(7,540)
Exchange gain	280	25,970
Total other expenses, net	252,236	(20,582)
Income before income tax	407,904	547,985
Income tax expenses	(17,823)	(3,677)
Net income	$390,081	$544,308

Comprehensive income
Net income	$390,081	$544,308
Foreign currency translation adjustments, net of tax	218,837	480,429
Comprehensive income	$608,918	$1,024,737

Earnings per share, basic and diluted	$0.03	$0.04

Weighted average number of shares*	12,500,000	12,500,000

____________

*        The share amounts are presented on a retrospective basis.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INLIF LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN SHAREHOLDERS’ EQUITY
(Expressed in U.S. Dollars, except for the number of shares)

	Ordinary Shares*		Additional Paid-in Capital	Statutory Reserve	Retained earnings	Accumulated Other Comprehensive Income (loss)	Total Shareholders’ Equity
	Shares	Amount
		$	$	$	$	$	$
Balance, December 31, 2022	12,500,000	$1,250	$7,037,503	$53,565	$550,336	$195,118	$7,837,772
Capital Contributions	—	—	82,808	—	—	—	82,808
Net income	—	—	—	—	544,308	—	544,308
Appropriated statutory surplus reserves	—	—	—	10,590	(10,590)	—	—
Foreign currency translation adjustment	—	—	—	—	—	(480,429)	(480,429)
Balance, June 30, 2023	12,500,000	$1,250	$7,120,311	$64,155	$1,084,054	$(285,311)	$7,984,459
Balance, December 31, 2023	12,500,000	$1,250	$7,037,503	$200,229	$1,756,183	$(32,160)	$8,963,005
Net income	—	—	—	—	390,081	—	390,081
Appropriated statutory surplus reserves	—	—	—	39,067	(39,067)	—	—
Foreign currency translation adjustment	—	—	—	—	—	(218,837)	(218,837)
Balance, June 30, 2024	12,500,000	$1,250	$7,037,503	$239,296	$2,107,197	$(250,997)	$9,134,249

____________

*        The share amounts are presented on a retrospective basis.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INLIF LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars, except for the number of shares)

	For the six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$390,081	$544,308
Adjustments to reconcile net income (loss) to net cash used in operating activities:	—	—
Depreciation and amortization	184,531	182,141
Bad debt write-off	(2,767)	(22,945)
Deferred tax assets	415	—
Changes in operating assets and liabilities:
Accounts receivable	131,004	(32,445)
Inventories	392,025	(178,645)
Prepayments and other current assets	8,224	(275,077)
Accounts payable, trade	(1,219,751)	1,344,660
Contract liability	(58,344)	63,823
Other payables and accrued liabilities	(134,076)	(24,114)
Tax payable	14,599	3,788
Net cash (used in) provided by operating activities	(294,059)	1,605,494

Cash flows from investing activities:
Purchase of property, plant, and equipment	(5,743)	(5,879)
Disposal of property, plant, and equipment	—	1,010
Net cash used in investing activities	(5,743)	(4,869)

Cash flows from financing activities:
Capital Contributions	—	82,808
Proceeds from short-term loans	3,548,186	707,077
Repayment of short-term loans	(2,217,616)	—
Deferred offering costs	(202,380)	(184,387)
Amount financed from related parties	572,422	262,744
Amount repaid to related parties	(226,943)	(312,115)
Net cash provided by financing activities	1,473,669	556,127
Effect of exchange rate changes	(176,010)	(188,995)
Net increase in cash	997,857	1,967,757
Cash and cash equivalents at beginning of the year	598,933	84,961
Cash and cash equivalents at end of the year	$1,596,790	$2,052,718

Supplemental disclosures of cash flows information:
Cash paid for income taxes	340	484
Cash paid for interest expense	95,869	69,408

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 1. Organization and principal activities

INLIF Limited (the “Company”) is a holding company incorporated under the laws of the Cayman Islands on January 4, 2023. The Company owns 100% of the equity interests in Yunfei Enterprise Limited (“Yunfei BVI”), a company incorporated under the laws of the British Virgin Islands on January 30, 2023. Yunfei BVI owned 100% of the equity interests in Juli Enterprise Limited (“Juli HK”), a company incorporated under the laws of Hong Kong, the People’s Republic of China (the “PRC” or “China”), on March 8, 2023.

Juli HK owns 100% of the equity interests in Fujian INLIF Technology Co., Ltd (“Fujian INLIF”), a company incorporated in the PRC on April 21, 2023. Fujian INLIF is a wholly foreign-owned entity. Fujian INLIF owns 94% of the equity interests in Ewatt Robot Equipment Co., Ltd. (“Ewatt”), a company incorporated in the PRC on September 28, 2016.

Fanqi Enterprise Limited (“Fanqi HK”), a company incorporated under the laws of Hong Kong, China, on December 30, 2022, owns 6% of the equity interests in Ewatt, and Fanqi HK is 100% owned by Yunfei BVI.

Prior to the reorganization of Ewatt, Ewatt was 40% owned by Mr. Wenzao Huang, 40% owned by Mr. Xiaolong Chen and 20% owned by Mr. Yunjun Huang on incorporation.

Ewatt owned 100% of the equity interests in Suzhou Ewatt Intelligent Equipment Co., Ltd (“Suzhou Ewatt”), a company incorporated in the PRC on December 20, 2020, which was dissolved on December 20, 2022.

On February 6, 2023, the three individual shareholders (Mr. Wenzao Huang, Mr. Xiaolong Chen, and Mr. Yunjun Huang) of Ewatt agreed to transferred 11.75% and 1% the equity interests of Ewatt to Mr. Jinliang Xu and Fanqi HK, respectively. All shareholders agreed with Fanqi HK acquiring additional 5% equity interests of Ewatt on June 16, 2023.

The five shareholders of Ewatt became the shareholders of the Company on September 6, 2023, and these shareholders owns 100% of the equity interests in the Company (the “Controlling Shareholders”).

Since the Company and its subsidiaries are effectively controlled by the same Controlling Shareholders, they are considered under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon completion of the reorganizations mentioned above, the Company has subsidiaries in countries and jurisdictions including the PRC, Hong Kong, the Cayman Islands, and the British Virgin Islands. Details of the Company and the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
The Company	January 4, 2023	Cayman	Parent	Holding company
Yunfei BVI	January 30, 2023	BVI	100	Holding company
Juli HK	March 8, 2023	Hong Kong,China	100	Holding company
Fanqi HK	December 30, 2022	Hong Kong,China	100	Holding company
Fujian INLIF	April 21, 2023	Nan’an, China	100	Holding company
Ewatt	September 28, 2016	Nan’an, China	100	Producing and selling manipulator arms and accessories
Suzhou Ewatt(1)	December 20, 2020	Suzhou, China	100	Selling manipulator arms and accessories

____________

(1)      Suzhou Ewatt was dissolved on December 20, 2022.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

Principles of consolidation

The consolidated financial statements of the Company reflect the principal activities of the Company and its subsidiaries. All significant intercompany balances and transactions are eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenue and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, inventory reserve provision, useful lives and impairment of long-lived assets, valuation allowance for deferred tax assets, allowance for doubtful accounts, and warranty costs of manipulator arms. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements. The inputs into the Company’s judgments and estimates consider the economic implications of the COVID-19 pandemic on the Company’s critical and significant accounting estimates.

Foreign currency translation and transaction

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiary in China uses Renminbi (“RMB”) as the functional currency.

The financial statements of the Company and its subsidiaries, other than subsidiaries with functional currency of US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

For the Company, except for the shareholders’ equity, the balance sheet accounts on June 30, 2024 and December 31, 2023 were translated at RMB7.2672 to $1.00 and RMB7.0999 to $1.00, respectively. The shareholders’ equity accounts were translated at their historical rate. The average translation rates applied to statements of operations for the six months ended June 30, 2024 and 2023 were RMB7.2150 to $1.00 and RMB6.9283 to $1.00, respectively. Cash flows were also translated at average translation rates for the periods. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies (cont.)

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, deposits with banks, and other monetary funds. The Company maintains cash and cash equivalents with various financial institutions primarily in China. The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. As of June 30, 2024 and December 31, 2023, cash and cash equivalents balances were $1,596,790 and $598,933, respectively. The majority of the Company’s cash is saved in state-owned banks in the PRC, and part of deposits are covered by insurance. In China, a depositor has up to RMB500,000 ($68,953) insured by the People’s Bank of China Financial Stability Bureau. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

Inventory, net

Inventory, primarily consisting of raw materials, finished goods, goods shipped in transit, and works in process, is stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Cost of inventory is determined using first-in-first-out method. Allowances for obsolescence are also assessed based on expiration dates, as applicable, taking into consideration historical and expected future product sales.

Prepayment and other current assets

Prepayment and other current assets primarily consist of prepayments made to vendors or service providers for future services that have not been provided, other current assets, and other receivable from third parties. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. Management believes that, as of June 30, 2024 and December 31, 2023, the Company’s other current assets were not impaired.

Property, plant and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Estimated useful lives
Building	10 years
Office Equipment	5 years
Electronic equipment	3 to 5 years
Vehicles	4 years
Machinery Equipment	10 years
Building Improvement	10 years

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies (cont.)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs are charged to expenses as incurred, while additions, renewals, and betterments, which are expected to extend the useful life of assets, are capitalized.

Land use rights, net

Under the PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the right to use the parcels of land for specified periods of time. These land use rights are sometimes referred to informally as “ownership.” Land use rights are stated at cost less accumulated amortization. The estimated useful life for land use right is 50 years and the rental period is from November 15, 2019 to November 15, 2069.

Intangible assets, net

The Company’s intangible assets with definite useful lives primarily are purchased patents. The Company typically amortizes intangible assets with definite useful lives on a straight-line basis over estimated useful lives of ten years.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate, and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset, plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2024 and December 31, 2023, impairment of long-lived assets was nil.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement, and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies (cont.)

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying amounts reported in the balance sheets of cash, accounts receivable, inventory, advances to suppliers, prepaid expenses and other current assets, due from related parties, VAT recoverables, short-term bank loans, accounts payable, advances from customers, taxes payable, operating lease liabilities, amounts due to related parties, accrued expenses and other liabilities, approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of June 30, 2024 and December 31, 2023.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

Revenue recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on April 1, 2019. Accordingly, the consolidated financial statements for the six months ended June 30, 2024 and 2023 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. VAT that the Company collects concurrent with revenue-producing activities is excluded from revenue.

The Company follows the requirements of Topic 606-10-55-36 through-40, Revenue from Contracts with Customers, Principal Agent Considerations, in determining the gross versus net revenue recognition for performance obligation(s) in the contract with a customer. Revenue recorded with the Company acting in the capacity of a principal is reported on a gross basis equal to the full amount of consideration to which we expect in exchange for the good or service transferred. Revenue recorded with the Company acting in the capacity of an agent is reported on a net basis, exclusive of any consideration provided to the principal party in the transaction.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies (cont.)

The Company accounts for the revenue generated from sales of its products (injection molding machine-dedicated manipulator arms, accessories of manipulator arms, raw materials and scraps of manipulator arms) and services (installation and warranty services) on a gross basis, as the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods or services.

For the six months ended June 30, 2024 and 2023, there was no revenue recognized on a net basis where the Company is acting as an agent.

The Company’s revenue is primarily derived from the following sources:

Revenue from sales of injection molding machine-dedicated manipulator arms and installation and warranty services

The Company generates revenue from the sales of standard and customized manipulator arms (product) to customers. The Company enters into contracts with customers as a principal. The contracts contain three performance obligations for domestic customers, including transferring the product to the customers, offering installation and warranty services in exchange for consideration. For oversea customers, there is one single performance obligation, which is transferring the product to their customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. Usually, the Company offers a credit term within 120 days for business customers with good creditworthiness. The Company recognizes revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been accepted and received by customers. In the normal course of business, the Company’s products are sold with no right of return unless the item is defective. The Company generally provides one-year warranty services against defects in materials and workmanship for its customers.

Revenue from sales of accessories of manipulator arms

The Company generates revenue from the sales of manipulator arm accessories. The customer base includes both direct purchasers from the Company, as well as those who procure the Company’s manipulator arms through third-party vendors. The contracts contain one single performance obligation, which is delivering manipulator arms to the customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. The Company recognizes revenue at a point in time when the control of the manipulator arm accessories have been transferred to customers. The transfer of control is considered complete when manipulator arm accessories have been received by customers. In the normal course of business, the Company’s manipulator arm accessories are sold with no right of return.

Revenue from sales of raw materials and scraps of manipulator arms

The Company generates revenue from the sales of raw materials and scraps of manipulator arms. The customer base includes both direct purchasers from the Company, as well as those who procure the Company’s manipulator arms through third-party vendors. The contracts contain one single performance obligation, which is delivering raw materials and scraps of manipulator arms to the customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. The Company recognizes revenue at a point in time when the control of the manipulator arm raw materials and scraps have been transferred to customers. The transfer of control is considered complete when manipulator arm raw materials and scraps have been received by customers. In the normal course of business, the Company’s manipulator arm raw materials and scraps are sold with no right of return.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies (cont.)

Revenue from installation services

The Company generates revenue from providing the installation services to customers who procure the Company’s manipulator arms through third-party vendors. The contracts contain one single performance obligation, which is installing the manipulator arms specified by the customer in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. The Company recognizes revenue at a point in time when the Company has fulfilled its obligation of installing manipulator arms and the customer has accepted them, with no further obligations remaining on either party.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of June 30, 2024 and December 31, 2023, other than accounts receivables, advances from customers and contract liabilities, the Company had no other material contract assets, or deferred contract costs recorded on its consolidated balance sheet.

Revenue disaggregation

Management has concluded that the disaggregation level is the same under both the revenue standard and the segment reporting standard. Revenue under the segment reporting standard is measured on the same basis as under the revenue standard. The Company’s disaggregation of revenue for the six months ended June 30, 2024 and 2023 are as follows:

	For the six months ended June 30
	2024	2023
Revenue from sales of injection molding machine-dedicated manipulator arms and installation and warranty services	$3,346,127	$3,132,394
Revenue from sales of accessories of manipulator arms	1,045,007	424,118
Revenue from sales of raw materials and scraps of manipulator arms	2,257,191	1,150,371
Revenue from installation services	87,364	115,744
Total revenue	$6,735,689	$4,822,627

Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s CODM in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the chief executive officer (the “CEO”), who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company has determined that there is only one reportable operating segment.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies (cont.)

Cost of revenue

Cost of revenue consists primarily of (i) cost of manipulator arms and installation service and warranty service, (ii) cost of accessories for manipulator arms, (iii) cost of raw materials and scraps for manipulator arms, and (iv) cost of installation services.

Selling expenses

Selling expenses include (i) sales service costs incurred from provision of customer services, (ii) traveling costs of sales and marketing staff, (iii) salaries and benefits of sales and marketing staff, (iv) advertising costs, and (v) others, such as conference costs.

Advertising costs, which consist primarily of offline advertising related costs, are expensed as incurred and amounted to $134,692 and $4,299 for the six months ended June 30, 2024 and 2023, respectively.

Research and development expenses

The Company expenses all internal research and development costs as incurred, which primarily comprise costs of materials used for experiments, employee costs, and other daily expenses related to research and development activities.

Government grants

Government grants represent cash subsidies received from the local government in the PRC. Cash subsidies which have no defined rules and regulations to govern the criteria necessary for companies to enjoy the benefits are recognized when received. Such subsidies are generally provided as incentives from the local government to encourage the expansion of local business.

Employee benefits

Full-time employees of the Operating Entity in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund, and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Company has made employee benefits contributions under PRC government requirements and has no legal obligation beyond the contributions made. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately $20,940 and $32,214 for the six months ended June 30, 2024 and 2023, respectively.

Deferred initial public offering (“IPO”) costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A —“Expenses of Offering.” Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of June 30, 2024 and December 31, 2023, the Company capitalized $1,162,621 and $960,241 of deferred offering costs, respectively.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund.” Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies (cont.)

registered capital (as determined under accounting principles generally accepted in the PRC (the “PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund.” For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under the PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

As of June 30, 2024 and December 31, 2023, the balance of the required statutory reserves was $239,296 and $200,229, respectively.

VAT

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company believes there were no uncertain tax positions on June 30, 2024 and December 31, 2023.

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances. As of June 30, 2024, the tax years for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities. There were no ongoing examinations by tax authorities as of June 30, 2024 and December 31, 2023.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the increase in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Amongst other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income (loss) included net income and foreign currency translation adjustments that are presented in the consolidated statements of comprehensive income (loss).

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies (cont.)

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of June 30, 2024 and December 31, 2023, there was no dilution impact.

Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders, including the redeemable shares, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of June 30, 2024 and December 31, 2023, there were no dilutive shares.

Risks and uncertainties

With the development of the ever-changing situation, the governments of different countries, including China, are constantly adjusting their attitudes and policies towards the COVID-19 pandemic. In late 2022, the Chinese government relaxed COVID-19 control policies, as a result of which, although the number of confirmed cases in China surged in a short time, businesses in China, including the Company, are gradually returning to their normal operations. However, it is uncertain when the outbreaks of COVID-19 will be completely controlled in China and globally, and a resurgence of the COVID-19 pandemic and any other adverse public health developments may temporarily and adversely impact the Company’s operating activities. The continued uncertainties associated with COVID-19 may cause the Company’s revenue and cash flows to underperform in the next 12 months.

Concentration of credit risks

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. As of June 30, 2024 and December 31, 2023, the aggregate amounts of cash of $1,596,790 and $598,933, respectively, were deposited at major financial institutions located in the PRC and Hong Kong. In the event of bankruptcy of one of these financial institutions, the Company may not be able to claim its cash and demand deposits back in full. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

Accounts receivables are typically unsecured and derived from revenue earned from customers in the PRC, which are exposed to credit risk. The risk is mitigated by credit evaluations. The Company maintains an allowance for doubtful accounts, and actual losses have generally been within management’s expectations. Refer to “Note 17. Customer and Supplier Concentrations” for detail.

Currency convertibility risk

Substantially all of the Company’s operating activities are settled in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with supporting documents.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued and has evaluated all other pronouncements.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2. Summary of significant accounting policies (cont.)

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses, The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In November 2023, the FASB issued guidance to enhance disclosure of expenses of a public entity’s reportable segments. The new guidance requires a public entity to disclose: (1) on an annual and interim basis, significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, (2) on an annual and interim basis, an amount for other segment items (the difference between segment revenue less the significant expenses disclosed under the significant expense principle and each reported measure of segment profit or loss), including a description of its composition, (3) on an annual and interim basis, information about a reportable segment’s profit or loss and assets previously required to be disclosed only on an annual basis, and (4) the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and how to allocate resources. The new guidance also clarifies that if the CODM uses more than one measure of a segment’s profit or loss, one or more of those measures may be reported and requires that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this update and all existing segment disclosures. The guidance is effective for the current fiscal year 2024 annual reporting, and in the first quarter of 2025 for interim period reporting, with early adoption permitted. Upon adoption, this guidance should be applied retrospectively to all prior periods presented. We do not expect the adoption of this accounting standard to have an impact on our consolidated financial statements.

In December 2023, the FASB issued guidance to enhance transparency of income tax disclosures, On an annual basis the new guidance requires a public entity to disclose: (1) specific categories in the rate reconciliation, (2) additional information for reconciling items that are equal to or greater than 5% of the amount computed by multiplying income (or loss) from continuing operations before income tax expense (or benefit) by the applicable statutory income tax rate, (3) income taxes paid (net of refunds received) disaggregated by federal (national), state, and foreign taxes, with foreign taxes disaggregated by individual jurisdictions in which income taxes paid is equal to or greater than 5% of total income taxes paid, (4) income (or loss) from continuing operations before income tax expense (or benefit) disaggregated between domestic and foreign, and (5) income tax expense (or benefit) from continuing operations disaggregated between federal (national), state and foreign. The guidance is effective for fiscal year 2025 annual reporting, with early adoption permitted, to be applied on a prospective basis, with retrospective application permitted. We do not expect the adoption of this accounting standard to have an impact on our consolidated financial statements but will require certain additional disclosures.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material effect on the Company’s financial position, result of operations, or cash flows.

Note 3. Cash and cash equivalents

Cash and cash equivalents consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Cash on hand	$1,003	$—
Deposits with banks	1,595,787	595,699
Other monetary funds	—	3,234
Cash and cash equivalents	$1,596,790	$598,933

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 3. Cash and cash equivalents (cont.)

As of June 30, 2024, the Company had a total of $1,596,790 in cash and cash equivalents, all of which was held within the PRC and Hong Kong. As of December 31, 2023, the Company had a total of $598,933 in cash and cash equivalents, all of which was held within the PRC and Hong Kong.

Note 4. Accounts receivable, net

Accounts receivable, net, consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Accounts receivable-third parties	$3,659,669	$3,785,022
Accounts receivable-related parties	1,557	7,207
Less: allowance for doubtful accounts	(248)	(3,015)
Accounts receivable, net	$3,660,978	$3,789,214

For the six months ended June 30, 2024 and the fiscal year ended December 31, 2023, the Company recorded allowance for doubtful accounts for $248 and $3,015, respectively.

As of December 9, 2024, the Company had subsequently collected all outstanding accounts receivable balances for the six months ended June 30, 2024.

Changes of allowance for doubtful accounts are as follows:

	For the six months ended June 30, 2024	For the fiscal year ended December 31, 2023
Beginning balance	$3,015	$22,945
Bad debt write-off	(2,767)	(19,930)
Ending balance	$248	$3,015

Note 5. Inventory, net

Inventory, net, consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Raw materials	$2,722,459	$4,058,576
Finished goods	58,229	54,573
Goods shipped in transit	1,131,706	—
Working in processing	188,623	379,893
Total inventory	$4,101,017	$4,493,042
Less: allowance for inventory reserve	—	—
Inventory, net	$4,101,017	$4,493,042

For the six months ended June 30, 2024 and the fiscal year December 31, 2023, the Company recorded no impairment provision of inventories for lower of cost or net realizable value, respectively.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 6. Prepayments and other current assets

Prepayments and other current assets consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Prepaid expenses to purchase raw materials	$61,974	$—
VAT in to be deducted	25,567	123,341
Other receivable	9,097	9,652
Others	37,235	9,102
Prepayments and other current assets	$133,873	$142,095
Less: allowance for other receivable	—	—
Prepayments and other current assets, net	$133,873	$142,095

For the six months ended June 30, 2024 and the fiscal year ended December 31, 2023, the Company recorded no allowance for other receivable.

Note 7. Property, plant and equipment, net

Property, plant and equipment, net consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Building	$2,747,045	2,811,776
Office Equipment	191,917	195,604
Electronic Equipment	190,495	189,983
Vehicles	225,013	231,751
Machinery Equipment	473,284	484,436
Building Improvement	812,619	831,767
Subtotal	$4,640,373	$4,745,317
Less: accumulated depreciation	(1,474,351)	(1,348,150)
Total	$3,166,022	$3,397,167

Depreciation expenses were approximately $158,459 and $157,703 for the six months ended June 30, 2024 and the fiscal year ended December 31, 2023, respectively.

For the six months ended June 30, 2024, the depreciation expenses included in the cost of sales, general and administrative expenses, research and development expenses, and selling expenses were approximately $36,135, $119,000, $1,601, and $1,723, respectively.

For the six months ended June 30, 2023, the depreciation expenses included in the cost of sales, administrative expenses, research and development expenses, and selling expenses were approximately $26,830, $126,928, $1,814, and $2,131, respectively.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 8. Land-use rights, net

Land-use rights, net, consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Land-use rights	$2,329,843	$2,384,743
Less: accumulated amortization	(166,972)	(147,059)
Land-use rights, net	$2,162,871	$2,237,684

Amortization expenses were $23,467 and $24,438 for the six months ended June 30, 2024 and the fiscal year ended December 31, 2023, respectively, and are included in general and administrative expenses.

Estimated future amortization expenses are as follows:

Amortization expenses
Fiscal year 2024	$46,934
Fiscal year 2025	46,934
Fiscal year 2026	46,934
Fiscal year 2027	46,934
Fiscal year 2028	46,934
Thereafter	1,928,201
Total	$2,162,871

Note 9. Intangible assets, net

Intangible assets, net, consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Patents	$51,726	$52,944
Less: accumulated amortization	(5,173)	(2,647)
Intangible assets, net	$46,553	$50,297

Amortization expenses were $2,605 and nil for the six months ended June 30, 2024 and the fiscal year ended December 31, 2023, respectively, and are included in general and administrative expenses.

Estimated future amortization expenses are as follows:

Amortization expenses
Fiscal year 2024	$5,210
Fiscal year 2025	5,210
Fiscal year 2026	5,210
Fiscal year 2027	5,210
Fiscal year 2028	5,210
Thereafter	20,503
Total	$46,553

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 10. Accounts payable

Accounts payable consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Account payable to the suppliers	1,326,667	2,546,418
Total accounts payable	$1,326,667	$2,546,418

Note 11. Short-term bank loans

Short-term bank loans consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Fujian Rural Commercial Bank	$412,814	$422,541
Industrial and Commercial Bank of China	4,114,377	—
China Merchants Bank	371,532	3,239,482
Total short-term bank loans	$4,898,723	$3,662,023

As of June 30, 2024, a total of $4,114,377 bank loan was secured by land-use rights owned by Ewatt and guaranteed by Wenzao Huang, Baohua Xu, Yunjun Huang and Zhaoxia Chen. A total of $412,814 of bank loans was guaranteed by Wenzao Huang, Baohua Xu, Jinliang Xu, Xiaolong Chen and Yunjun Huang. Guarantors Wenzao Huang, Jinliang Xu, Xiaolong Chen and Yunjun Huang are related parties of the Company. The interest is paid on a monthly basis and the principal is repaid in full at maturity.

Short-term loans as of June 30, 2024 consisted of following:

For the six months ended June 30, 2023 Secured short-term bank loans	Loan commencement date	Loan maturity date	Loan amount in RMB	Loan amount in USD	Effective interest rate
Industrial and Commercial Bank of China*	October 10, 2023	September 13, 2024	7,000,000	963,233	4.20%
Industrial and Commercial Bank of China	January 5, 2024	December 19, 2024	6,000,000	825,627	4.20%
Industrial and Commercial Bank of China	May 29, 2024	May 22, 2025	7,000,000	963,232	4.20%
Industrial and Commercial Bank of China	April 26, 2024	November 8, 2024	9,900,000	1,362,285	4.20%
Fujian Rural Commercial Bank **	August 23, 2023	August 22, 2024	3,000,000	412,814	4.95%
China Merchants Bank	January 30, 2024	January 29, 2025	2,700,000	371,532	4.93%
Total secured short-term bank loans as of June 30, 2024			35,600,000	$4,898,723

____________

*        On September 10, 2024, Ewatt repaid $13,760 (RMB100,000) to Industrial and Commercial Bank of China. The short-term loan was subsequently extended to August 8, 2025, with an updated loan amount of $949,472 (RMB6,900,000).

**      The short-term loan of Fujian Rural Commercial Bank was extended to August 20, 2025.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 11. Short-term bank loans (cont.)

Short-term loans as of December 31, 2023 consisted of following:

For the year ended December 31, 2023 Secured short-term bank loans	Loan commencement date	Loan maturity date	Loan amount in RMB	Loan amount in USD	Effective interest rate
Industrial and Commercial Bank of China*	October 17, 2022	October 17, 2023	17,000,000	$2,394,400	4.20%
Industrial and Commercial Bank of China**	January 6, 2023	January 5, 2024	6,000,000	845,082	4.20%
Industrial and Commercial Bank of China	October 10, 2023	September 13, 2024	17,000,000	2,394,400	4.20%
Fujian Rural Commercial Bank	August 23, 2023	August 22, 2024	3,000,000	422,541	4.95%
Total secured short-term bank loans as of December 31, 2023			26,000,000	$3,662,023

____________

*        The short-term loan of Industrial and Commercial Bank of China was repaid on October 10, 2023.

**      The short-term loan of Industrial and Commercial Bank of China was extended to December 19, 2024.

Note 12. Contract liability

Contract liability consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Advance from customers	$6,729	$65,073
Total contract liability	$6,729	$65,073

As of December 9, 2024, the Company subsequently recognized $6,729 of advance from customers for the period ended June 30, 2024 as revenue.

Note 13. Accrued expenses and other payables

Accrued expenses consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Payroll Payable	$121,573	$119,928
Other payable	3,999	139,720
Total accounts payable	$125,572	$259,648

Note 14. Income taxes

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

Cayman Islands and BVI

The Company is incorporated in the Cayman Islands and Yunfei BVI is incorporated in the BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 14. Income taxes (cont.)

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to 2,000,000 Hong Kong dollars, and 16.5% on any part of assessable profits over 2,000,000 Hong Kong dollars.

PRC

Generally, under the Enterprise Income Tax (“EIT”) Law of PRC, PRC enterprises are subject to a uniform 25% enterprise income tax rate, while preferential tax rates, tax holidays, and tax exemptions may be granted on a case-by-case basis.

According to the Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises and Individual Industrial and Commercial Households, jointly issued by the Ministry of Finance and the SAT on April 7, 2021, for the year ended December 31, 2021 and 2022, once an enterprise meets certain requirements and is identified as a small-scale and low-profit enterprise, the taxable income below $0.16 million was subject to a reduced tax rate of 2.5%, the taxable income between $0.16 million and $0.47 million was subject to a reduced rate of 10%.

The Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises further reduce the tax rate for small-scale and low-profit enterprises on March 14, 2022. It was stipulated in such notice that from January 1, 2022 to December 31, 2024, the taxable income between $0.16 million and $0.47 million of a qualified small-scale and low-profit enterprise is subject to a further reduced rate of 5%.

Ewatt was qualified as a small-scale and low-profit enterprises and enjoyed a reduced income tax rate of 2.5% because their taxable income was below $0.16 million for the six months ended June 30, 2023.

In addition, the Enterprise Income Tax Law grants preferential tax treatment to a High and New Technology Enterprise (“HNTE”), if the enterprise meets the requirements by local government and maintains the HNTE status by re-applying every three years. Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%. If Ewatt is not classified as a small-scale or low-profit enterprise by the local government and therefore does not qualify for the preferential tax rates outlined in the Notice on Implementation of Preferential Tax Policies for Small Low-Profit Enterprises in the future, it will still be eligible for a reduced income tax rate of 15% from December 2022 to December 2025 due to its status as an HNTE.

For the six months ended June 30, 2024, Ewatt was eligible for a reduced income tax rate of 15% as an HNTE.

The provision for income tax consisted of the following:

	For the six months ended June 30
	2024	2023
Current income tax expenses	$17,415	$3,677
Deferred income tax expenses	408	—
Total income tax expenses	$17,823	$3,677

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 14. Income taxes (cont.)

The following table sets forth reconciliation between the statutory earned income tax rate and the effective income tax:

	For the six months ended June 30
	2024	2023
Income before income tax expenses	$407,904	$547,985
Income tax computed at statutory EIT rate (25%)	102,124	136,996
Tax effect of preferential tax treatments	(40,849)	(123,297)
Effect of research and development credits	(92,721)	(10,280)
Effect of other non-deductible expenses	48,861	258
Current income tax expenses	$17,415	$3,677
Tax effect of deferred tax recognized	408	—
Total income tax expenses	$17,823	$3,677

The significant components of deferred tax assets were as following:

	As of June 30, 2024	As of December 31, 2023
Deferred tax assets	$37	$452
Total deferred tax assets	$37	$452

The Company’s taxes payable consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Income tax payable	$26,657	$12,058
Other tax payables	32,855	45,944
Total tax payable	$59,512	$58,002

Other tax payables mainly consist of VAT payable, city construction tax payable, property tax and land use tax payable, stamp tax payable, and education fund payable.

Uncertain tax positions

The PRC tax authorities conduct periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. In general, the PRC tax authorities have up to five years to conduct examinations of the tax filings of the Company’s PRC entities. It is therefore uncertain as to whether the PRC tax authorities may take different views about the Company’s tax filings, which may lead to additional tax liabilities. The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2024 and December 31, 2023, the Company did not have any significant unrecognized uncertain tax positions.

Note 15. Equity

Ordinary Shares

On April 10, 2024, the Company passed the shareholder resolutions and board resolutions to change its share capital from USD50,000 divided into 5,000,000 Ordinary Shares of par value USD0.01 each, among which 300,000 Ordinary Shares of par value USD0.01 each are issued, to USD50,000 divided into 500,000,000 Ordinary Shares of par value USD0.0001 each, among which 12,500,000 Ordinary Shares of par value USD0.0001 each are issued.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 15. Equity (cont.)

To change the Company’s share capital, each shareholder surrendered, and the Company accepted the surrender of such number of Ordinary Shares as set forth next to the name of each shareholder in the table below:

Name of Surrendering Shareholder	No. of Shares immediately before Shares Sub-division	No. of Shares immediately after Shares Sub-division	No. of Surrendered Share	No. of Shares after Share Sub-division and Surrender
LIANKEN ENTERPRISE LIMITED	105,039	10,503,900	6,127,275	4,376,625
TIANHUA ENTERPRISE LIMITED	89,370	8,937,000	5,213,250	3,723,750
XINGCAN ENTERPRISE LIMITED	54,120	5,412,000	3,157,000	2,255,000
WEIBO ENTERPRISE LIMITED	33,471	3,347,100	1,952,475	1,394,625
Kerui Enterprise Limited	18,000	1,800,000	1,050,000	750,000
Total:	300,000	30,000,000	17,500,000	12,500,000

Statutory reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with the PRC GAAP.

Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors of the Company. As of June 30, 2024 and December 31, 2023, the balance of the required statutory reserves was $239,296 and $200,229, respectively.

Note 16. Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with the U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

The PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulations in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans, and advances. As of June 30, 2024 and December 31, 2023, amounts restricted were the paid-in-capital and statutory reserve of the PRC entities, which amounted to $7,278,049 and $7,238,982, respectively.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 17. Customer and Supplier Concentrations

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenue and purchases, respectively.

The Company sold a substantial portion of products to two customers (34.83% and 12.05% of total revenue) during six months ended June 30, 2024. As of June 30, 2024, the amount due from these customers included in accounts receivable was $1,954,710, representing 53.39% of total accounts receivable.

The Company sold a substantial portion of products to three customers (14.93%, 11.98% and 11.27% of total revenue) during six months ended June 30, 2023. As of June 30, 2023, the amount due from these customers included in accounts receivable was $1,279,778, representing 56.34% of total accounts receivable.

The loss of any significant customers or the failure to attract new customers could have a material adverse effect on the Operating Entity’s business, and the Company’s consolidated results of operations and financial condition.

For the six months ended June 30, 2024, two suppliers contributed approximately 18.13% and 17.80% of total purchases made by the Company.

For the six months ended June 30, 2023, one supplier contributed approximately 12.93% of total purchases made by the Company.

The loss of any significant suppliers or the failure to purchase key raw materials could have a material adverse effect on the Operating Entity’s business, and the Company’s consolidated results of operations and financial condition.

Note 18. Related party transactions

1)      Nature of relationships with related parties

Name	Relationship with the Company
Wenzao Huang	Director and shareholder of the Company
Yunjun Huang	Director and shareholder of the Company
Xiaolong Chen	Shareholder of the Company
Lihui Xu	Shareholder of the Company
Lianken Enterprise Limited (“Lianken”)	100% owned by Wenzao Huang
Tianhua Enterprise Limited (“Tianhua”)	100% owned by Xiaolong Chen
Xingcan Enterprise Limited (“Xingcan”)	100% owned by Yunjun Huang
Weibo Enterprise Limited (“Weibo”)	100% owned by Jinliang Xu
Quanzhou Huasen Hardware and Plastic Products Co., Ltd (“Quanzhou Huasen”)	100% owned by Wenzao Huang
Dayu Yaodong Hardware and Plastic Products Co., Ltd (“Dayuyaodong”)	A member of the board of supervisors of Dayuyaodong is Wenzao Huang

2)      Related party balances

Accounts	Name of related parties	As of June 30, 2024	As of December 31, 2023
Due to related parties	Wenzao Huang	$1,793	$1,793
	Lihui Xu	511,396	511,225
Due to related parties		$513,189	$513,018

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 18. Related party transactions (cont.)

Accounts	Name of related parties	As of June 30, 2024	As of December 31, 2023
Due from related parties	Yunjun Huang	$—	$352,118
	Lianken	256	—
	Tianhua	256	—
	Xingcan	256	—
	Weibo	256	—
Due from related parties		$1,024	$352,118

3)      Related party transactions

For the six months ended June 30, 2024, the related parties provided working capital to support the Operating Entity’s operations when needed. The borrowings were unsecured, due on demand, and interest-free. The following table summarizes the Operating Entity’s borrowing transactions with the related parties:

Name of related parties	Lend to Operating Entity	Collect from Operating Entity
Wenzao Huang	$225,919	$225,919
Yunjun Huang	346,503	—
Lianken	—	256
Tianhua	—	256
Xingcan	—	256
Weibo	—	256
Total	$572,422	$226,943

For the six months ended June 30, 2023, the related parties provided working capital to support the Operating Entity’s operations when needed. The borrowings were unsecured, due on demand, and interest-free. The following table summarizes the Operating Entity’s borrowing transactions with the related parties:

Name of related parties	Lend to Operating Entity	Collect from Operating Entity
Wenzao Huang	$105,365	$154,736
Xiaolong Chen	157,379	157,379
Total	$262,744	$312,115
Transaction Types	Name of related parties	For the six months ended June 30, 2024	For the six months ended June 30, 2023
Sales	Quanzhou Huasen	$2,424	$—
	Dayuyaodong	1,227	—
Total		$3,651	$—

For the six months ended June 30, 2024 and 2023, the Company generated revenue from related parties in the amount of $3,651 and nil, respectively.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 18. Related party transactions (cont.)

The following table summarizes the Operating Entity’s accounts receivable balance with the related parties:

Accounts	Name of related parties	As of June 30, 2024	As of December 31, 2023
Accounts receivable	Quanzhou Huasen	$1,557	$7,207
Total		$1,557	$7,207

As of June 30, 2024 and December 31, 2023, the Company’s accounts receivable balance from related parties amounted to $1,557 and $7,207, respectively.

Note 19. Commitments and Contingencies

The Company may be involved in certain legal proceedings, claims, and other disputes arising from the commercial operations, projects, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations, or liquidity.

Note 20. Subsequent events

The Company has evaluated subsequent events through December 9, 2024, the date the financial statements were issued and filed with the SEC. Based on the Company’s evaluation, no other event has occurred requiring adjustment or disclosure in the notes to the consolidated financial statements, except the following:

On August 21, 2024, the loan from the Fujian Rural Credit Cooperatives in an amount of $412,814 (RMB3,000,000), originally due on August 22, 2024, was extended to August 22, 2025.

On September 10, 2024, Ewatt repaid $13,760 (RMB100,000) to Industrial and Commercial Bank of China for a loan of $963,233 (RMB7,000,000), originally due on September 13, 2024. The short-term loan was subsequently extended to August 8, 2025, with an updated loan amount of $949,472 (RMB6,900,000).

Note 21. Condensed financial information of the parent company

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the condensed statements of income.

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 21. Condensed financial information of the parent company (cont.)

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of June 30, 2024 and December, 2023, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

Condensed balance sheets

	As of June 30, 2024	As of December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$140	$83
Total current assets	$140	$83

Non-Current Assets
Investment in subsidiaries	$9,135,005	$8,963,818
Total non-current assets	$9,135,005	$8,963,818
Total Assets	$9,135,145	$8,963,901

LIABILITY
Current Liabilities
Amounts due to related parties	$896	$896
Total current liabilities	$896	$896

Non-current liabilities:
Total non-current liabilities	$—	$—
Total liabilities	$896	$896

EQUITY
Ordinary shares ($0.0001 par value, 500,000,000 shares authorized, 12,500,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023)*	1,250	1,250
Additional paid-in capital	7,037,503	7,037,503
Statutory reserve	239,296	200,229
Retained earnings	2,107,197	1,756,183
Accumulated other comprehensive loss	(250,997)	(32,160)
Total Equity	$9,134,249	$8,963,005
Total Liabilities and Equity	$9,135,145	$8,963,901

INLIF LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 21. Condensed financial information of the parent company (cont.)

Condensed statements of operations

	For the Six Months Ended June 30,
	2024	2023
Operating expenses:
Other expenses	$200	$—
Share of income of subsidiaries	389,881	544,308
Net income	$390,081	$544,308

Comprehensive income
Net income	$390,081	$544,308
Foreign currency translation adjustments	218,837	480,429
Comprehensive income	$608,918	$1,024,737

____________

*        The share amounts are presented on a retrospective basis.

Until [•], 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,000,000 Ordinary Shares

INLIF LIMITED

Prospectus dated [•], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify against all expenses, including legal fees, and against all judgments, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any person who: (i) is or was a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director, managing director, agent, auditor, secretary, and other officer for the time being of our Company, or (ii) is or was, at the request of our Company, serving as a director, managing director, agent, auditor, secretary, and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust, or other enterprise.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

In connection with the incorporation of INLIF Cayman, the Company issued (i) 36,874 HKD-Denominated Ordinary Shares to LIANKEN (100% beneficial owned by Wenzao Huang); (ii) 31,375 HKD-Denominated Ordinary Shares to TIANHUA (100% beneficial owned by Xiaolong Chen); (iii) 19,000 HKD-Denominated Ordinary Shares to XINGCAN (100% beneficial owned by Yunjun Huang); and (iv) 11,750 HKD-Denominated Ordinary Shares to WEIBO (100% beneficial owned by Jinliang Xu). On February 14, 2023, Mapcal Limited transferred the one HKD-Denominated Ordinary Share held by it to LIANKEN. The issuance of shares was at the consideration of HK$0.

In connection with the Second Reorganization, the Company issued (i) 68,164 HKD-Denominated Ordinary Shares to LIANKEN (100% beneficial owned by Wenzao Huang), for consideration of HK$681.64; (ii) 57.995 HKD-Denominated Ordinary Shares to TIANHUA (100% beneficial owned by Xiaolong Chen), for consideration of HK$579.95; (iii) 35,120 HKD-Denominated Ordinary Shares to XINGCAN (100% beneficial owned by Yunjun Huang), for consideration of HK$351.20; (iv) 21,721 HKD-Denominated Ordinary Shares to WEIBO (100% beneficial owned by Jinliang Xu), for consideration of HK$217.21; and (v) 18,000 HKD-Denominated Ordinary Shares to Kerui (100% beneficial owned by Lihui Xu) for the 100% of the equity interests in Fanqi HK.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)     The undersigned registrant hereby undertakes that:

(1)    for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quanzhou, the People’s Republic of China, on December 9, 2024.

INLIF LIMITED
By:	/s/ Rongjun Xu
Rongjun Xu
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Rongjun Xu	Chief Executive Officer	December 9, 2024
Name: Rongjun Xu	(Principal Executive Officer)
/s/ Yanting Chen	Chief Financial Officer	December 9, 2024
Name: Yanting Chen	(Principal Accounting and Financial Officer)
/s/ Wenzao Huang	Chairman of Board of Directors	December 9, 2024
Name: Wenzao Huang
/s/ Yunjun Huang	Director	December 9, 2024
Name: Yunjun Huang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of INLIF LIMITED, has signed this registration statement or amendment thereto in New York, NY on December 9, 2024.

Cogency Global Inc. Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum of Association
3.2**	Amended and Restated Articles of Association
4.1**	Specimen Certificate for Ordinary Shares
5.1**	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
10.1**	Form of Employment Agreement by and between executive officers and the Registrant
10.2**	Form of Indemnification Agreement with the Registrant’s directors and officers
10.3**	Form of Director Offer Letter between the Registrant and its directors
10.4**	English Translation of the Form of Collaboration Agreement with customers of Ewatt Robot Equipment Co. Ltd.
10.5**	English Translation of the Form of Sales Agreement
10.6**	English Translation of the Procurement Agreement
10.7**	English Translation of the Collaboration Agreement by and between Ewatt Robot Equipment Co. Ltd. and Min’nan University of Science and Technology dated March 3, 2023
10.8**	English Translation of the Agreement Collaboration Agreement by and between Ewatt Robot Equipment Co. Ltd. and Min’nan Science and Technology College dated May 12, 2022
10.9**	English Translation of the Insurance Policy for 28 patents of Ewatt Robot Equipment Co. Ltd. dated December 30, 2022
21.1**	List of Subsidiaries
23.1*	Consent of Onestop Assurance PAC
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Dacheng
24.1**	Powers of Attorney
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2**	Consent of Frost & Sullivan
99.3**	Consent of Independent Director Nominee (Yaner Zhang)
99.4**	Consent of Independent Director Nominee (Yongfu Zeng)
99.5**	Consent of Independent Director Nominee (Yongjun Zhou)
99.6*	Request for Waiver and Representation under Item 8.A.4. of Form 20-F
107**	Filing Fee Table

____________

*        Filed herewith

**      Previously Filed